     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2005

                                                     REGISTRATION NO. 333-123498

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                               AMENDMENT NO. 4 TO


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                          SYNOVA HEALTHCARE GROUP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

               NEVADA                               2834                            91-1951171
     (State or jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
   incorporation or organization)        Classification Code Number)            Identification No.)

      1400 N. PROVIDENCE ROAD, SUITE 6010, MEDIA, PA 19063, (610) 565-7080
        (Address and telephone number of principal executive offices and principal place of business)

                            -------------------------

                                 STEPHEN E. KING
                             CHIEF EXECUTIVE OFFICER
                       1400 N. PROVIDENCE ROAD, SUITE 6010
                         MEDIA, PA 19063, (610) 565-7080
            (Name, address and telephone number of agent for service)

                            -------------------------

                                    COPY TO:
                             ALAN L. ZEIGER, ESQUIRE
                            ALAN H. LIEBLICH, ESQUIRE
                           MICHAEL A. POLLNER, ESQUIRE
                                 BLANK ROME LLP
                                ONE LOGAN SQUARE
                      PHILADELPHIA, PENNSYLVANIA 19103-6998
                                 (215) 569-5500

                            -------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 10, 2005

                          SYNOVA HEALTHCARE GROUP, INC.
                        9,342,328 SHARES OF COMMON STOCK

         This prospectus relates to the public offering of up to 9,342,328 shares of common stock of Synova Healthcare Group, Inc., a Nevada corporation, which shares may be sold from time to time by certain of our selling stockholders for their own accounts. These shares include 5,912,328 shares of outstanding common stock, 2,800,000 shares of common stock issuable upon the exercise of outstanding warrants, and 630,000 shares of common stock issuable upon the exercise of outstanding unit purchase options and the warrants underlying such unit purchase options. Our common stock does not currently trade in an established public trading market or on any national securities exchange. Our common stock is currently quoted on the "Pink Sheets" under the symbol "SNVH." On August 8, 2005, the closing bid and ask prices quoted on the Pink Sheets for our common stock was $2.50 and $2.60, respectively.

         The selling stockholders may offer and sell their shares of common stock on a continuous or delayed basis. The sales may be conducted in the open market or in privately negotiated transactions, and will be made at the fixed price of $2.50 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at fixed prices, prevailing market prices at the time of sale, varying prices or negotiated prices. The Pink Sheets is not considered an exchange for purposes of selling at other than the fixed price of $2.50. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. Under interpretations of applicable law, Oceana Partners LLC, a selling stockholder, is an underwriter with respect to the securities it sells through this prospectus.

         There is no scheduled termination date for this offering. We are obligated under a registration rights agreement with certain selling stockholders to keep this offering open until August 12, 2007, unless prior to that date all securities in this offering are sold or can be sold under certain resale safe harbors or are no longer outstanding.

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           PROSPECTUS DATED [ ], 2005.

         The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                                                               PAGE
PROSPECTUS SUMMARY................................................................................................1
   History and Background.........................................................................................1
   Business.......................................................................................................1
   Marketing......................................................................................................1
   Competition....................................................................................................2
   Technology.....................................................................................................2
   Employees......................................................................................................2
   Executive Offices..............................................................................................2
The Offering......................................................................................................3
   SUMMARY FINANCIAL INFORMATION..................................................................................4
RISK FACTORS......................................................................................................8
   Risks Related to our Securities................................................................................8
   Risks Related to our Business..................................................................................9
FORWARD-LOOKING INFORMATION......................................................................................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND  RESULTS OF OPERATION............................15
   History and Background........................................................................................15
   Business Overview.............................................................................................15
   Results of Operations.........................................................................................17
   Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004...............................17
   Twelve Months Ended December 31, 2004 Compared to Twelve Months Ended December 31, 2003.......................18
   Liquidity and Capital Resources Three Months Ended March 31, 2005 Compared to Three Months Ended
     March 31, 2004..............................................................................................19
   Critical Accounting Polices and Estimates.....................................................................20
   Recently Issued Accounting Pronouncements.....................................................................21
BUSINESS.........................................................................................................22
   History and Background........................................................................................22
   Business Market...............................................................................................23
   Menopause.....................................................................................................23
   Current Products..............................................................................................24
   Target Market.................................................................................................25
   Future Products...............................................................................................26
   Technology....................................................................................................26
   Marketing.....................................................................................................27
   Competition...................................................................................................28
   Government Regulation.........................................................................................28
   Research and Development......................................................................................28
   Management Team...............................................................................................28
   Employees.....................................................................................................29
   Property......................................................................................................29
USE OF PROCEEDS..................................................................................................29
DETERMINATION OF OFFERING PRICE..................................................................................29
DIVIDEND POLICY..................................................................................................30
SELLING STOCKHOLDERS.............................................................................................31
PLAN OF DISTRIBUTION.............................................................................................36
LEGAL PROCEEDINGS................................................................................................38
MANAGEMENT.......................................................................................................38
   Executive Officers and Directors..............................................................................38
   Promoters.....................................................................................................40
   SUMMARY COMPENSATION TABLE....................................................................................41
   OPTION/SAR GRANTS IN LAST FISCAL YEAR.........................................................................41

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR  AND OPTION VALUES AT DECEMBER 31, 2004.......................42
   Compensation of Directors.....................................................................................43
   Employment Agreements.........................................................................................43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................46
   G.M. Capital Partners, Ltd....................................................................................46
   Oceana Partners LLC...........................................................................................46
   Merger........................................................................................................46
   Employment Agreements.........................................................................................47
   Accounting Services...........................................................................................47
   Guaranty of Credit Facility...................................................................................47
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................47
DESCRIPTION OF SECURITIES........................................................................................48
   Common Stock..................................................................................................48
   Preferred Stock...............................................................................................48
   Warrants Issued in Connection with Securities Purchase Agreement..............................................48
   Registration Rights Agreement.................................................................................48
   Unit Purchase Options Issued in Connection with Securities Purchase Agreement.................................49
   Anti-takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation and Bylaws........49
   Trading Symbol................................................................................................50
   Transfer Agent and Registrar..................................................................................50
LEGAL MATTERS....................................................................................................50
EXPERTS..........................................................................................................50
YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS........................................................51
WHERE YOU CAN FIND MORE INFORMATION..............................................................................51
INDEX TO FINANCIAL STATEMENTS....................................................................................52

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes contained herein.

         HISTORY AND BACKGROUND

         We were incorporated in the state of Nevada on September 1, 1998, under the name Centaur Capital Group, Inc. We changed our name numerous times since our formation, but as of December 31, 2004 our name was Advanced Global Industries Corporation. We changed our name to Synova Healthcare Group, Inc., on January 10, 2005, in connection with our acquisition of Synova Healthcare, Inc. The description of our business in this prospectus describes the business previously conducted, and to be conducted, by Synova Healthcare, Inc. Unless the context indicates otherwise, all references in this prospectus to "we," "our," "us," or "Company" refer on a consolidated basis to Synova Healthcare Group, Inc., a Nevada corporation. We have never been profitable and have suffered aggregate net losses of $2,197,843 through December 31, 2004 and had a net loss of $965,410 for the quarter ended March 31, 2005. We expect to continue incurring operating losses until such time as we can develop and maintain substantial revenues that exceed our operating expenses.

         BUSINESS

         We develop and distribute over-the-counter, or OTC, and point-of-care, or POC, diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and/or monitor the onset of menopause. We believe our products improve human health and quality of life by providing early and accurate awareness of the onset of menopause. We believe that earlier diagnosis of menopause permits consumers, along with their healthcare providers, to act to mitigate certain risks that may be inherent to the onset of menopause. Our goal, where possible, is to supplant traditional invasive diagnostic testing, like blood tests, by offering consumers and clinicians a quick and accurate, less invasive, test at the very point where its use is desired (either in-home or in-office) by consumers and clinicians.

         Our existing products, Menocheck(R) and MenocheckPro(TM), are in-home and in-office, respectively, non-invasive urine follicle-stimulating hormone, or FSH, tests for use in detecting and diagnosing the onset of menopause. Menocheck(R) is an OTC product that enables women to easily and accurately determine whether they have entered the menopause stage of their lives from the privacy of their own homes. Menocheck(R) is an easy to use product that functions in a manner similar to the OTC pregnancy tests that are commonly used today in the detection of pregnancy. MenocheckPro(TM) is a non-invasive FSH urine test for professional in-office use by health care providers. MenocheckPro(TM) enables health care professionals to quickly and accurately determine whether their patients are transitioning into menopause. Both Menocheck(R) and MenocheckPro(TM) are Food and Drug Administration, or FDA, approved.

         We are currently evaluating additional diagnostic product opportunities, including products that may prove useful in the areas of infertility, obstetrics and the detection of certain cancers.

         MARKETING

         We intend to capitalize on what we believe is a significant trend in the healthcare industry. We believe that diagnostic testing in certain areas previously conducted exclusively in the laboratory setting is now being conducted by physicians and consumers either in physicians' offices or in the homes of consumers. According to an abstract of a March 30, 2004 article distributed by Decision Resources, Inc. (Will Point of Care Come of Age by 2010?), the POC diagnostic market for all products, including menopause products, is currently estimated to be approximately $3 billion, and is expected to double in size over the next five years, reaching approximately $6 billion worldwide by 2010.

         COMPETITION

         Direct competition to date in the retail OTC market is limited to a single competitor, Amerifit Nutrition, Inc. Amerifit, makers of a menopause supplement called Estroven(R), introduced the Estroven(R) Menopause Monitor(TM) as a competitor to Menocheck(R) in early 2004. The Estroven(R) Menopause Monitor(TM) functions in a manner substantially similar to our products, with an equivalent level of accuracy.

         In addition to direct competition from Amerifit, our products also compete with the traditional, invasive, FSH testing paradigm of the blood assay (i.e., blood tests). These traditional blood tests provide a quantitative measure of the FSH level with at least the same degree of accuracy as our products. However, we believe that blood tests are more invasive, time consuming and considerably more expensive than testing with our products. Our marketing strategy is to attempt to change this traditional testing paradigm for menopause in the same manner that the POC home pregnancy tests changed the traditional testing paradigm for the confirmation of pregnancy.

         TECHNOLOGY

         We do not own the patents for Menocheck(R) and MenocheckPro(TM). Menocheck(R) and MenocheckPro(TM) are manufactured for us by Applied Biotech, Inc., or ABI, who holds the technology patents for these products. ABI supplies Menocheck(R) and MenocheckPro(TM) to us pursuant to a non-exclusive distribution agreement. The distribution agreement expires on June 22, 2013, but is automatically renewable for subsequent periods of two years unless one party notifies the other party in writing of its desire to terminate at least 60 days prior to June 22, 2013, or the end of any subsequent two-year renewal period.

         EMPLOYEES

         We currently have five full-time employees and no part-time employees. We have begun to identify key personnel to assist in our continued growth and development.

         EXECUTIVE OFFICES

         Our principal executive offices are located at 1400 N. Providence Road, Suite 6010, Media, Pennsylvania 19063. Our telephone number at our principal executive offices is (610) 565-7080. We maintain a website at www.synovahealthcare.com. Information contained on our website does not form part of this prospectus.

                                  THE OFFERING

         This offering relates to the resale of common stock by certain of our stockholders or persons who hold securities convertible into our common stock.

Securities offered by the selling stockholders                5,912,328 shares of outstanding common stock;
                                                              2,800,000 shares of common stock that may be issued
                                                              upon the exercise of outstanding warrants; and
                                                              630,000 shares of common stock that may be issued
                                                              upon the exercise of outstanding unit purchase
                                                              options and the warrants underlying such unit
                                                              purchase options.

Offering price                                                The selling stockholders may offer to sell the
                                                              shares of common stock covered by this prospectus at
                                                              a price of $2.50 per share until our shares of
                                                              common stock are quoted on the OTC Bulletin Board,
                                                              or listed for trading or quoted on any other
                                                              exchange, and thereafter at prices determined at the
                                                              time of sale by the selling stockholders.

Common stock outstanding as of August 10, 2005                12,937,952 shares

Number of shares of common stock outstanding after            16,367,952 shares
Offering (1)

Use of proceeds                                               We will not receive any proceeds from the sale of
                                                              shares offered by the selling stockholders.
                                                              We intend to use any proceeds we receive from the
                                                              exercise of the outstanding warrants and unit
                                                              purchase options, which would be $6,510,000 if all
                                                              of the warrants and unit purchase options (including
                                                              the warrants underlying the unit purchase options)
                                                              are exercised for cash, for working capital and
                                                              general corporate purposes.  We cannot assure you
                                                              that the warrants or the unit purchase options will
                                                              be exercised or that they will be exercised for cash.

Dividend policy                                               We currently intend to retain any future earnings to
                                                              fund the development and growth of our business.
                                                              Therefore, we do not currently anticipate paying
                                                              cash dividends.

Risk factors                                                  The securities offered hereby involve a high degree
                                                              of risk. See "Risk Factors" beginning on page 8.

Trading market                                                Our common stock does not currently trade in an
                                                              established public trading market. Our common stock
                                                              is quoted on the "Pink Sheets" under the symbol
                                                              "SNVH."

--------------------
(1) This number assumes the issuance of 2,800,000 shares of common stock that may be issued upon the exercise of outstanding warrants held by the selling stockholders and 630,000 shares of common stock that may be issued upon the exercise of outstanding unit purchase options (and the warrants underlying such unit purchase options) held by the selling stockholders.

                          SUMMARY FINANCIAL INFORMATION

         Set forth below are summaries of the (i) unaudited condensed consolidated financial statements of Synova Healthcare Group, Inc. and Subsidiary as of March 31, 2005, (ii) unaudited pro forma financial statements of Synova Healthcare Group, Inc. as of December 31, 2004 (giving effect to the merger with Synova Healthcare, Inc. as of such date), (iii) audited financial statements of Synova Healthcare, Inc. as of December 31, 2004 and December 31, 2003, (iv) audited financial statements of Synova Healthcare Group, Inc. (f/k/a Advanced Global Industries Corporation), all of which are included elsewhere in this prospectus. You should read the following information together with the "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section of this prospectus as well as with the financial statements and the notes presented therewith contained in this prospectus.

                  SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2005
                                   (UNAUDITED)

ASSETS
Current Assets                                                    $   2,852,182
Capital assets, net depreciation                                         34,179
Other Assets                                                              6,190
-------------------------------------------------------------------------------
TOTAL ASSETS                                                      $   2,892,551
===============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Liabilities                                                       $   1,215,370
-------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                             1,215,370

STOCKHOLDERS' EQUITY
Capital Stock                                                            12,938
Additional Paid In Capital                                            4,827,496
Accumulated Deficit                                                  (3,163,253)
-------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                            1,677,181
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                          $   2,892,551
===============================================================================


                  SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 2005
                                   (UNAUDITED)

Net Sales                                                         $       3,565
Cost of Goods Sold                                                       16,992
Selling, general and administrative expenses                            934,170
-------------------------------------------------------------------------------
OPERATING LOSS                                                         (947,597)
Other Income (Expense)                                                  (17,813)
-------------------------------------------------------------------------------
NET LOSS                                                          $    (965,410)
-------------------------------------------------------------------------------
BASIC AND DILUTED LOSS PER SHARE                                  $       (0.09)
-------------------------------------------------------------------------------
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES                  10,736,602
-------------------------------------------------------------------------------

                          SYNOVA HEALTHCARE GROUP, INC.
                 PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET

                                                               DECEMBER 31, 2004
                                                               -----------------
ASSETS:
    Current assets.............................................   $   584,956
    Capital assets, net of depreciation........................        31,654
    Other assets...............................................         6,190
TOTAL ASSETS...................................................   $   622,800
LIABILITIES AND STOCKHOLDERS' EQUITY:
    Liabilities:
TOTAL CURRENT LIABILITIES......................................   $ 1,411,408
STOCKHOLDERS' EQUITY:
    Capital stock..............................................   $     9,188
    Additional paid in capital.................................     1,400,047
    Retained earnings..........................................    (2,197,843)
TOTAL STOCKHOLDERS' EQUITY.....................................      (788,608)
                                                                  -----------
TOTAL LIABILITIES AND EQUITY...................................   $   622,800
                                                                  ===========

                          SYNOVA HEALTHCARE GROUP, INC.
            PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                FOR THE TWELVE
                                                                 MONTHS ENDING
                                                               DECEMBER 31, 2004
                                                               -----------------
SALES..........................................................   $   458,300
COST OF EXPENSES
Cost of goods sold.............................................       150,271
Selling, general and administrative expenses...................     1,828,296
                                                                  -----------

LOSS FROM OPERATIONS...........................................    (1,520,267)
Other income (expenses)........................................       (54,897)
                                                                  -----------
NET LOSS.                                                         $(1,575,164)
                                                                  ===========
Basic and diluted loss per share...............................        $(0.20)
Basic and diluted weighted average number of shares...........      7,826,462

                             SYNOVA HEALTHCARE, INC.
                                  BALANCE SHEET

                                                                    DECEMBER 31,       DECEMBER 31,
                                                                        2004              2003
                                                                   -------------     --------------
ASSETS
TOTAL CURRENT ASSETS...........................................    $     584,867     $      628,425
PROPERTY AND EQUIPMENT - Net...................................           31,654             36,779
DEPOSITS AND OTHER ASSETS......................................            6,190             12,380
                                                                   -------------     --------------
TOTAL ASSETS...................................................    $     622,711     $      677,584
                                                                   =============     ==============

LIABILITIES AND STOCKHOLDERS EQUITY (Deficit)
TOTAL CURRENT LIABILITIES......................................    $   1,404,609     $      887,592
                                                                   =============     ==============

Common stock - $0.0001 par value; 1,250,000 shares authorized;
  673,132 and 529,070 shares issued and outstanding in 2004
  and 2003.....................................................               67                 53
Additional paid-in capital.....................................        1,415,878            515,098
Accumulated deficit............................................       (2,197,843)          (725,159)
                                                                   -------------     --------------
TOTAL STOCKHOLDER'S DEFICIT....................................    $    (781,898)    $     (210,008)
                                                                   -------------     --------------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT....................    $     622,711     $      677,584
                                                                   =============     ==============

                             SYNOVA HEALTHCARE, INC.
                             STATEMENT OF OPERATIONS

                                                                  FOR THE TWELVE     FOR THE PERIOD
                                                                   MONTHS ENDED          ENDED
                                                                   DECEMBER 31,       DECEMBER 31,
                                                                        2004              2003
                                                                   -------------     --------------
STATEMENT OF OPERATIONS:
Sales..........................................................    $     458,300     $      137,144
Cost of sales..................................................          150,271             26,275
                                                                   -------------     --------------

Gross profit...................................................          308,029            110,869
                                                                   =============     ==============

Selling, general and administrative expense:...................        1,725,816            836,353
Loss from Operations...........................................       (1,417,787)          (725,484)
                                                                   =============     ==============

Other income (expenses)........................................          (54,897)               325
Net loss.......................................................    $  (1,472,684)    $     (725,159)
                                                                   =============     ==============

Basic loss and diluted net loss per common share...............    $       (2.31)    $        (1.60)
Basic and diluted weighted average number of shares
   outstanding.................................................          637,310            451,998

                          SYNOVA HEALTHCARE GROUP, INC.
                 (F/K/A ADVANCED GLOBAL INDUSTRIES CORPORATION)
                                  BALANCE SHEET

                                                                  DECEMBER 31,       DECEMBER 31,
                                                                     2004               2003
                                                                  ------------      ------------
ASSETS
TOTAL CURRENT ASSETS............................................   $       89        $       69
                                                                   ----------        ----------

TOTAL ASSETS....................................................   $       89        $       69
                                                                   ==========        ==========

LIABILITIES AND STOCKHOLDERS EQUITY (Deficit)
CURRENT LIABILITIES
Accounts payable and accrued expenses...........................   $    6,799        $    4,299
Loan from stockholder...........................................                         22,331
TOTAL CURRENT LIABILITIES.......................................        6,799            26,630
                                                                   ----------        ----------

Preferred stock, $.001 par value, 50,000,000 shares
authorized; no shares issued and outstanding....................   $        0        $        0
                                                                   ----------        ----------

Common stock - $0.0001 par value; 150,000,000
shares authorized; 2,750,000 shares outstanding at December 31,
2004 and 2,250,000,000 shares outstanding at December 31, 2003..        2,750             2,250
Additional paid-in capital......................................      193,146            71,315
Accumulated deficit.............................................     (202,606)         (100,126)
                                                                   ----------        ----------

TOTAL STOCKHOLDER'S DEFICIT.....................................       (6,710)          (26,561)
                                                                   ----------        ----------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT.....................   $       89        $       69
                                                                   ==========        ==========

                          SYNOVA HEALTHCARE GROUP, INC.
                 (F/K/A ADVANCED GLOBAL INDUSTRIES CORPORATION)
                             STATEMENT OF OPERATIONS

                                                                  FOR THE TWELVE    FOR THE TWELVE
                                                                   MONTHS ENDED      MONTHS ENDED
                                                                   DECEMBER 31,      DECEMBER 31,
                                                                       2004              2003
                                                                  --------------   ---------------
STATEMENT OF OPERATIONS:
Selling, general and administrative expense:
Marketing expenses..............................................   $    102,480      $     9,022
Loss from Operations............................................       (102,480)          (9,022)
                                                                   ============      ===========

Net loss........................................................   $   (102,480)     $    (9,022)
                                                                   ============      ===========

Basic loss and diluted net loss per common share................   $      (0.05)     $     (0.00)
Basic and diluted weighted average number of shares outstanding.      2,250,000        2,250,000

                                  RISK FACTORS

         An investment in our securities involves a number of very significant risks. Prospective investors should carefully consider the following risks, which we currently believe to be all the material risks associated with this offering, together with the other information contained in this prospectus, before they decide whether to buy any of our securities. If any of the following risks occur, our business, results of operations and financial condition could be materially harmed. In that case, the market price of our common stock could decline and you could lose all or part of your investment.

         RISKS RELATED TO OUR SECURITIES

TRADING OF OUR COMMON STOCK IS LIMITED, WHICH MAY MAKE IT DIFFICULT FOR YOU TO SELL YOUR SHARES AT TIMES AND PRICES THAT YOU FEEL ARE APPROPRIATE.

         Our common stock does not currently trade in an established public trading market. Our common stock is currently quoted on the Pink Sheets, an unorganized, inter-dealer quotation system that provides significantly less liquidity than the OTC Bulletin Board, NASDAQ market or the national securities exchanges. In addition, trading in our common stock has been extremely limited. This limited trading adversely affects the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. As a result, there could be a larger spread between the bid and ask prices of our common stock, and you may not be able to sell shares of our common stock when, or at prices, you desire.

A SUBSTANTIAL NUMBER OF SHARES OF OUR OUTSTANDING COMMON STOCK ARE CURRENTLY, AND A SUBSTANTIAL NUMBER OF SHARES OF OUR OUTSTANDING COMMON STOCK WILL BECOME IN THE FUTURE, FREELY TRADEABLE WITHOUT RESTRICTION. FUTURE SALES OF THESE SHARES BY OUR STOCKHOLDERS MAY REDUCE OUR STOCK PRICE WHICH WOULD HINDER OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         After the effectiveness (and assuming the continued effectiveness) of the registration statement of which this prospectus is a part, of the 12,937,952 shares of common stock outstanding as of August 10, 2005, approximately 6,034,678 shares will be freely tradable without restriction. The remaining approximately 6,903,274 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may now or in the future be resold under Rule 144 promulgated under the Securities Act. Accordingly, our existing stockholders have, and will in the future have, the ability to sell significant amounts of our common stock in the public market. Generally, increased numbers of freely tradeable shares in the market reduce the market price of such shares. As stock prices decline, it becomes more difficult to raise additional capital through the sale of equity securities on acceptable terms, because the dilutive effect on the existing stockholders becomes more significant in these circumstances. Accordingly, sales of our common stock in the public market following this offering may reduce the market price of our stock, which would hinder our ability to raise funds through sales of equity or equity-related securities in the future at a time and price that our management deems acceptable.

OUR STOCK PRICE IS, AND WE EXPECT IT TO REMAIN, VOLATILE, WHICH COULD LIMIT YOUR ABILITY TO SELL OUR STOCK AT A PROFIT.

         The volatile price of our stock will make it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price and volatility of our common stock. These include, but are not limited to:

         o announcements of technological innovations or new commercial products by our competitors or us;

         o    developments concerning proprietary rights, including patents;

         o regulatory developments in the United States and foreign countries;

         o    economic or other crises and other external factors;

         o period-to-period fluctuations in our revenues and other results of operations;

         o    changes in financial estimates by securities analysts; and

         o    sales of our common stock.

         We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

         In addition, the stock market in general, and for smaller companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies.

IF YOU ARE NOT AN INSTITUTIONAL INVESTOR, YOU MUST BE A RESIDENT OF A JURISDICTION WHERE AN EXEMPTION FROM REGISTRATION IS AVAILABLE OR WHERE A BLUE SKY APPLICATION HAS BEEN FILED AND ACCEPTED IN ORDER TO PURCHASE OUR SECURITIES IN THIS OFFERING AND INVESTORS MAY ENGAGE IN RESALE TRANSACTIONS ONLY IN THOSE JURISDICTIONS.

         We have not applied to register our securities, or obtained an exemption from registration, in any state. Such compliance with state laws can be very expensive with our common stock which is not listed on a national securities exchange and we specifically negotiated with certain of the selling stockholders that we will not bear the financial responsibility for such Blue Sky compliance. The selling stockholders are responsible for maintaining Blue Sky compliance and bear the financial responsibility. If you are not an institutional investor, you must be a resident of a jurisdiction where an exemption from registration is available or has been obtained or where a Blue Sky application has been filed and accepted in order to purchase our securities in the offering. In addition, resale transactions may generally only be conducted in jurisdictions where an exemption from registration is available or has been obtained or where a Blue Sky application has been filed and accepted. The definition of an institutional investor varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities.

         RISKS RELATED TO OUR BUSINESS

WE WILL BE SUCCESSFUL ONLY IF WE ARE ABLE TO DEVELOP A NEW AND RAPIDLY EVOLVING MARKET IN WHICH CONSUMERS WHO HAVE TRADITIONALLY USED INVASIVE DIAGNOSTIC TESTING PROCEDURES ELECT TO USE IN-HOME AND POC DIAGNOSTIC TESTING DEVICES.

         For us to grow and be successful, consumers who have historically used traditional invasive diagnostic testing procedures will need to elect to purchase and use an OTC, in-home diagnostic test. Additionally, physicians, who have historically utilized other invasive testing methods, will need to elect to use our POC testing device in their offices. Prior to the launch of Menocheck(R) and its competitors, in-home and POC menopause tests were not widely available to consumers or healthcare providers. It is impossible to predict to what degree our product will gain market acceptance. Many of the factors influencing the consumer's willingness to use our product are outside our control. Consequently, it is possible that consumers will never utilize our product to the degree necessary for us to generate significant revenues or achieve profitability.

WE ARE AN EARLY-STAGE BUSINESS VENTURE WITH A LIMITED OPERATING HISTORY AND ANTICIPATED OPERATING LOSSES.

         We have been a development stage company with no active business since our formation in 1998 until we acquired our wholly owned subsidiary, Synova Healthcare, Inc., in February 2005. Our operating subsidiary, Synova Healthcare, Inc., was incorporated in April 2003. We have had limited revenue to date and we have a very limited operating history from which to evaluate our business and prospects. As a result, because of our limited operating history and the emerging nature of the market in which we compete, we anticipate incurring operating losses until such time as we can develop a substantial continuing revenue base.

         Given this lack of operating history, the emerging nature of the market in which we compete, and the risks typically associated with such markets, to be successful we must, among other things: attract consumers to our products; enhance our brand name; develop new product and service offerings; attract, integrate, retain and motivate qualified personnel; and adapt to meet changes in our markets and competitive developments. We may not be successful in accomplishing these objectives.

WE DO NOT OWN THE PATENTS FOR OUR EXISTING PRODUCTS AND OUR DISTRIBUTION AGREEMENT WITH THE MANUFACTURER OF MENOCHECK(R) AND MENOCHECKPRO(TM) IS NON-EXCLUSIVE AND COULD BE TERMINATED. IF A TERMINATION OCCURS, WE WILL LOSE OUR ABILITY TO GENERATE REVENUES.

         We do not own the patents for our current products. While we believe we have the rights to the trade names Menocheck(R) and MenocheckPro(TM), the manufacturer, Applied Biotech, Inc., or ABI, holds the technology patents for these products. Even if we are successful in creating brand name awareness for Menocheck(R) and MenocheckPro(TM) and generating sales, we are dependent on ABI to supply us this product.

         Our distribution agreement with ABI provides only limited protection to us. We have entered into a non-exclusive distribution agreement with ABI to provide for the marketing, promotion, solicitation, sales and distribution of Menocheck(R) and MenocheckPro(TM). The distribution agreement expires on June 22, 2013, but is automatically renewable for subsequent periods of two years unless one party notifies the other party in writing of its desire to terminate at least 60 days prior to June 22, 2013 or the end of any subsequent two-year renewal period. Additionally, if within any contract year of the agreement beginning in 2005, we fail to purchase from ABI at least 600,000 units of the products covered by the agreement, ABI has the right to serve a notice of termination of the agreement within the first 60 days of the following contract year. The distribution agreement with ABI covers our only existing products. As a result, if the distribution agreement is terminated for any reason, we will lose our ability to generate revenues and may not be able to continue as a going concern. Additionally, because the distribution agreement provides us only with a non-exclusive right to distribute the product, if the manufacturer provides other companies with similar distribution rights, our ability to compete or otherwise take advantage of the marketing expenses we incur to generate sales for the product may decline.

OUR BUSINESS IS CURRENTLY BASED ON ONE TECHNOLOGY AND THE LOSS OF THAT TECHNOLOGY WOULD PREVENT US FROM GENERATING REVENUES.

         Our business is currently based on one technology, which we license from a third party, and therefore, our revenues and overall ability to grow and obtain profitability are directly tied to that technology. If we were to lose the use of that technology for any reason, our revenues would decline and we currently do not have any other revenue stream available to offset such decline. Accordingly, the loss of our right to use the technology on which our products are based would prevent us from generating revenues.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL NEEDED CAPITAL ON ACCEPTABLE TERMS, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS STRATEGY.

         We have limited financial resources. Capital is critical to our ability to implement our business strategy and grow our business as desired. While we believe that we have sufficient funds for at least the next twelve months, we may need additional capital to successfully implement our business plan. We may need to raise additional funds sooner than anticipated in order to fund more rapid expansion, to develop new or enhanced services, or to respond to competitive pressures. We currently do not have any commitments for additional financing. There can be no assurances that we will have the necessary and appropriate levels of capital to operate or grow our business. We cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund expansion, develop or enhance products or services, or respond to competitive pressures. Any such consequence may hinder our ability to implement our business strategy or continue as a going concern.

IF WE WERE TO LOSE THE SERVICES OF STEPHEN E. KING OR DAVID J. HARRISON, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.

         Our future success depends upon the continued service of Stephen E. King, our Chairman and Chief Executive Officer, and David J. Harrison, our Chief Operating Officer and President. Mr. King and Mr. Harrison are critical to the overall management of our company as well as the development of our product distribution, our marketing plans, our customer base, our culture and our strategic direction. While we have key person life insurance on Mr. King and Mr. Harrison, if a tragic event occurs whereby we lose the services of one or both of them, we may not be able to execute our business strategy.

WE MAY HAVE DIFFICULTY IN EXPANDING OUR RETAIL DISTRIBUTION NETWORK, WHICH WILL LIMIT OUR ABILITY TO SELL SUFFICIENT QUANTITIES OF PRODUCT OR GROW OUR MARKET SHARE TO CREATE PROFITS.

         A significant portion of our revenues is generated in the retail market. Therefore, our business model depends greatly on our ability to place our product on retail shelves for availability to consumers. In order to compete effectively, gain market share and generate sufficient revenues, we must continue to expand our existing distribution network. Our targeted retailers are very protective of their limited shelf space. Our business model depends on being able to convince retailers that they will benefit from adding our products to their inventory. If stores and distributors are unwilling or unable to do so, we may not be able to sell sufficient quantities of product in order to create profits.

          Our failure to develop, maintain and continually improve our distribution network could give rise to a loss of market share or an inability to attain sufficient market share in order to create profits.

WE WILL PURSUE AN AGGRESSIVE MARKETING STRATEGY, WHICH WILL INCREASE OUR EXPENSES, BUT MAY NEVER INCREASE OUR REVENUE.

         We believe that broad recognition and a favorable physician and consumer perception of our brand are essential for future success. Accordingly, we intend to pursue an aggressive marketing strategy, which will include direct marketing, advertising, promotional programs, and public relations activities to both the professional and consumer audiences. These initiatives will involve significant expense. If this brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to increase future revenues.

      To increase awareness of our brand, we will need to continue to spend significant amounts on our marketing efforts. These expenditures may not result in a sufficient increase in revenues to cover such advertising and promotional expenses. Even if brand recognition increases, the number of physicians or consumers purchasing our products may not increase. Also, even if the number of new customers increases, those customers may not use our products on a regular basis and the constant identification of new customers must be successful to ensure increasing profitability.

WE MAY BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR GROWTH STRATEGY WHICH COULD LIMIT OUR ABILITY TO INCREASE REVENUE OR CREATE PROFITS.

         Our growth strategy is dependent upon our ability to increase sales and profit margins through the implementation of our business plan. Implementation of our business plan will depend in large part on our ability to:

         o    successfully integrate new products from time to time;

         o    establish, maintain and expand sales and distribution channels;

         o    successfully raise capital, as needed;

         o obtain adequate financing on favorable terms to fund this growth strategy in the future;

         o    develop and expand our customer base;

         o    develop new business and products;

         o    maintain existing customers with a strong customer service system;

         o    improve financial and management systems;

         o hire and retain highly skilled management, employees and consultants; and

         o establish brand identity and successfully implement our marketing campaigns.

         Our failure with respect to any or all of these factors could impair our ability to successfully implement our growth strategy, and limit our ability to increase revenue and create profits.

         If we are successful in implementing our business plan and growth strategy, the anticipated future growth of the business could place a significant strain on our managerial, operational and financial resources. We cannot assure you that management would effectively manage a significant growth in our business.

NEW GOVERNMENT REGULATIONS AND CHANGES IN EXISTING REGULATIONS THAT AFFECT OUR PRODUCTS OR THE INDUSTRY IN WHICH WE OPERATE MAY REQUIRE US TO INCUR SIGNIFICANT COMPLIANCE COSTS, CAUSE THE DEVELOPMENT OF THE AFFECTED MARKETS TO BECOME IMPRACTICAL AND LIMIT OUR ABILITY TO GENERATE PROFITS.

         The healthcare industry is highly regulated at all levels. There are currently relatively few laws specifically directed towards in-home medical tests. However, due to the increasing popularity of such tests, it is possible that laws and regulations will be adopted with respect to these products. These laws and regulations could cover issues such as patient and company privacy, pricing, fraud, content and quality of services, taxation, advertising and information security. Such laws could result in substantial compliance costs and negatively interfere with the conduct, growth and financial performance of the business.

         The products offered by us are currently subject to certain federal and state government regulations. Our ability to provide such products is and will continue to be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies may require us to incur significant compliance costs, cause the development of the affected markets to become impractical and limit our ability to generate profits.

         Our products are subject to federal and state consumer protection laws and regulations prohibiting unfair and deceptive trade practices. We may also be subject to related "plain language" statutes in place in many jurisdictions, which would require the use of simple, easy to read, instructions for consumers. Furthermore, the growth and demand for in-home tests could result in more stringent consumer protection laws that impose additional compliance burdens on us. Such consumer protection laws could result in substantial compliance costs and interfere with the conduct, growth and profitability of our business.

WE DO NOT HAVE THE ABILITY TO CONTROL THE VOLATILITY OF SALES, WHICH MAY RESULT IN LARGE FLUCTUATIONS IN OUR REPORTED REVENUES FROM PERIOD TO PERIOD.

         Our business is dependent on selling our product in a volatile consumer oriented marketplace. The retail consumer industry, by its nature, is very volatile and sensitive to numerous economic factors, including competition, market conditions, and general economic conditions. None of these conditions are within our control. Accordingly, there can be no assurance that we will have stable or growing sales, and otherwise achieve profitability, in this volatile consumer marketplace. Our revenues are likely to significantly fluctuate from period to period.

BECAUSE MEMBERS OF MANAGEMENT WILL CONTINUE TO OWN A SUBSTANTIAL PORTION OF OUR COMMON STOCK, OTHER STOCKHOLDERS MAY NOT HAVE THE ABILITY TO CONTROL OR LIMIT OUR ACTIONS THAT THEY BELIEVE ARE NOT IN THEIR BEST INTERESTS.

         As of August 10, 2005, our executive officers, Stephen E. King and David J. Harrison, owned approximately 1,888,425 and 1,887,165 shares of our common stock, respectively. As a result, they have control over approximately 29.18% of our outstanding common stock. In addition, Mr. King and Mr. Harrison may together be deemed to control an additional 264,950 shares of our common stock by virtue of stock options held by them, and by common stock held by members of their immediate families. When acting together, Mr. King and Mr. Harrison could have sufficient voting power to influence the outcome of corporate matters submitted to the vote of our stockholders or to require us to refrain from taking actions favored by other stockholders. In addition, because they own a significant percentage of our outstanding common stock, they may be able to control the outcome of elections of directors and, as a result, other stockholders may be unable to replace current management.

PARTICIPANTS IN THIS OFFERING WILL SUFFER SUBSTANTIAL DILUTION.

         Investors purchasing securities in this offering may suffer dilution upon the exercise of outstanding stock options, warrants and unit purchase options. In addition, we may issue a substantial amount of securities in the future, including stock options or stock grants to directors, officers, employees, or key consultants. Although not currently contemplated, there may also be additional issuances of shares related to future capital raising. Any grants of additional securities will have a dilutive effect on the securities purchased in this offering. In such event, the existing stockholders and those investors purchasing securities in this offering would incur substantial dilution of their interest.

A SUCCESSFUL PRODUCT LIABILITY CLAIM COULD REQUIRE US TO PAY SUBSTANTIAL DAMAGES AND RESULT IN HARM TO OUR BUSINESS REPUTATION.

         Our products are healthcare products, and the marketing and distribution of such products involve the risk of product liability and similar claims. We carry product liability insurance in amounts we believe to be reasonable in light of the risks associated with our products. However, there can be no assurances that such coverage would be adequate to provide for any claims that may arise against us, or that any particular claim would be covered by our insurance. A successful claim brought against us could require us to pay substantial damages and result in harm to our business reputation, cause our products to be removed from the market or otherwise adversely affect our business and operations. Even if claims are ultimately unsuccessful, our business may be adversely affected by expenditure of personnel time and legal costs associated with defending such claims.

WE ARE SUBSTANTIALLY DEPENDENT UPON FOUR RETAIL DISTRIBUTORS FOR SALES OF OUR PRODUCTS AND THE LOSS OF ONE OR MORE OF THEM COULD SIGNIFICANTLY REDUCE OUR REVENUES AND LIMIT OUR ABILITY TO CREATE PROFIT.

         Since inception through March 31, 2005, approximately 80.9% of our total net sales were to four retail customers. Albertsons, Eckerd, Peyton Southeast and Walgreens accounted for approximately, 30.9%, 14.0%, 11.6% and 24.3%, respectively, of our total net sales since inception through March 31, 2005. We currently do not have long-term sale or supply agreements with any of these retail distributors. These retail distributors are not contractually obligated to carry our products exclusively or for any period of time. Therefore, these retail distributors may purchase products that compete with our products or cease purchasing our products at any time. The loss of one or more of these customers could significantly reduce our revenues and limit our ability to create profit.

                           FORWARD-LOOKING INFORMATION

         Except for the historical information presented in this document, the matters discussed in this prospectus, or otherwise incorporated by reference into this document, contain "forward-looking statements" that relate to future events or future financial performance. These statements can be identified by the use of forward-looking terminology such as "believes," "plans," "intend," "scheduled," "potential," "continue," "estimates," "hopes," "goal," "objective," "expects," "may," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We caution you that no statements contained in this prospectus should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those discussed in the "Risk Factors" section of this prospectus. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and, except as required by law, we assume no obligation to update this information whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks that may affect our business.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes thereto and other financial information appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements relating to future events or our future financial performance. These forward-looking statements involve certain risks, uncertainties and assumptions. In light of these risks and uncertainties, the forward-looking events discussed in this report might not occur. Our actual financial results and performance may differ materially from those anticipated. Factors that may cause actual results or events to differ materially from those contemplated by the forward-looking statements include, among other things, the matters set forth under the caption "Risk Factors."

         You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus as they speak only as of the date of the prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         HISTORY AND BACKGROUND

         We were incorporated in the state of Nevada on September 1, 1998 under the name Centaur Capital Group, Inc. We changed our name to Advanced Global Industries Corporation on June 13, 2002. From the time of our formation until our acquisition of Synova Healthcare, Inc., we were a development stage company with no active business. Our business operations during the period were limited to raising capital for our business, which was abandoned in 2001.

         On January 13, 2005, we entered into a merger agreement with Synova Healthcare, Inc. In connection with the merger, on January 10, 2005, we changed our name to Synova Healthcare Group, Inc. On February 10, 2005, our wholly owned subsidiary, Synova AGBL Merger Sub, Inc., a Delaware corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. The merger has been accounted for as a reverse purchase acquisition because former stockholders of Synova Healthcare, Inc. obtained a majority of the outstanding shares of our common stock in connection with the merger. The accompanying consolidated financial statements of the Company reflect the historical results of Synova Healthcare, Inc. The description of our business in this prospectus (including this Management's Discussion and Analysis of Financial Condition and Results of Operations) is the business previously conducted and to be conducted by Synova Healthcare, Inc.

         BUSINESS OVERVIEW

         We are an early stage company dedicated to the development and marketing of both OTC and POC, non-invasive medical diagnostic tests. We intend to focus our development efforts on products that offer consumers and healthcare professionals non-invasive diagnostics that rapidly and accurately diagnose and/or monitor the onset of health conditions. Our goal, where possible, is to supplant traditional invasive diagnostic testing, like blood tests, with less invasive, OTC or POC, diagnostic tests. We are committed to building a portfolio of such products.

         Our existing products, Menocheck(R) and MenocheckPro(TM) are in-home and in-office, respectively, non-invasive urine FSH tests for use in detecting and diagnosing the onset of menopause. Menocheck(R) is an OTC product that enables women to easily and accurately determine whether they have entered the menopause stage of their lives. Menocheck(R) is an easy to use product and functions in a manner similar to the OTC pregnancy tests that are commonly used today. MenocheckPro(TM) is an FDA approved diagnostic for POC testing that enables physicians to quickly and accurately determine whether their patients have entered menopause.

         We intend to distribute and market Menocheck(R) through mainstream, chain, drug stores, food stores, mass merchandise retailers and leading wholesalers. In November 2003, we initiated the first shipments of Menocheck(R) to Walgreens. Retail distribution of Menocheck(R) increased through 2004, and Menocheck(R) is presently available at several food, drug and discount stores, including Walgreens, Albertsons, Eckerd, Peyton Southeast, Longs Drug, and Happy Harry's. Menocheck(R) is also available through leading wholesalers, including Amerisource Bergen, Cardinal Health, and D&K Healthcare. We believe we will continue to secure additional points of retail distribution in the future.

         We intend to distribute and market MenocheckPro(TM) through physician supply organizations, which routinely serve as sales distribution partners for products like MenocheckPro(TM). These relationships, when secured, will provide broad national and regional presence to support the selling of MenocheckPro(TM) into healthcare providers' offices. We have finalized relationships with certain physician supply organizations during the first quarter of 2005. We anticipate that additional distribution partners will be added in the coming months in order to increase our sales presence at the professional level.

         We market both Menocheck(R) and MenocheckPro(TM) through traditional brand advertising mediums. The marketing effort has included full page advertisements in several national magazines, as well as regional and national radio advertisements. Promotion via the internet and trade show exhibits directed toward both consumers and healthcare professionals are also important components of the marketing mix. Public relations activities and newspaper advertorial campaigns have resulted in strong media coverage. Other promotional sponsorship activities planned for the future are also expected to play an important role in continuing to drive customer awareness of both our products.

         Our business strategy is based primarily upon developing and/or distributing non-invasive medical diagnostics that offer rapid results with substantial accuracy. The main factors we view as critical to our current business strategy relative to Menocheck(R) and MenocheckPro(TM) are:

              (i)   increase customer awareness and adoption for our products;

              (ii)  increase retail distribution for Menocheck(R);

              (iii) expand sales distribution partners who represent
                    MenocheckPro(TM);

              (iv) ensure the comprehensive training of all sales representatives; and

              (v) successfully launch new marketing initiatives to support both our products.

         The concentration of our current OTC business into a few customers in the retail market brings a certain amount of risk to our business. The potential loss of one of these customers could dramatically affect our business. We expect, however, to be successful in expanding our OTC business in the retail market, and in mitigating the risk associated with this present concentration of business. We view increased retail distribution and market share in the OTC market as critical to our future success.

         We believe the expansion of our sales distribution partners for MenocheckPro(TM) will facilitate a more rapid product adoption by healthcare professionals. These sales distribution partners will be more effective if their sales people are well trained with our products. Accordingly, we intend to focus on the identification of additional sales distribution partners, and the efficient training of their respective sales people.

         Increased marketing and promotion of our products are also critical to our success. Capital raised in our recent unit offering has been allocated primarily to support sales and marketing initiatives in both the OTC and POC market segments. These expenditures are aimed at increasing customer awareness and product adoption for our products. However, these expenditures may not result in a sufficient increase in revenues to cover such advertising and promotional expenses. Even if brand recognition increases, the number of consumers and/or healthcare providers purchasing our products may not increase.

         We had no operating business until February 10, 2005, when our wholly owned subsidiary, Synova AGBL Merger Sub, Inc. merged with Synova Healthcare, Inc. As of the effective date of the merger, the business of Synova Healthcare Inc. became our business.

           Factors affecting our results of operations for the first quarter of 2005 were related to our focus on driving revenue growth of Menocheck(R) and MenocheckPro(TM), and the accompanying promotional expenses associated with efforts directed toward increasing product awareness and adoption. Gross sales for the first quarter of 2005 were $80,086, and represented a 62% increase over the $49,650 of recorded gross sales in the immediate prior quarter (fourth quarter of 2004). Net sales in the first quarter of 2005 totaled $3,565, representing a 825% increase over net sales recorded in the fourth quarter of 2004, which was ($25,838).

         During the fourth quarter of 2004, one of our major customers (Albertsons) requested authorization for a return of product. This request was not in accordance with our formal return policy which makes allowance only for damaged and/or expired inventory. Nonetheless, given the significance of this particular customer to the Company, and in the interest of establishing goodwill with it, we authorized the request as an isolated, one-time, non-recurring event. The authorization was neither part of our ordinary business practice nor part of any contractual obligation, and led to our accepting a ($30,790) return. This event, when coupled with an expense of $ 41,001 in co-operative advertising over the quarter, has lead to the negative net sales of ($25,838) for the fourth quarter of 2004. While the physical return of product took place in late January/early February 2005, the accounting treatment should have been recognized in the fourth quarter 2004. Our financials have recently been restated to more accurately reflect the timing of this event. It should further be noted that the amount of the authorized return was equivalent to only 12.6% of inventory historically sold to this customer, and that through the first quarter of 2005 this customer has actually already re-ordered $8,633, or 28% of the returned inventory.

         In the first quarter of 2005, we deployed substantial co-operative advertising initiatives with our retailers in an effort to drive product sales throughout the first quarter and into 2005. The expense associated with this initiative totaled $73,668 and was recorded as an offset against gross revenues for the quarter, which was $80,086. The co-operative advertising initiatives consisted primarily of store or retailer specific advertising and coupon promotion. We also supported our products over the first quarter with other marketing and advertising initiatives, including a national radio advertising campaign which was supported by print advertising and direct mail initiatives. We are continuing to grow our brands, as well as this new product category. We believe our marketing related expenses which totaled $469,818 in the first quarter of 2005, combined with the co-operative advertising have directly contributed to the increased gross sales for the quarter.

RESULTS OF OPERATIONS

         THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THREE MONTHS ENDED MARCH 31, 2004

         Net Sales. Net sales consists of product sales, net of product returns and cooperative advertising. Net sales decreased $75,892, or 95.5%, to $3,565 for the three months ended March 31, 2005, from $79,457 for the three months ended March 31, 2004. The decrease in net sales was due to an increase in cooperative advertising expenses associated with increased distribution into the OTC market segment.

         The following details the changes in net sales during such periods by type of customer.

         Over-the-Counter. Net Sales decreased $83,392 to ($3,935) for the three months ended March 31, 2005 from $79,457 for the three months ended March 31, 2004. The decrease in net sales was mainly the result of increases in cooperative advertising associated with increased retail distribution points.

         Point-of-Care. Net Sales increased $7,500 to $7,500 for the three months ended March 31, 2005 from $0 for the three months ended March 31, 2004. The increase in net sales was a result of increased distribution of MenocheckPro(TM) into the professional healthcare market place.

         Gross Profit. Gross profit decreased $14,430 to ($13,427) for the three months ending March 31, 2005, from $1,003 for the three months ended March 31, 2004. Gross Profit as a percentage of revenue (gross margin) decreased from 1.3% for the three months ended March 31, 2004 to (376.6%) for the three months ended March 31, 2005. The decrease in gross profits follows the decrease in net revenue, along with increases in cooperative advertising associated with increased retail distribution points.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $590,053 to $934,170 for the three months ended March 31, 2005 from $344,117 for the three months ended March 31, 2004. Included in selling, general and administrative expenses are three sub categories: selling and marketing expenses, personnel expenses and general and administrative expenses.

         Selling and marketing expenses increased $286,465 to $488,247 for the three months ended March 31, 2005 from $201,782 for the three months ended March 31, 2004. The increase in selling and marketing expenses was primarily driven by a radio advertising campaign directed at the OTC segment.

         Personnel expenses increased $30,907 to $122,754 for the three months ended March 31, 2005 from $91,846 for the three months ended March 31, 2004. The increase in personnel expenses was primarily the result of increased headcount from five full-time employees for the three months ended March 31, 2005 compared to three full-time employees for the three months ended March 31, 2004.

         General and administrative expenses increased $272,668 to $323,169 for the three months ended March 31, 2005 from $50,501 for the three months ended March 31, 2004. The increase in general and administrative expenses was driven by professional consulting expenses associated with the reverse merger acquisition.

         Operating Loss. As a result of the foregoing, the operating loss was $947,597 for the three months ended March 31, 2005 as compared with the operating loss of $343,115 for the three months ended March 31, 2004. The majority of the increase in the operating loss was attributable to the increase in selling, general and administrative expenses.

         Net Loss. As a result of the foregoing, we reported a net loss of $965,410 for the three months ended March 31, 2005 as compared to a net loss of $347,115 for the three months ended March 31, 2004.

         TWELVE MONTHS ENDED DECEMBER 31, 2004 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 2003

         Net Revenue. Net Revenue for the year ended December 31, 2004 was $458,300 compared to $137,144 for the year ended December 31, 2003, an increase of 234%. The increase can be attributed to a full year of operating activity, compared to two months in 2003, as well as increased points of distribution for Menocheck(R) within the retail market. As we continue to implement our marketing plans with Menocheck(R) in the retail market and introduce MenocheckPro(TM) into the POC physician market, we anticipate that revenue will increase over 2005. There can be no assurance, however, that our revenue will increase to the extent we expect, or at all.

         The following details the changes in net sales during such periods by type of customer.

         Over-the-Counter. Net Sales increased $321,156 to $458,300 for the twelve months ended December 31, 2004 from $137,144 for the period ended December 31, 2003. The increase can be attributed to a full year of operating activity, compared to two months in 2003, as well as to the increased brand awareness and demand for our products within the retail market.

         Point-of-Care. There was no activity in the point-of-care segment to report.

         Gross Profit. Gross Profit increased to $308,029 for the year ended December 31, 2004, from $110,869 for the year ended December 31, 2003, an increase of 178%. The increase in gross profits follows the increase in new revenue and was a result of increased distribution within the retail market segment. Gross Profit as a percentage of revenue (gross margin) decreased from 81% for the year ended December 31, 2003 to 67% for the year ended December 31, 2004. The decrease in gross margin was a result of cooperative advertising expenses within the retail market segment.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $889,463 to $1,725,816 for the twelve months ended December 31, 2004 from $836,353 for the period ending December 31, 2003. Included in selling, general and administrative expenses are three sub categories: selling and marketing expenses, personnel expenses and general and administrative expenses.

         Selling and marketing expenses increased $56,950 to $638,888 for the twelve months ended December 31, 2004 from $581,938 for the period ending December 31, 2003. The increase can be attributed to advertising and brokerage fees related to product sales.

         Personnel expenses increased $427,042 to $575,302 for the twelve months ended December 31, 2004 from $148,260 for the period ending December 31, 2003. The increase in personnel expenses was the result of full year of operations for the twelve months ending December 31, 2004.

         General and administrative expenses increased $405,470 to $511,626 for the twelve months ended December 31, 2004 from $106,154 for the period ending December 31, 2003. The increase is a result of a full year of operational expenses.

         Operating Loss. As a result of the foregoing, the operating loss was $1,417,787 for the twelve months ended December 31, 2004, compared with the operating loss of $725,484 for the period ended December 31, 2003. The majority of the increased loss was attributable to the increase in selling, general and administrative expenses for a full year for the twelve months ended December 31, 2004, compared to a partial year for the period ending December 31, 2003.

         Net Loss. As a result of the foregoing, we reported a net loss of $1,472,684 for the twelve months ended December 31, 2004, compared to a net loss of $725,159 thousand for the period ended December 31, 2003.

         LIQUIDITY AND CAPITAL RESOURCES

THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THREE MONTHS ENDED MARCH 31, 2004

         As of March 31, 2005, we had $2,212,235 in cash on hand compared to $139,332 in cash on hand as of March 31, 2004, an increase of $2,072,903. The increase results from proceeds received from our 2005 private unit offering. As of December 31, 2004, we had a cash balance of $10,554.

         Based on our current operations, we believe our available cash and our available borrowings under a new senior secured credit facility will be adequate to meet our liquidity needs for at least the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flows from operations or that future borrowings will be available to us in an amount sufficient to enable us to fund our liquidity needs.

         Operating Activity. Our operating activities used $959,666 for the three months ended March 31, 2005 compared to $367,641 used for the three months ended March 31, 2004. The $939,666 use of cash was primarily attributable to the operating loss of $965,410 for the three months ended March 31, 2005, a decrease in accounts payable by $186,364 and an increase in accounts receivable by $78,209, offset by the issuance of stock and warrants for services by $256,400.

         Investing Activities. Our capital expenditures for the three months ended March 31, 2005 were $4,467, compared to capital expenditures for the three months ended March 31, 2004 of $0. The increase in capital expenditure is related to investing in computer and office equipment for headcount increases for the three months ended March 31, 2005.

         Financing Activities. Financing activities provided $3,168,089 for the three months ended March 31, 2005, compared to cash provided of $485,858 for the three months ended March 31, 2004. The increase in financing activity is related to the issuance of 20,502 shares (179,393 shares of Synova Healthcare Group, Inc. post-merger) of Synova Healthcare, Inc. stock for proceeds of $147,055 and $3,021,034 net proceeds from the private placement of 3,500,000 shares of Synova Healthcare Group, Inc. common stock and warrants to purchase 2,800,000 shares of our common stock.

         Capital Resources. As of March 31, 2005 working capital was $1,657,180, an increase of $2,439,078 from December 31, 2004. This increase is a result of our 2005 private unit offering.

         We have secured a line of credit and term loan with Wachovia Bank, N.A. for $300,000 and $475,000, respectively. The term loan is for a one-year term and bears interest at a rate of 5.25% per annum. The line of credit is also for a one-year term and bears interest at Wachovia Bank's prime rate, plus .50%. The interest rate under the line of credit was 6.50% as of June 20, 2005. There are no financial covenants associated with the term loan or line of credit. The term loan is secured and collateralized with a money market account. The line of credit is secured with a personal guaranty from each of Stephen E. King and David J. Harrison. Both the line of credit and the term loan expire on April 28, 2006. We believe we can renegotiate a new line of credit at that time. We believe the line of credit along with the proceeds from the private placement offering and cash flow from operating activities will be sufficient to finance operations for a period of at least the next 12 months.

         Contractual Obligations. We lease office space with the lease expiring at November 30, 2005. At December 31, 2004, we have no other material commitments or obligations.

         Off-Balance Sheet Items. We had no off-balance sheet items as of December 31, 2004.

         Related Party Transactions. In January 2005, Synova Healthcare, Inc. issued 1,000 shares of stock to Mr. Jeffrey Pelesh, an independent contractor, for accounting services. Mr. Pelesh has since become a member of our board of directors.

         CRITICAL ACCOUNTING POLICES AND ESTIMATES

         We prepared our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions that we believe are reasonable are based upon the information available at the time the estimates or assumptions are made. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting polices which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

         Revenue Recognition. We sell our products to a number of leading national and regional retailers and wholesalers, both directly and through the services of external sales brokers.

         In accordance with the SEC's Staff Accounting Bulletin No. 104 (SAB
104) "Revenue Recognition," we recognize revenue when persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, receipt of goods by customer has occurred, the price is fixed or determinable, and the sales revenues are considered collectible. Subject to these criteria, except with respect to customers that buy products on pay-on-scan terms, we recognize revenue at the time merchandise is received by the customer.

         We recognize pay-on-scan sales as revenues when we are notified of the customer's sales through weekly sales reports.

         Based on the monitoring of sales activity and the fact that all of our major customers have reordered, we do not believe an allowance for product returns is necessary at this time because we do not expect any significant returns in the normal course of business. We will continue to monitor sales activity in the future to determine when and if an allowance is necessary.

         We treat temporary price reduction (TPR) programs, merchandising fees, co-op advertising and slotting expenses as a reduction of revenues. We record the liability when persuasive evidence exists that we and the customer or distributor have reached agreement and that an advertising action will result in an expense to us in the near future. The liability is maintained until the customer takes the deduction against payments due.

         Allowance for Doubtful Accounts. We make estimates of potentially uncollectible customer accounts receivable. Our reserves are based on an analysis of individual customer and historical write-off experience. Our analysis includes the age of the receivable, creditworthiness and general economic conditions. We believe the results could be materially different if historical trends do not reflect actual results or if economic conditions worsen.

         Product Return Allowance. We have a formal policy for returns, solely for unsaleable product. We use a return allowance procedure to issue authorizations to retailers to destroy damaged or expired product. This ensures that we can effectively govern and oversee the amounts and reasons for any return of unsaleable product.

         The method we use to determine return exposure for unsaleable product in the distribution channel consists of analyzing the orders from our customers to ensure they correlate with the product movement at the point of sale. In order to do this effectively many different factors are considered, including:

1.   Ex-factory Sales Analysis
         a. We assess the size and frequency of the orders, by customer. We check to make sure that the size and frequency of the order is in-line with our current channel estimates.

2.   Point-of-Sale Analysis
         a. This information is actual sales information provided by our customers either directly or indirectly. We are currently using two different data sources.

3.   Metric Analysis
     Using data obtained from similar customers we are able to reasonably estimate POS levels at a retailer that does not report sales. This is done by creating a metric such as estimated units sold per store/retailer.
     This is often validated via reports that can be obtained by request from the retailer.

4.   Business Planning
     Each year we establish a business plan for each customer. Sales estimates and co-operative advertising estimates are included. When we assess inventory levels we also consider upcoming promotional activities and co-operative advertising initiatives which may cause increases in sales. For example, if a retailer is having a promotion to drive sales, we can reasonably expect based on prior history that they will order more product during that period. Similarly, historical evidence suggests that when we launch major marketing initiatives we cause sales to rise at the point of sale. This would diminish existing inventory in the channel and would require increase order activity by our customers.

         Using the above information, along with management guidance, we can readily determine exposure due to returns that may result from unsaleable product and record an allowance for product returns, if deemed necessary.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In December 2004, the FASB revised SFAS 123, "Accounting for Stock-Based Compensation" to require all companies to expense the fair value of employee stock options. SFAS 123 is effective for the first period ending after December 15, 2005 for a small business issuer.

         The following recently issued accounting pronouncements are currently not applicable to us.

         In January 2003, subsequently revised December 2003, the FASB issued FASB Interpretation No. 46R ("FIN 46R"), Consolidation of Variable Interest Entities -- An Interpretation of AARB N. 51. FIN 46R requires that if any entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the other entity. FIN 46R provisions are effective for all arrangements entered into after January 31, 2003. FIN 46R provisions are required to be adopted for the first period ending after December 15, 2004 for a small business issuer.

         FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, requires financial instruments within its scope to be classified as liabilities (or assets in some circumstances). The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003, except for certain mandatorily redeemable financial instruments. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The effective date of certain provisions of Statement 150 for certain mandatorily redeemable financial instruments has been deferred by FSP FAS 150-3. Under the FSP, certain mandatorily redeemable shares are subject to the provisions of Statement 150 for the first fiscal period beginning after December 15, 2004. Other mandatorily redeemable shares are deferred indefinitely but may be subject to classification or disclosure provisions of the Statement. A table indicating the revised effective dates of Statement 150 for particular kinds of entities and instruments is available on the FASB website.

                                    BUSINESS

         HISTORY AND BACKGROUND

         We are a Nevada corporation, with operations conducted through our Delaware subsidiary, Synova Healthcare, Inc. Our principal executive offices are located in Media, Pennsylvania. We are focused on developing and distributing rapid, over-the-counter, or OTC, and point-of-care, or POC, diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and/or monitor the onset of menopause.

         We were incorporated in Nevada on September 1, 1998, under the name Centaur Capital Group, Inc. Our initial business strategy was to engage in drug discovery based on human genetics, but this business never developed and was abandoned in 2001. We changed our name numerous times since our formation, but as of December 31, 2004 our name was Advanced Global Industries Corporation. From the time of our formation until our acquisition of Synova Healthcare, Inc., we were a development stage company with no active business. Our business operations during this period were limited to raising capital for our drug discovery business, which was abandoned in 2001.

         In December 2004, we entered into a letter of intent to merge with Synova Healthcare, Inc. In connection with that merger, on January 10, 2005, we changed our name from Advanced Global Industries Corporation to Synova Healthcare Group, Inc. and entered into a definitive merger agreement with Synova Healthcare, Inc. On February 10, 2005, our wholly owned subsidiary, Synova AGBL Merger Sub, Inc., a Delaware corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. In connection with the merger, each outstanding share of Synova Healthcare, Inc. common stock was cancelled and converted into the right to receive 8.75 shares of our common stock. Each outstanding stock option (and other convertible security) to purchase Synova Healthcare, Inc. common stock was cancelled and converted into a stock option (or other convertible security) to purchase 8.75 shares of our common stock (with appropriate adjustments to the applicable exercise prices). Immediately upon the consummation of the merger, the Synova Healthcare, Inc. stockholders and the holders of Synova Healthcare, Inc. stock options or other convertible securities held approximately seventy percent (70%) of our outstanding voting stock on a fully diluted basis. Synova Healthcare, Inc. is now our wholly owned operating subsidiary. The description of our business in this prospectus describes the business previously conducted, and to be conducted, by Synova Healthcare, Inc. Unless the context indicates otherwise, all references in this prospectus to "we," "our," "us" or the "company" refer on a consolidated basis to Synova Healthcare Group, Inc., a Nevada corporation.

         The parties to the merger agreement made typical and customary representations, warranties and covenants to each other. In order to secure the representations, warranties and covenants of Synova Healthcare Group, Inc. and Synova AGBL Merger Sub, Inc., G.M. Capital Partners, Ltd. and Oceana Partners LLC entered into an Indemnification Agreement, dated as of February 10, 2005, among Synova Healthcare, Inc., G.M. Capital Partners, Ltd., Oceana Partners LLC and us. Pursuant to the indemnification agreement, GM and Oceana agreed to indemnify us and Synova Healthcare, Inc. in connection with (i) any breach by Synova Healthcare Group, Inc. or Synova AGBL Merger Sub, Inc. of any representation, warranty or covenant made by such parties in the merger agreement or (ii) any breach by Synova Healthcare Group, Inc. of any representation, warranty or covenant contained in the securities purchase agreement dated February 10, 2005. As security for their indemnification obligations under the indemnification agreement, GM and Oceana granted and assigned to us and Synova Healthcare, Inc. a security interest in 500,000 shares of our common stock held by GM and Oceana (350,000 shares in the name of GM and 150,000 shares in the name of Oceana). Under the indemnification agreement, the liability of GM and Oceana only applies to claims for indemnification made on or prior to August 10, 2006. Additionally, indemnification obligations of GM and Oceana are limited to the shares granted to us and Synova Healthcare, Inc. as security under the indemnification agreement.

         The obligation of Synova Healthcare, Inc. to consummate the merger was conditioned upon, among other typical and customary conditions, our ability to obtain at least $2,000,000 in financing commitments under the private unit offering we conducted in February and March of 2005. The private unit offering is described in more detail below.

         We did not pay any finders' fees or other forms of compensation directly in connection with the merger, but we paid Oceana Partners LLC, G.M. Capital Partners, Ltd. and KSR Associates compensation for services they rendered primarily in connection with the private unit offering. See "Certain Relationships and Related Transactions."

         In February 2005, we commenced a private offering of units to raise up to an aggregate of $3,500,000. Each unit consisted of 50,000 shares of our common stock and warrants to purchase 40,000 shares of our common stock. The warrants are exercisable at $2.00 per share and, subject to certain rights we have to call the redemption of the warrants, have a term of five years following their issuance. The unit offering closed on March 15, 2005, after we raised an aggregate of $3,500,000 by selling an aggregate of 70 units. In connection with this private offering, we entered into a registration rights agreement with the investors in the offering. Pursuant to the registration rights agreement, we agreed to register for resale the shares issued to the investors in the unit offering, as well as the shares underlying the warrants issued in the offering. The registration rights agreement permits us to also include in the registration statement required under the registration rights agreement (i) a specified number (not more than 30% of the total shares of our common stock held by the former stockholders of Synova Healthcare, Inc.) of shares of our common stock held by the former non-affiliate stockholders of Synova Healthcare, Inc. and
(ii) the shares underlying the unit purchase options issued to our placement agents in the unit offering. Our right to include shares of common stock held by the former stockholders of Synova Healthcare, Inc. in the registration statement of which this prospectus is a part was conditioned on such former stockholders of Synova Healthcare, Inc. executing an agreed upon lock-up agreement, whereby they agree not to sell under the registration statement during any 90 day period more than ten percent (10%) of the shares of our common stock held by them on the date the lock-up agreement was executed without obtaining the prior approval of Oceana Partners LLC. The lock-up and sale restrictions contained therein expire on June 30, 2006. The registration statement of which this prospectus is a part was filed for purposes of satisfying our obligations under the registration rights agreement and, as permitted by the registration rights agreement, includes shares of common stock held by the former stockholders of Synova Healthcare, Inc. and the shares of common stock underlying the unit purchase options issued to our placement agents in the unit offering. However, the former Synova Healthcare, Inc. stockholders have executed, and are bound by, the lock-up agreement required by the registration rights agreement and are, therefore, prohibited from selling more than a specified number of shares under the registration statement during a 90 day period until the lock-up agreements expire on June 30, 2006.

         The primary purpose of the merger and unit offering structure was to enable Synova Healthcare, Inc. to raise the capital it needed to grow its business. Many of the foreign investors who participated in the February 2005 unit offering own, operate and/or manage financial funds in Europe. For purposes of their internal record keeping and reporting, these fund managers value investments in companies that are quoted on the Pink Sheets at the then-current bid prices, but investments in privately held companies are valued at zero (until some sort of liquidity event occurs or such companies become quoted or listed on the Pink Sheets or another recognized exchange or quotation system). Accordingly, for purposes of their internal record keeping and reporting, these fund managers prefer to invest in companies quoted on the Pink Sheets over privately held companies with no trading or quotation market. The reverse merger structure was designed to make an investment in our business more appealing to these fund managers, while at the same time avoiding any significant detrimental tax treatment for the then-existing stockholders of Synova Healthcare, Inc.

         BUSINESS MARKET

         We develop and distribute OTC and POC diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and/or monitor the onset of menopause. We are committed to delivering high quality and innovative OTC and POC medical diagnostics that may enable consumers to be more proactive in the management of their personal health. We believe our products improve human health and quality of life by providing early and accurate awareness of the onset of menopause. We believe that the early diagnosis of menopause permits consumers, along with their healthcare providers, to act to mitigate certain risks that may be inherent to menopause. Our goal, where possible, is to supplant traditional invasive diagnostic testing, like blood tests, by offering consumers and clinicians a quick and accurate, less invasive, test at the very point where its use is desired (either in-home or in-office) by consumers and clinicians. Our existing products, Menocheck(R) and MenocheckPro(TM), are in-home and in-office, respectively, non-invasive urine follicle-stimulating hormone, or FSH, tests for use in detecting and diagnosing the onset of menopause.

         The marks Menocheck(R) and MenocheckPro(TM) are owned by us. All other trademarks, service marks and tradenames referred to in this prospectus are the property of their respective owners.

         MENOPAUSE

         Menopause, by medical textbook definition, is the cessation of menses for 12 full months. In most women, it generally occurs between the ages of 40 and 55 but can occur as early as 35 or as late as 60 (mean age of onset is 50.5).

         When menopause occurs, it marks a definitive point in time when certain health risks are substantially increased. Studies show that menopause can have a significant impact on the progression of heart disease and an increased potential for osteoporosis. We believe these long-term effects of menopause are important considerations for women, and are some of the reasons why a woman would benefit from knowing her menopausal status.

         The slow change in ovarian function associated with the transition to menopause can take place anywhere from two to ten years before a woman's final period. The stage just prior to menopause, when ovarian function declines, is called perimenopause. Perimenopause (or early menopause) is characterized by irregular menstrual cycles, variable menstrual flow, hot flashes, fragmented sleep, mood swings, short-term memory loss, unexplained fatigue and diminished sexual desire.

         As a woman begins to enter menopause, her body makes an excessive amount of the hormone FSH. FSH is a peptide hormone produced in the pituitary gland at the base of the brain. It is normally present in blood and varies in concentration with the stage of the menstrual cycle, and normally regulates the growth and development of an egg. When estrogen levels drop, FSH is excessively released from the pituitary gland. As a woman grows older and eventually passes beyond the childbearing stage of life, the ovaries gradually make less and less of the hormone estrogen and FSH increases. As a result, a woman's FSH levels are a reliable indicator of a woman's menopausal status. FSH is eventually metabolized or filtered from the bloodstream into the urine as waste. Our current products are designed to detect elevated FSH levels in urine.

                                CURRENT PRODUCTS

         MENOCHECK(R)

         Menocheck(R) is an OTC product that enables women to easily and accurately determine whether they have entered the menopause stage of their lives. Menocheck(R) is an easy to use product that functions in a manner similar to the OTC pregnancy tests that are commonly used in the detection of pregnancy. Menocheck(R) provides women with a discreet method - a urine test - for determining their menopausal status from the privacy of their own home. We expect this product to fill a perceived void in the current diagnosis, and ultimately the management of, menopause.

         We began offering and distributing Menocheck(R) for retail sale in November 2003. It is currently available for purchase in more than 15 retail distributors, including Walgreens, Albertsons, Happy Harry's, Eckerd Drugs, Longs Drugs, Peyton Southeast and Duane Reade. We do not currently have long-term sale or supply agreements with any of our retail distributors. Sales to these and all retail distributors are typically done on a purchase order basis. Menocheck(R) typically sells for a retail price of $19.99.

         Walgreens, Albertsons, Eckerd Drugs and Peyton Southeast are our major customers who currently account for more than 10% of our sales. The chart below provides for each of these customers (i) the gross sales and the percent of total gross sales as of March 31, 2005 and (ii) the net sales and the percent of total net sales as of March 31, 2005.

         The gross sales and percentage of total gross sales for any customer representing more than 10% of total gross sales since inception through March 31, 2005:

GROSS SALES

MAJOR CUSTOMERS  31-DEC-03     31-DEC-04     31-MAR-05       TOTAL        31-DEC-03    31-DEC-04     31-MAR-05     TOTAL
Albertsons       $      --     $ 234,904     $   8,633    $  243,537           0.0%        28.4%         10.8%      23.3%

Eckerd           $  97,551     $  97,226     $  15,827    $  210,603          71.2%        11.7%         19.8%      20.2%

Peyton
Southeast        $      --     $  66,760     $   6,906    $   73,666           0.0%         8.1%          8.6%       7.0%

Walgreens        $      --     $ 292,478     $  51,652    $  344,130           0.0%        35.3%         64.5%      32.9%
-------------------------------------------------------------------------------------------------------------------------

MAJOR CUSTOMERS  $  97,551     $ 691,368     $  83,018    $  871,936          71.2%        83.5%        103.7%      83.4%


         The net sales (net of damages, discounts and cooperative advertising) and percentage of total net sales for any customer representing more than 10% of total net sales since inception through March 31, 2005:
 NET SALES

MAJOR CUSTOMERS   31-DEC-03     31-DEC-04     31-MAR-05       TOTAL        31-DEC-03    31-DEC-04     31-MAR-05    TOTAL
Albertsons       $      --     $ 190,255     $  (4,867)   $  185,388           0.0%        41.5%       -136.5%      30.9%

Eckerd           $  97,551     $ (28,909)    $  15,132    $   83,773          71.1%        -6.3%        424.5%      14.0%

Peyton
Southeast        $      --     $  63,455     $   6,142    $   69,597           0.0%        13.8%        172.3%      11.6%

Walgreens        $      --     $ 148,275     $  (2,724)   $   45,551           0.0%        32.4%        -76.4%      24.3%
-------------------------------------------------------------------------------------------------------------------------

MAJOR CUSTOMERS  $  97,551     $ 373,076     $  13,683    $   84,309          71.1%        81.4%        383.8%      80.9%

         MENOCHECKPRO(TM)

         MenocheckPro(TM) is an FDA approved diagnostic for POC in-office testing that enables health care providers to quickly and accurately determine whether their patients are transitioning into menopause. This in-office test is intended specifically for evaluating hormone changes related to the symptoms associated with the onset of menopause.

         In certain circumstances, physicians may be able to seek reimbursement for administering the test in-office as part of a patient visit by submitting a specifically designated Compendium of Practices and Therapeutics, or CPT, billing code to the appropriate insurance company or end-payor. We believe the use of MenocheckPro(TM) provides immediate reliable results for the patient and physician, which then enables the patient and physician to promptly discuss an appropriate treatment plan.

         We generally do not distribute MenocheckPro(TM) directly to our target customers (i.e., health care providers). There are a significant number of physician supply organizations and related companies who serve as sales and distribution providers for products like MenocheckPro(TM). We have established relationships with certain physician supply organizations that offer MenocheckPro(TM) to targeted health care providers. We expect these partnerships (and partnerships with other physician supply organizations that we may enter into in the future) to enable us to rapidly introduce MenocheckPro(TM) into the offices of health care providers, thereby driving direct-to-physician sales, but also working to build support among physicians for our OTC product, Menocheck(R). Given the significant number of companies who provide these types of services, we believe the loss of any one of our physician supply organizations can easily be replaced by the addition of another, with no material negative impact on our business. As of June 30, 2005, none of our physician supply organizations account for 10% or more of our revenues.

         TARGET MARKET

         With increasing life expectancy, we believe the average woman now lives one-third of her life in a postmenopausal status. After menopause, a woman loses the protective effect of estrogen, leading to an increased risk of a number of major diseases including heart disease, osteoporosis and Alzheimer's disease. Menopause is generally defined as 12 months without menses or six months without menses coupled with a positive blood test demonstrating elevated levels of FSH. FSH is secreted by the pituitary gland in women of child-bearing age to stimulate the ovaries to grow and develop an egg and subsequently cause the secretion of estrogen. As ovarian function declines with advancing age, the pituitary gland tries to stimulate the ovaries by releasing more FSH into the bloodstream. When a woman's FSH levels rise and are sustained at levels of 30 mIU/ml or greater, it is generally accepted that she is entering menopause. Current FSH blood tests are invasive, time consuming and expensive, with the cost ranging from approximately $40 for a single FSH test, to approximately $200 for a multi-panel hormone test, including the FSH test.

         We believe women want to know if and when they are transitioning into menopause. Given that menopause evolves gradually and presents with a number of different symptoms in varying constellations, women are often not sure if their symptomatology is due to the onset of menopause. We also believe that a determination that a woman is in, or transitioning into, menopause enables her to adjust certain behaviors for purposes of reducing her risk of contracting any of the major diseases (e.g., heart disease and osteoporosis) that become more likely once a woman is in menopause. If a patient discovers that menopause is not the underlying cause of her symptoms, she can work in concert with her physician to search for other conditions and/or diseases from which she may be suffering. It also signals that she may still be fertile, and thus susceptible to a late life pregnancy. Either way, we believe a positive or negative test directionally provides the woman, and/or her healthcare provider, with critical health information.

         We currently sell our products in the United States only. The current target market for our existing products, Menocheck(R) and MenocheckPro(TM), are the approximately 57 million American women aged 35 to 60 who may enter the perimenopausal and/or menopausal stages of life. We believe that approximately 40 million women in the United States are now experiencing menopause. With the aging of the populace, we believe that this number is expected to increase over the next decade. Perimenopause, the transition to menopause, varies from woman to woman, and can last anywhere from 2 to 10 years. We believe there is opportunity for repeat testing with Menocheck(R) as women or their physicians (using MenocheckPro(TM)) continue to track their transition to menopause.

         FUTURE PRODUCTS

         We are currently evaluating additional diagnostic product opportunities, including products that may prove useful in the areas of infertility, obstetrics and the detection of certain cancers. In some cases, we intend to own our own intellectual property as part of our product development strategy. In other cases, we may elect to license the applicable technology. To date, we have filed one provisional patent application in the United States relating to an obstetrics product we are considering for commercial development in the future. This provisional patent application was filed on October 7, 2004, and accorded Serial No. 60/616,217 by the United States Patent and Trademark Office. The provisional patent application is required to be converted to a non-provisional application by October 2005. The obstetrics product we hope to develop will be an OTC and POC product that will be useful in determining the potential risk of infection for both the unborn baby and the mother during pregnancy. We have not yet begun commercial development of this obstetrics product or any of our other contemplated future products. There can be no assurance that we will be able to successfully develop and commercialize any of our contemplated future products.

         TECHNOLOGY

         We do not own the patents for Menocheck(R) and MenocheckPro(TM). We have the right to distribute Menocheck(R) and MenocheckPro(TM) in the United States and certain other foreign distribution territories pursuant to a non-exclusive distribution agreement with Applied Biotech, Inc., or ABI, a wholly owned subsidiary of Inverness Medical Innovations. We currently sell Menocheck(R) and MenocheckPro(TM) in the United States only. Under the distribution agreement, Menocheck(R) and MenocheckPro(TM) are manufactured and supplied to us by ABI and/or its affiliates. The distribution agreement expires on June 22, 2013, but is automatically renewable for subsequent periods of two years unless one party notifies the other party in writing of its desire to terminate at least 60 days prior to June 22, 2013 or the end of any subsequent two-year renewal period. Additionally, if within any contract year of the agreement beginning in 2005, we fail to purchase from ABI at least 600,000 units of the products covered by the agreement, ABI has the right to serve a notice of termination of the agreement within the first 60 days of the following contract year. Contract years under the distribution agreement commence on June 23rd and end on the following June 22nd. We purchased approximately 100,000 units of the products covered by the distribution agreement during the contract year commencing on June 23, 2004 and ending on June 22, 2005.

         Under the distribution agreement, ABI is responsible for manufacturing, packaging and supply and for 501(k) and other filings necessary with the FDA and U.S. Centers for Disease Control. Under the distribution agreement, we have the responsibility for registrations or other filings necessary in other foreign distribution territories. Under the terms of our distribution agreement with ABI, we are required to, and we do, maintain certain insurance coverages. Except for the relationship described above, to the best of our knowledge, there is no affiliation between us (including our officers, directors and affiliates) and ABI (or Inverness Medical Innovations).

         We typically order our products from ABI in large numbers. We placed one product order with ABI for the year ended December 31, 2003 and two product orders for the year ended December 31, 2004. We have paid ABI an aggregate of approximately $122,447.60 during the fiscal year ended December 31, 2003, $175,000 during the fiscal year ended December 31, 2004, and $321,059.24 during the three-month period ended March 31, 2005.

         Both Menocheck(R) and MenocheckPro(TM) are predicated on the same technology. The test is a one-step immuno-chromatographic assay (a laboratory technique that makes use of the binding between an antigen and its homologous antibody in order to identify and quantify the specific antigen or antibody in a sample) for the qualitative determination of FSH in system concentration levels of 25 mIU/ml or greater in human urine. The test uses a unique combination of monoclonal and polyclonal antibodies to selectively identify FSH with a high degree of sensitivity and accuracy. Controlled laboratory studies of Menocheck(R) and MenocheckPro(TM) result in a 94% accuracy rate in detecting FSH, which is comparable to the accuracy of an FSH blood test.

         As mentioned above, the core technology on which our existing products are based is licensed on a non-exclusive basis from ABI. To date, we are not aware of any other companies currently licensing our core technology from ABI, or that ABI itself sells the same products as are licensed to us. However, we are aware of a competitive product called RU25 Plus FSH Menopause Test that may have been manufactured by ABI and that is currently available for purchase on certain internet websites.

         We have one U.S. registered trademark, Menocheck(R), and six pending U.S. trademark applications. We have also filed a trade-mark application in Canada for the mark "Menocheck." In addition, we have filed one provisional patent application in the United States relating to a product we are considering for future development. Except for the trade-mark application filed in Canada for "Menocheck," we have not made any trademark or patent filings outside of the United States.

         MARKETING

         We intend to pursue a comprehensive marketing strategy, which will include direct marketing, advertising, promotional programs, and public relations activities to both the professional and consumer audiences. We hope to capitalize on what we believe is a significant trend in the healthcare industry. We believe that diagnostic testing in certain areas previously conducted exclusively in the laboratory setting is now being conducted by physicians and consumers either in physicians' offices or in the homes of consumers. According to an abstract of a March 30, 2004 article distributed by Decision Resources, Inc. (Will Point of Care Come of Age by 2010?), the POC diagnostic market for all products, including menopause products, is currently estimated to be approximately $3 billion, and is expected to double in size over the next five years, reaching approximately $6 billion worldwide by 2010.

         We believe the following forces are driving the growth of the OTC and POC diagnostic market:

         o Patients continue to seek more control over their personal health. We believe that consumers desire accurate, fast and relatively inexpensive diagnostic alternatives to the laborious task of scheduling an appointment, visiting the doctor's office, undergoing a test, waiting days for the results and attempting to reach the physician to hear results.

         o Technology is rapidly advancing, providing faster and cheaper methods to supplant traditional invasive blood testing with non-invasive urine tests, such as the commonly used OTC pregnancy tests and our menopause tests.

         o Third party payors are increasingly favoring POC testing, as it has the potential to lower their overall cost for routine diagnostic laboratory testing.

         We intend to deploy a branding strategy for Menocheck(R) and MenocheckPro(TM), whereby we intend to use the market acceptance of each of our two products (one in the OTC market and one in the POC market) to increase sales and brand awareness of the other product in the other market. For example, we believe that consumer use and awareness of Menocheck(R) in the OTC market will increase the awareness and adoption of MenocheckPro(TM) by health care providers in the POC market. Conversely, we believe that the broad marketing and distribution of MenocheckPro(TM) to health care providers in the POC market will in turn also increase retail sales of Menocheck(R) in the OTC market. We anticipate that the credibility achieved through broad distribution within each of the different markets (i.e., OTC and POC) will establish overall product confidence in our brand in the minds of consumers.

         We intend to differentiate our products by creating innovative, high quality brands that are recognized by consumers as being the preferred choice of healthcare providers. We hope consumers will associate our products with the perception of "doctor recommended." We expect physicians' use of MenocheckPro(TM) in their offices and their advice to patients to use Menocheck(R) in the home will synergistically drive sales of both products. There can be no assurance, however, that we will achieve the credibility or overall product confidence that we expect.

         COMPETITION

         Direct competition to date in the retail OTC market is limited to a single competitor, Amerifit Nutrition, Inc. Amerifit, makers of a menopause supplement called Estroven(R), introduced the Estroven(R) Menopause Monitor(TM) as a competitor to Menocheck(R) in early 2004. The Estroven(R) Menopause Monitor(TM) functions in a manner substantially similar to our products, with an equivalent level of accuracy. However, based on our market research, we believe the Estroven(R) Menopause Monitor(TM) is approved only for retail OTC use and, unlike MenocheckPro(TM), is not currently approved for in-office use by healthcare professionals. There can be no assurance, however, that the Estroven(R) Menopause Monitor(TM), or a similar competitive product, will not obtain FDA approval for professional in-office use by health care providers in the future.

         In May 2004, Amerifit launched a marketing campaign to promote its product. As an established company with pre-existing retail distribution relationships for other brands, we believe that they have been more successful to date in securing market share for their Estroven(R) Menopause Monitor(TM).

         In addition to direct competition from Amerifit, our products also compete with the traditional, invasive, FSH testing paradigm of the blood assay (i.e., blood tests). These traditional blood tests provide a quantitative measure of the FSH level with at least the same degree of accuracy as our products. However, we believe that blood tests are more invasive, time consuming and considerably more expensive than testing with our products. Our marketing strategy is to attempt to change this traditional testing paradigm for menopause in the same manner that the POC home pregnancy tests changed the traditional testing paradigm for the confirmation of pregnancy.

         As mentioned above, the core technology on which our existing products are based is licensed on a non-exclusive basis from ABI. To date, we are not aware of any other companies currently licensing our core technology from ABI, or that ABI itself sells the same products as are licensed to us. However, we are aware of a competitive product called RU25 Plus FSH Menopause Test that may have been manufactured by ABI and that is currently available for purchase on certain internet websites.

         GOVERNMENT REGULATION

         Our existing products, Menocheck(R) and MenocheckPro(TM), are approved and regulated by the FDA. The FDA approvals were obtained by the manufacturer of the products, ABI. To the extent that we develop products in the near future, as opposed to licensing and marketing products developed by third parties, we will likely be responsible for obtaining the necessary governmental approvals. We have not yet begun commercial development of any contemplated future products and do not know currently what government regulations will be required for any future products we develop.

         RESEARCH AND DEVELOPMENT

         We did not develop our existing products, and have not begun substantial development of any other products to date. Therefore, we have not spent any amounts on research and development through the date of this prospectus.

         MANAGEMENT TEAM

         The co-founders of Synova Healthcare, Inc., Mr. Stephen E. King and Mr. David J. Harrison, have more than 30 combined years of relevant healthcare marketing and management experience. They now serve as our senior executive officers.

         Stephen E. King, Chairman and Chief Executive Officer: Mr. King's professional experience includes 17 years of pharmaceutical sales, marketing and management, including the direct accountability for several brands while working at pharmaceutical companies like Wyeth(R) and GlaxoSmithKline(R).

         David J. Harrison, Chief Operating Officer and President: Mr. Harrison's professional experience includes over 14 years in direct sales, marketing and general management in both the pharmaceutical and medical device industry while working for companies like Wyeth(R), GlaxoSmithKline(R) and Becton Dickinson(R).


         EMPLOYEES

         We currently have five full-time employees. We do not currently employ any part-time employees. We have begun to identify key personnel to assist in our continued growth and development. We have no labor union contract between us and any union, and we do not anticipate unionization of our personnel in the foreseeable future.

         PROPERTY

         Our offices and principal place of business are located at 1400 North Providence Road, Suite 6010, Media, Pennsylvania 19063. We entered into a sublease as of August 12, 2003, for a term of 27 months, expiring on November 30, 2005. The offices are approximately 2,500 square feet in size and are leased at an annual rent of approximately $25,000. We believe that our current facilities are adequate and suitable for our current use.

                                 USE OF PROCEEDS

         The securities offered in this prospectus are being registered for the account of the selling stockholders identified in this prospectus. All of the net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their securities. We will not receive any part of the proceeds from such sales of securities. If all of the warrants and unit purchase options (including the warrants underlying such unit purchase options) are exercised for cash, we will receive aggregate proceeds of $6,510,000, which will be used for working capital and general corporate purposes. There can be no assurance that the warrants or the unit purchase options will be exercised or that they will be exercised for cash.

                         DETERMINATION OF OFFERING PRICE

         Our common stock will be offered by the selling stockholders at a fixed price of $2.50 per share until our shares of common stock are quoted on the OTC Bulletin Board, or quoted or listed for trading on any other exchange, at which point the selling stockholders may sell the shares of common stock offered hereunder at prices, and on terms, to be determined by the selling stockholders at the time of sale. The fixed price of $2.50 is based on the highest bid price quoted on the Pink Sheets as of July 22, 2005. The shares may be sold directly by the selling stockholders in the open market or in individually negotiated transactions, through agents, underwriters, or dealers. We will not control or determine the price at which the shares are sold.

         If you purchase shares of common stock under this prospectus, whether at the fixed price of $2.50, or at privately negotiated prices or prevailing market prices after our common stock becomes quoted on the OTC Bulletin Board, or quoted or listed for trading on any other exchange, you should be aware that the price of the common stock was arbitrarily determined. You should not rely on this price as an indication of the value of the purchase. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.

                                 DIVIDEND POLICY

         We have never declared or paid a cash dividend and we do not expect to pay cash dividends in the foreseeable future. If we do have available cash, we intend to use it to grow our business. You should not rely on an investment in our stock if you require dividend income.

                              SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of the selling stockholders as of August 10, 2005. The table below assumes that all of the securities will be sold in the offering. However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering. Except as provided below, we believe that the selling stockholders listed in the table have sole voting and investment power with respect to the securities indicated. Pursuant to applicable law and regulation, we will reflect changes in the selling stockholder table by either prospectus supplements or post-effective amendments to the registration statement, as required in the circumstances. Except as indicated in the table below, none of the selling stockholders are broker-dealers or affiliated with broker-dealers.

         The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

                                           NUMBER OF        NUMBER OF         TOTAL                                       PERCENT
                                           SHARES OF        SHARES OF       NUMBER OF                                      OWNED
                                             COMMON           COMMON        SHARES OF                                      AFTER
                                             STOCK,           STOCK           COMMON                                      OFFERING
                                          NOT INCLUDING    REPRESENTED        STOCK           SHARES TO                   (ASSUMES
                                            WARRANTS,      BY WARRANTS     BENEFICIALLY       BE OFFERED         SHARES   EXERCISE
                                          BENEFICIALLY     BENEFICIALLY       OWNED           PURSUANT TO        OWNED     OF ALL
                                          OWNED BEFORE     OWNED BEFORE       BEFORE             THIS            AFTER    WARRANTS)
                 NAME                       OFFERING         OFFERING        OFFERING         PROSPECTUS        OFFERING      (1)
-------------------------------------     ------------     ------------    ------------       -----------       --------  ---------

Markus Bertschin (2).................         75,000(2)        60,000(2)       75,000(2)         60,000(2)          -          *
Bradam Financial Holding (3).........        225,000          180,000         405,000           405,000             -          *
Lawrence M. Brotzge..................         25,000           20,000          45,000            45,000             -          *
Bushido Capital Master Fund, LP (4)..        250,000          200,000         450,000           450,000             -          *
Emilio Chiavaralli...................         20,000           16,000          36,000            36,000             -          *
CMK Financial Holding (3)............         75,000           60,000         135,000           135,000             -          *
Andrew Comstock......................         10,000            8,000          18,000            18,000             -          *
Court Global SA (5) .................        150,000          120,000         270,000           270,000             -          *
Coutts Bank Von Ernst Ltd. (6).......        375,000          300,000         675,000           675,000             -          *
Jason DiMatteo.......................         25,000           20,000          45,000            45,000             -          *
First Initiative Corp. (7)...........         20,000           16,000          36,000            36,000             -          *
Lee and Susan Fishman................         25,000           20,000          45,000            45,000             -          *
Gamma Opportunity Capital Partners,
LP (8)...............................        250,000          200,000         450,000           450,000             -          *
Gelima Capital, Inc. (9).............         45,000           36,000          81,000            81,000             -          *
Verena Gerber........................         50,000           40,000          90,000            90,000             -          *
Graeme Balcom (10)...................         20,000           16,000          36,000            36,000             -          *
Jordan K. Grant......................         50,000           40,000          90,000            90,000             -          *
Reto Hartinger.......................         25,000           20,000          45,000            45,000             -          *
High Heat, L.P. (11).................         20,000           16,000          36,000            36,000             -          *
Interloan SA (12) ...................         40,000           32,000          72,000            72,000             -          *
Arie Karamanshe .....................         50,000           40,000          90,000            90,000             -          *
James Ladner.........................         25,000           20,000          45,000            45,000             -          *
Largo Consulting (13)................         25,000           20,000          45,000            45,000             -          *
Werner Leupin........................         30,000           24,000          54,000            54,000             -          *
Huibrech Lindhout (14)...............         25,000           20,000          45,000            45,000             -          *
Brian Kaufman........................         20,000           16,000          36,000            36,000             -          *
Walter Kuhn..........................         20,000           16,000          36,000            36,000             -          *
Maria Maccecchini....................         25,000           20,000          45,000            45,000             -          *
Edward McNamara......................         20,000           16,000          36,000            36,000             -          *
Merlin Asset Management (15).........         50,000           40,000          90,000            90,000             -          *
Leon van der Merwe...................         50,000           40,000          90,000            90,000             -          *
Roger Muelhoupt......................         50,000           40,000          90,000            90,000             -          *
Douglas B. Nedry.....................         50,000           40,000          90,000            90,000             -          *
Nube Administration Inc. (7).........         20,000           16,000          36,000            36,000             -          *
Beatrice Peter.......................        100,000           80,000         180,000           180,000             -          *
Phase Two Investments, LLP (16)......         25,000           20,000          45,000            45,000             -          *
Alan Platner.........................         50,000           40,000          90,000            90,000             -          *
Piper Foundation (7).................         20,000           16,000          36,000            36,000             -          *
Emil Rebsamen........................         30,000           24,000          54,000            54,000             -          *
Kurt Rebsamen........................         20,000           16,000          36,000            36,000             -          *
Max Rechsteiner......................         10,000            8,000          18,000            18,000             -          *

                                           NUMBER OF        NUMBER OF         TOTAL                                       PERCENT
                                           SHARES OF        SHARES OF       NUMBER OF                                      OWNED
                                             COMMON           COMMON        SHARES OF                                      AFTER
                                             STOCK,           STOCK           COMMON                                      OFFERING
                                          NOT INCLUDING    REPRESENTED        STOCK           SHARES TO                   (ASSUMES
                                            WARRANTS,      BY WARRANTS     BENEFICIALLY       BE OFFERED         SHARES   EXERCISE
                                          BENEFICIALLY     BENEFICIALLY       OWNED           PURSUANT TO        OWNED     OF ALL
                                          OWNED BEFORE     OWNED BEFORE       BEFORE             THIS            AFTER    WARRANTS)
                 NAME                       OFFERING         OFFERING        OFFERING         PROSPECTUS        OFFERING      (1)
-------------------------------------     ------------     ------------    ------------       -----------       --------  ---------

Heinz Rietschle......................         20,000           16,000          36,000            36,000             -          *
Judith Risch.........................         20,000           16,000          36,000            36,000             -          *
Robin Hood Ventures Management,
Inc. (17)............................         10,350            8,280          18,630            18,630             -          *
Kurt Rohner..........................         10,000            8,000          18,000            18,000             -          *
Jay Rosan............................         25,000           20,000          45,000            45,000             -          *
RPC AG (18)..........................         25,000           20,000          45,000            45,000             -          *
Renato Schaeppi......................         25,000           20,000          45,000            45,000             -          *
Peter Schmid.........................         20,000           16,000          36,000            36,000             -          *
Vincent J. Schiavone.................         50,000           40,000          90,000            90,000             -          *
Kendall M. Schoenrock................         25,000           20,000          45,000            45,000             -          *
Anita Shapolsky......................         50,000           40,000          90,000            90,000             -          *
Nicholas Sleeva (10).................         25,000           20,000          45,000            45,000             -          *
Erwin Speckert (19)..................        440,000(19)      352,000(19)     792,000(19)       792,000(19)         -          *
Margaret Speckert....................        100,000           80,000         180,000           180,000             -          *
Suzanne Speckert (10)................         10,000            8,000          18,000            18,000             -          *
Wally Speckert (10)..................         50,000           40,000          90,000            90,000             -          *
Irene Spivack (10)...................          5,000            4,000           9,000             9,000             -          *
Tom and Carol Stefopulos (10)........         15,000           12,000          27,000            27,000             -          *
Donald E. Stewart, Jr................          4,650            3,720           8,370             8,370             -          *
Marianne Strub (10)..................          5,000            4,000           9,000             9,000             -          *
Subaraschi Foundation (7)............         50,000           40,000          90,000            90,000             -          *
Britta Thurnheer.....................         10,000            8,000          18,000            18,000             -          *
Peter Tschirky.......................        100,000           80,000         180,000           180,000             -          *
David and Meryle Twersky.............        100,000           80,000         180,000           180,000             -          *
Walter Vollenweider..................         20,000           16,000          36,000            36,000             -          *
Richard C. Whiffen...................         50,000           40,000          90,000            90,000             -          *
Bruce Wilson ........................         10,000            8,000          18,000            18,000             -          *
Oceana Partners LLC (20).............        675,000(21)      140,000(22)     815,000           815,000             -          *
G.M. Capital Partners, Ltd. (23).....      1,135,000(24)      140,000(25)   1,275,000           315,000       960,000          5.87%
John S. and Rebecca W. Adams (26)....         87,500                -          87,500            71,572        15,928          *
Jospeh L. and Colleen F. Arra (26)...         35,000                -          35,000            28,630         6,370          *
Holly Atkinson (26)..................         17,500                -          17,500            14,314         3,186          *
Joe Babin (26).......................          8,750                -           8,750             7,157         1,593          *
John Babin (26)......................          8,750                -           8,750             7,157         1,593          *
Peter Bandera (26)...................         17,500                -          17,500            14,314         3,186          *
Lawrence R. Bardfeld (26)............         43,750                -          43,750            35,786         7,964          *
Stephen W. Barth (26)................          4,375                -           4,375             3,579           796          *
Troy Bennett (26)....................          1,750                -           1,750             1,431           319          *
Gerald J. Bradley (26)...............          1,750                -           1,750             1,431           319          *
Michael G. and Erin Buckley
Bradley (26).........................          3,500                -           3,500             2,864           636          *
Matthew and Mary Brennan (27)........          3,500                -           3,500             2,863           637          *
PHM SEP FBO Matthew Brennan (26) (27)          6,125                -           6,125             5,010         1,115          *
Brennan Advertising, Inc. (26) (27)..         13,125                -          13,125            10,736         2,389          *
Thomas C. and Joanne Brogan (26).....          7,000                -           7,000             5,728         1,272          *
John Burdsall and Lorraine
Burdsall (26)........................          8,750                -           8,750             7,157         1,593          *
Joseph and Karen Carroll (26)........         70,000                -          70,000            57,257        12,743          *
Rose A. Chebookjian (26).............         43,750                -          43,750            35,786         7,964          *
John Clark (26)......................          8,750                -           8,750             7,157         1,593          *
Brad Dickerson (26)..................        142,310(28)            -         142,310(28)       111,652        30,658(28)      *
Patricia DiGiallorenzo (26)..........          7,000                -           7,000             5,726         1,274          *
James H. Douglass, III (26)..........          8,750                -           8,750             7,157         1,593          *
David Downey (26)....................        100,073                -         100,073            81,856        18,217          *
Daniel S. Doyle (26).................         43,750                -          43,750            35,786         7,964          *
Steven Edell (26)....................         87,500                -          87,500            71,572        15,928          *
James M. and Julie W. Emig (26)......         87,500                -          87,500            71,572        15,928          *
Joseph and Patricia Ennis (26).......          5,250                -           5,250             4,294           956          *
Melissa Ennis (26)...................          3,500                -           3,500             2,863           637          *
John and Amy George (26).............          8,750                -           8,750             7,157         1,593          *
Bruce Greenfield (26)................          8,750                -           8,750             7,157         1,593          *
Darcy and Stephanie Griffin (26).....          4,375                -           4,375             3,580           795          *
John Harrison (26)...................         67,795                -          67,795            55,454        12,341          *
Stephen Hershey (26).................         35,000                -          35,000            28,629         6,371          *
Alka Hoffman (26) (29)...............          9,625(29)            -           9,625(29)         2,863           637          *
PHM SEP FBO Alka Hoffman (26) (30)...          6,125                -           6,125             5,010         1,115          *
Michael and Marianne Holland (26)....          4,375                -           4,375             3,579           796          *
Scott and Karen Holloway (26)........         35,000                -          35,000            28,629         6,371          *
Troy Hopps (26)......................          4,375                -           4,375             3,579           796          *
Joseph Hrysko (26)...................          4,375                -           4,375             3,579           796          *
Paul Isenberg (26)...................         11,673                -          11,673             9,548         2,125          *
Richard E. Javage, Jr (26)...........          8,750                -           8,750             7,157         1,593          *

                                           NUMBER OF        NUMBER OF         TOTAL                                       PERCENT
                                           SHARES OF        SHARES OF       NUMBER OF                                      OWNED
                                             COMMON           COMMON        SHARES OF                                      AFTER
                                             STOCK,           STOCK           COMMON                                      OFFERING
                                          NOT INCLUDING    REPRESENTED        STOCK           SHARES TO                   (ASSUMES
                                            WARRANTS,      BY WARRANTS     BENEFICIALLY       BE OFFERED         SHARES   EXERCISE
                                          BENEFICIALLY     BENEFICIALLY       OWNED           PURSUANT TO        OWNED     OF ALL
                                          OWNED BEFORE     OWNED BEFORE       BEFORE             THIS            AFTER    WARRANTS)
                 NAME                       OFFERING         OFFERING        OFFERING         PROSPECTUS        OFFERING      (1)
-------------------------------------     ------------     ------------    ------------       -----------       --------  ---------

Gail Kasprick (26)...................            245                -             245               200            45          *
Mr. and Mrs. Morley Kasprick (26)....            875                -             875               716           159          *
Brian Kaufmann (26)..................         35,000                -          35,000            28,629         6,371          *
Paul and Cathy Kazanjian (26)........          3,500                -           3,500             2,863           637          *
Allan D. King (26)...................          1,750                -           1,750             1,431           319          *
Constance A. King (26)...............            245                -             245               200            45          *
Brian Kirby (26).....................         26,250                -          26,250            21,471         4,779          *
Charitable Remainder Unitrust of H.
William Knapp (26) (31)..............         43,750                -          43,750            35,786         7,964          *
Karen Laba (26)......................          1,750                -           1,750             1,431           319          *
Kenneth Lander (26)..................         26,250                -          26,250            21,471         4,779          *
Ronald E. and Kathryn C.
Madey (26) (32)......................         13,125                -          13,125            10,736         2,389          *
Sammia Capital Corporation (26) (33).          6,475                -           6,475             5,296         1,179          *
Vanessa Martin (26)..................          1,750                -           1,750             1,431           319          *
Jennifer and Kevin McAnulla (26).....          1,750                -           1,750             1,431           319          *
Francis and Mary McCabe (26).........         18,375                -          18,375            15,030         3,345          *
Quiet Money Club (26) (34)...........          4,375                -           4,375             3,580           795          *
Jennifer McGowan (26)................          1,750                -           1,750             1,431           319          *
Edward and Bernice McNamara (26).....          1,750                -           1,750             1,431           319          *
Edward McNamara (26).................         43,750                -          43,750            35,786         7,964          *
Randall McNeil (26)..................          1,750                -           1,750             1,431           319          *
Edward and Jean Miersch (26).........        273,000                -         273,000           223,303        49,697          *
Thomas Monahan (26)..................          8,750                -           8,750             7,157         1,593          *
Joseph M. Monteleone (26)............         43,750                -          43,750            35,786         7,964          *
Kiran and Renuka Mull (26)...........          8,750                -           8,750             7,157         1,593          *
Neerav Mull (26).....................          5,250                -           5,250             4,294           956          *
Niket Mull (26)......................          5,250                -           5,250             4,294           956          *
Diane D. and Brian J. Murphy (26)....         17,500                -          17,500            14,314         3,186          *
Raymond, and Lisa Pennacchia (26)....        145,250(35)            -         145,250(35)       111,652        33,598(35)      *
Alice D. Reinke (26).................         35,000                -          35,000            28,629         6,371          *
Deb Richardson (26)..................          1,750                -           1,750             1,431           319          *
Daniel and Marie Rider (26)..........         13,125                -          13,125            10,736         2,389          *
Kenneth and Anita Rosenzweig (26)....        169,321                -         169,321           138,498        30,823          *
Bernard and Helene Rudnick (26)......        151,760                -         151,760           124,134        27,626          *
Meghan and Michael Rush (26).........         13,650(36)            -          13,650(36)         3,579        10,071(36)      *
Charles Scholer (26).................         35,000                -          35,000            28,629         6,371          *
Ken Sharpe (26)......................          1,750                -           1,750             1,431           319          *
Ellyce Sheppard (26).................         56,875                -          56,875            46,521        10,354          *
John and Carole Wolff Sowers (26)....         35,000                -          35,000            28,629         6,371          *
Francisco Torres (26)................          2,450                -           2,450             2,004           446          *
Joseph and Connie Virbitsky (26).....         10,500                -          10,500             8,589         1,911          *
William and Leslie Virbitsky (26)....         10,500                -          10,500             8,589         1,911          *
Theresa Ward (26)....................          3,500                -           3,500             2,863           637          *

-------------------
*Less than 1%.

(1) Based on 16,367,952 shares of common stock outstanding, which assumes that
    (i) all warrants issued in our 2005 private unit offering were exercised for 2,800,000 shares of common stock, (ii) the unit purchase options issued to our placement agents in the 2005 private unit offering were exercised for 350,000 shares of common stock and (iii) the warrants underlying the unit purchase options issued to our placement agents in our 2005 private unit offering were exercised for 280,000 shares of common stock.

(2) Markus Bertschin shares voting and investment power over the securities held of record by Huibrech Lindhout. Mr. Bertschin holds of record 50,000 shares of common stock and warrants to purchase 40,000 shares of common stock.

(3) Mikkel Lind has sole voting and investment power over the securities held by this selling stockholder.

(4) Christopher Rossman has sole voting and investment power over the securities held by this selling stockholder.

(5) Walter Stapher has sole voting and investment power over the securities held by this selling stockholder.

(6) J. Riedi has sole voting and investment power over the securities held by this selling stockholder.

(7) Erwin Speckert has sole voting and investment power over the securities held by this selling stockholder.

(8) Jonathan Knight and Christopher Rossman share voting and investment power over the securities held by this selling stockholder.

(9) Werner Rebsamen has sole voting and investment power over the securities held by this selling stockholder.

(10) Erwin Speckert shares voting and investment power with the named selling stockholder over the securities held by this selling stockholder.

(11) David Bookspan has sole voting and investment power over the securities held by this selling stockholder.

(12) Ferdinand Meyer has sole voting and investment power over the securities held by this selling stockholder.

(13) Luigi A. Fischer has sole voting and investment power over the securities held by this selling stockholder.

(14) Markus Bertschin shares voting and investment power with the named selling stockholder over the securities held by this selling stockholder.

(15) Marc Angst has sole voting and investment power over the securities held by this selling stockholder.

(16) George E. Marks has sole voting and investment power over the securities held by this selling stockholder.

(17) Robin Lee Weber has sole voting and investment power over the securities held by this selling stockholder.

(18) Peter Wieland has sole voting and investment power over the securities held by this selling stockholder.

(19) Erwin Speckert has sole or shared voting and investment power over the securities held of record by First Initiative Corp., Graeme Balcom, Nube Administration Inc., Piper Foundation, Nicholas Sleeva, Suzanne Speckert, Wally Speckert, Irene Spivack, Tom and Carol Stefopolous, Marianne Strub and Subaraschi Foundation. Mr. Speckert holds of record 200,000 shares of common stock and warrants to purchase 160,000 shares of common stock.

(20) On December 28, 2004, we issued 500,000 shares of common stock to Oceana Partners LLC for consulting services. Oceana Partners also served as a placement agent in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, Oceana Partners received $140,000 and a unit purchase option to purchase 3.5 units, with each unit consisting of
     (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, Oceana Partners will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the 2005 unit offering. Courtlandt G. Miller is the Senior Managing Director of Oceana Partners LLC and has sole voting and investment control over all securities held by Oceana Partners LLC. Oceana Partners LLC is a registered broker-dealer and received these securities as compensation for underwriting activities. Under the SEC's interpretation of applicable law, Oceana Partners is an underwriter in this offering with respect to all securities it sells through this prospectus.

(21) Includes 175,000 shares of common stock that this selling stockholder can obtain upon the exercise of a unit purchase option. See footnote (20) above.

(22) These shares of common stock underlie warrants that underlie a unit purchase option issued to this selling stockholder in consideration of placement agent services provided in connection with our 2005 unit offering. See footnote (20) above.

(23) On January 10, 2005, we issued G.M. Capital Partners, Ltd. 200,000 shares of common stock in consideration for consulting services. G.M. Capital Partners also served as a placement agent for investors who are not residents of the United States in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, G.M. Capital Partners received $140,000 and a unit purchase option to purchase 3.5 units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, G.M. Capital Partners will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the 2005 unit offering. J.A. Michie is the Managing Director of G.M. Capital Partners, Ltd. and has sole voting and investment control over all securities held by G.M. Capital Partners, Ltd.

(24) Includes 175,000 shares of common stock that this selling stockholder can obtain upon the exercise of a unit purchase option. See footnote (23) above.

(25) These shares of common stock underlie warrants that underlie a unit purchase option issued to this selling stockholder in consideration of placement agent services provided in connection with our 2005 unit offering. See footnote (23) above.

(26) This selling stockholder is bound by a lock-up agreement which restricts the sale of its shares covered by this prospectus through June 30, 2006. See "Business--History and Background."

(27) James Brennan has voting and investment power over the securities held by this selling stockholder.

(28) Includes options to purchase 5,810 shares of common stock at an exercise price of $0.01 per share.

(29) Alka Hoffman has sole voting and investment power over the securities held of record by PHM SEP FBO Alka Hoffman. Ms. Hoffman holds of record 3,500 shares of common stock.

(30) Alka Hoffman has sole voting and investment power over the securities held by this selling shareholder.

(31) William Knapp has sole voting and investment power over the securities held by this selling stockholder.

(32) This selling stockholder is an affiliate of a broker-dealer. We have received assurances that this selling stockholder acquired the securities in the ordinary course of business and, at the time of its purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(33) Peter Manfredi has sole voting and investment power over the securities held by this selling stockholder.

(34) Charles McFadden has sole voting and investment power over the securities held by this selling stockholder.

(35) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share.

(36) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share, and options to purchase 525 shares of common stock at an exercise price of $0.01 per share.

                              PLAN OF DISTRIBUTION


         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Because there is currently no established public trading market for our common stock, the selling stockholders will sell their shares of common stock under this prospectus at a fixed price of $2.50 per share until our common stock is quoted on the OTC Bulletin Board, or quoted or listed for trading on any other exchange, and thereafter at fixed prices, negotiated prices or at prices related to market prices at that time. The selling stockholders may use any one or more of the following methods when selling shares:


         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o    a combination of any such methods of sale; or

         o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

          In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify some of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

         We agreed to keep this prospectus effective until the earlier of (i) the date when all the securities covered by the registration rights agreement, dated February 10, 2005, have been sold, (ii) the expiration of the period referred to in Rule 144(k) promulgated under the Securities Act with respect to all securities covered by the registration rights agreement that are held by non-affiliates, (iii) two years from the date the registration statement of which this prospectus is a part is first declared effective by the Securities and Exchange Commission or (iv) the date when no securities covered by the registration rights agreement are outstanding. The shares covered by this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered by this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares covered by this prospectus may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

         Our securities will be subject to the low-priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires that a broker or dealer approve a person's account for transactions in penny stock and receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for a transaction in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure must also be made about the risks of investing in penny stocks in both public offerings and secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If a penny stock is sold to you in violation of the penny stock rules, you may be able to cancel your purchase and get your money back. As a result of these rules, there is less trading in penny stocks. In fact, many brokers simply choose not to participate in penny-stock transactions. Accordingly, the liquidity of our common stock may suffer and you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

         Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

                                LEGAL PROCEEDINGS

         There are no material, active or pending, legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholders are an adverse party or have a material interest adverse to us.

                                   MANAGEMENT

         EXECUTIVE OFFICERS AND DIRECTORS

         The following table presents information about each of our executive officers and directors as of the date of this prospectus. There are no family relationships among any of our executive officers or directors. All of our directors were elected for one-year terms at the annual stockholders meeting held on May 25, 2005.

                    NAME                        AGE                         POSITION
----------------------------------------        ---     ----------------------------------------------
Stephen E. King.........................         40     Chairman, Chief Executive Officer and Director
David J. Harrison.......................         38     Chief Operating Officer, President and Director
Jeffrey N. Pelesh.......................         46     Director
Eric A. Weiss...........................         55     Director
Joseph S. Ferroni.......................         56     Director
Patricia Campbell.......................         50     Director

         STEPHEN E. KING, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. King became our Chairman, Chief Executive Officer and a director on February 10, 2005, when Synova Healthcare, Inc. merged with our subsidiary, Synova AGBL Merger Sub, Inc. He has served as the Chairman and Chief Executive Officer of our wholly owned subsidiary, Synova Healthcare, Inc., since its incorporation in 2003. Mr. King holds a Bachelors Degree in Physical Education from Brock University, where he double-majored in Biological Sciences and Physical Education. He is also a candidate for an Honors Bachelor of Business Administration in Marketing from Brock University. His professional experience includes 17 years of pharmaceutical sales and marketing, both nationally and internationally. Mr. King has been directly responsible for the marketing activities of several well-known pharmaceutical brands while working with Wyeth Pharmaceuticals and GlaxoSmithKline. From 2000 to 2003 he served as a member of the Wyeth Pharmaceuticals Global Strategic Marketing Management Team. From May 1995 to October 1999, Mr. King served in various progressive marketing and management positions with GlaxoSmithKline. From October 1999 to January 2003, Mr. King served in various progressive marketing and management positions with Wyeth, including Senior Director of Marketing from October 1999 to December 2000, and Vice President, Global Strategic Marketing - Neuroscience from 2000 to January 2003.

         DAVID J. HARRISON, CHIEF OPERATING OFFICER, PRESIDENT AND DIRECTOR. Mr. Harrison became our Chief Operating Officer, President and a director on February 10, 2005, when Synova Healthcare, Inc. merged with our subsidiary, Synova AGBL Merger Sub, Inc. He served as Chief Operating Officer and President of our wholly owned subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in 2003. Mr. Harrison holds an Honors Bachelor of Business Administration degree from Brock University, where he majored in both marketing and economics. His experience includes 10 years in sales and marketing management, along with 4 years of general management. Mr. Harrison's experience was accumulated while working with Wyeth, GlaxoSmithKline and Becton Dickinson. Mr. Harrison's pharmaceutical responsibilities have included work in the Women's Health, Neuroscience and Anti-Infective markets. He has also developed expertise, as the result of his work in medical technologies, in the drug delivery, anesthesia, surgical, critical care and ophthalmic markets with a focus in the areas Healthcare Worker Safety, Infection Control, Consulting/Education and Prevention of medication errors. From 1998 to January of 2003, Mr. Harrison served in various progressive marketing and management positions with Becton Dickinson Medical Systems, including Market Manager (1998-1999), Group Market Manager (1999-2000) and Business Director (2000-2003).

         JOSEPH S. FERRONI, M.D., DIRECTOR. Dr. Ferroni is a graduate of Thomas Jefferson school of Medicine, Philadelphia, PA. He has been in the private practice of Obstetrics and Gynecology for over twenty years. Over the last five years he has limited his practice to the care of perimenopausal and menopausal women at the Gynecology and Menopause Center in Malvern, Pennsylvania, which he founded and serves as President. In addition to his clinical practice, Dr. Ferroni travels extensively and gives many lectures throughout the country on the subjects of menopause, osteoporosis, female cardiovascular health, breast cancer and contraception. He is a member of corporate speakers' bureaus for Eli Lilly Company, Proctor & Gamble, Berlex, Warner Chilcot and Pfizer Pharmaceuticals. In addition to being a Board member, he also serves as Medical Advisor for us.

         ERIC A. WEISS, ESQ., DIRECTOR. Mr. Weiss is a graduate of Villanova University with a Bachelor of Science in Economics. He has a JD from Temple University Law School and a LLM from Temple University. Mr. Weiss is a practicing attorney at Marshall, Dennehey, Warner, Coleman and Goggin in Philadelphia, where he specializes in litigation concentrating on commercial, product liability, pharmaceutical and complex civil matters. Mr. Weiss has been a partner at Marshall Dennehey since October 1993. From his initial investment in 1997, until the sale of that company to a competitor in 2002, Mr. Weiss was actively involved in the evolution of Milestone Marketing, a scholastic-affinity company. In his capacity as principal, officer and director, he dealt with all aspects of corporate management, venture capital and other financings and negotiations.

         JEFFREY N. PELESH, DIRECTOR. Mr. Pelesh holds a Bachelor of Science in Accounting, as well as a Masters of Business Administration degree, both from Villanova University. Since 1991, Mr. Pelesh has owned, and served as principal of, his own accounting firm, Gelman & Pelesh, P.C., offering a full array of financial services. He is also an Assistant Professor of Accountancy, instructing courses full time at the graduate and undergraduate levels in financial and cost accounting, corporate reporting, tax, and business computer applications at Villanova University. Mr. Pelesh also routinely serves as a presenter in training sessions offered by the firm of PriceWaterhouseCoopers LLP to their professional staff through the partner level. From 1989 to 1991, Mr. Pelesh served as Chief Financial Officer for Kappa Networks, Inc. From 1986 to 1989, he was a consultant in the Business Investigations Group of Coopers & Lybrand. Mr. Pelesh is a Certified Public Accountant and has his NASD Series 7 and 63 licenses. Mr. Pelesh is also insurance licensed in Pennsylvania and Delaware, and is certified as an AICPA Personal Financial Specialist.

         PATRICIA CAMPBELL, DIRECTOR. Since April 2005, Ms. Campbell has served as Chief Operating Officer of MediaBay, Inc. From May 2001 to March 2005, Ms. Campbell was Managing Partner of Terra Nova Marketing Solutions. She founded Terra Nova to provide hands-on solutions to companies with immediate marketing, direct marketing and internet opportunities. From February 2000 to April 2001, Ms. Campbell was President of Direct Equity Partners, LP, a $250 million private equity firm specializing in direct marketing and internet companies. From January 1999 to February 2000, Ms. Campbell was Executive Vice President at barnesandnoble.com. She was responsible for creating and managing a world-class direct marketing group to drive customer acquisition, relationship management and product development on the internet. From 1996 to 1999, Ms. Campbell served as a senior executive at Advanta, a $1.5 billion financial services company. In addition, Ms. Campbell has had 15 years of magazine publishing experience at Time Inc., and Times Mirror Magazines where she held the position of President of Popular Science and Today's Homeowner. Ms. Campbell was Chairman of the Direct Marketing Association and is actively involved in the association's policy development for the industry. She holds a B.A. from Dartmouth College graduating Phi Beta Kappa, an M.A. and an M.B.A. from Columbia University.

         PROMOTERS

         Robert Knight is our only promoter (as defined in Rule 405 of Regulation C promulgated under the Securities Act). Stephen E. King and David J. Harrison are the promoters (as defined in Rule 405 of Regulation C promulgated under the Securities Act) of our operating subsidiary Synova Healthcare, Inc.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information relating to the compensation paid to our Chief Executive Officer during our fiscal year ended December 31, 2004. No other person served as an executive officer during our fiscal year ended December 31, 2004.

                                                                                        LONG TERM COMPENSATION
                                                                                       -------------------------
                                        ANNUAL COMPENSATION           AWARDS                    PAYOUTS
                                        -------------------   ---------------------    -------------------------
                                                                       OTHER ANNUAL    SECURITIES    ALL OTHER
                                                    SALARY    BONUS    COMPENSATION    UNDERLYING   COMPENSATION
     NAME AND PRINCIPAL POSITION          YEAR       ($)       ($)          ($)         OPTIONS         ($)
--------------------------------------   ------     -------   -----    ------------    ----------   ------------
Robert Knight
Chief Executive Officer (1)...........    2004        --        --          --             --            --

Stephen E. King
Chairman and Chief Executive
Officer (2)...........................    2004        --        --          --             --            --

David J. Harrison
President and Chief Operating
Officer (3)...........................    2004        --        --          --             --            --

---------------
(1) Mr. Knight served as our Chief Executive Officer from September 1998 to January 12, 2005.

(2) Stephen E. King was named our Chairman of the Board of Directors and Chief Executive Officer on February 10, 2005. Mr. King served as the Chairman of the Board of Directors and Chief Executive Officer of our subsidiary, Synova Healthcare, Inc., since its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current Chairman and Chief Executive Officer, Mr. King, please refer to the caption "Employment Agreements" below.

(3) David J. Harrison was named our President and Chief Operating Officer on February 10, 2005. Mr. Harrison served as the President of our subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current President and Chief Operating Officer, Mr. Harrison, please refer to the caption "Employment Agreements" below.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                          NUMBER OF
                                         SECURITIES       % OF TOTAL OPTIONS
                                         UNDERLYING           GRANTED TO
                                         OPTIONS/SARS        EMPLOYEES IN      EXERCISE PRICE
                NAME                       GRANTED           FISCAL YEAR          PER SHARE        EXPIRATION DATE
---------------------------------        ------------     ------------------   --------------      ---------------
Robert Knight
Chief Executive Officer (1)......             --                 --                 --                   --

Stephen E. King
Chairman and Chief Executive
Officer (2)......................             --                 --                 --                   --

David J. Harrison
President and Chief Operating
Officer (3)......................             --                 --                 --                   --

------------
(1) Mr. Knight served as our Chief Executive Officer from September 1998 to January 12, 2005.

(2) Stephen E. King was named our Chairman of the Board of Directors and Chief Executive Officer on February 10, 2005. Mr. King served as the Chairman of the Board of Directors and Chief Executive Officer of our subsidiary, Synova Healthcare, Inc., since its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current Chairman and Chief Executive Officer, Mr. King, please refer to the caption "Employment Agreements" below.

(3) David J. Harrison was named our President and Chief Operating Officer on February 10, 2005. Mr. Harrison served as the President of our subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current President and Chief Operating Officer, Mr. Harrison, please refer to the caption "Employment Agreements" below.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT DECEMBER 31, 2004

         The following table provides information concerning exercises of options in 2004 by our executive officers in 2004 and the number and value of unexercised options held by such executive officers.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                         OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                           SHARES                    DECEMBER 31, 2004            DECEMBER 31, 2004 (1)
                                          ACQUIRED      VALUE     -------------------------    -------------------------
                 NAME                   ON EXERCISE   REALIZED    EXERCISABLE UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
------------------------------------    -----------   --------    ----------- -------------    ----------- -------------
Robert Knight
Chief Executive Officer (2).........        --           --            --          --            $  --        $   --

Stephen E. King
Chairman and Chief Executive
Officer (3).........................        --           --            --          --            $  --        $   --

David J. Harrison
President and Chief Operating
Officer (4).........................        --           --            --          --            $  --        $   --

----------------
(1) The value of unexercised in-the-money options held at December 31, 2004 represents the total gain which an option holder would realize if he or she exercised all of the in-the-money options held at December 31, 2004, and is determined by multiplying the number of shares of common stock underlying the options by the difference between an assumed fair market value of such shares and the per share option exercise price.

(2) Mr. Knight served as our Chief Executive Officer from September 1998 to January 12, 2005.

(3) Stephen E. King was named our Chairman of the Board of Directors and Chief Executive Officer on February 10, 2005. Mr. King served as the Chairman of the Board of Directors and Chief Executive Officer of our subsidiary, Synova Healthcare, Inc., since its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current Chairman and Chief Executive Officer, Mr. King, please refer to the caption "Employment Agreements" below.

(4) David J. Harrison was named our President and Chief Operating Officer on February 10, 2005. Mr. Harrison served as the President of our subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current President and Chief Operating Officer, Mr. Harrison, please refer to the caption "Employment Agreements" below.

         COMPENSATION OF DIRECTORS

         On April 26, 2005, as compensation for serving as directors in 2005, each of our directors was granted stock options to purchase 25,000 shares of our common stock at an exercise price of $1.82 per share. All of these options vest on February 10, 2006.

         EMPLOYMENT AGREEMENTS

         STEPHEN E. KING. In February 2005, we entered into a three-year employment agreement with Stephen E. King, pursuant to which Mr. King will serve as our Chairman of the Board and Chief Executive Officer. Mr. King receives an annual salary of $175,000, and he is eligible to receive a bonus of up to 40% of his salary based on both subjective performance factors (e.g., the board's overall subjective performance evaluation of the executive, the executive's ability to successfully navigate the company through its early growth stages, the executive's success in moving the company's stock from quotation on the Pink Sheets to quotation on the OTC Bulletin Board or another established trading market, and executive's execution of the business development and strategy goals outlined in the company's operating budget for fiscal year 2005) and board-determined objective performance standards (e.g., the company's achievement of certain financial targets contained in the company's operating budget for fiscal year 2005). As part of the agreement, Mr. King has received non-qualified stock options to purchase up to 375,000 shares of our common stock at an exercise price of $0.25 per share. These options will vest depending on the achievement of the following performance goals: (i) if we have gross revenues of at least $9,400,000 for fiscal year 2005, 187,500 shares will vest; and (ii) if we have gross revenues of at least $27,000,000 for fiscal year 2006, an additional 187,500 shares will vest. In the event that gross revenues for either of fiscal years 2005 and 2006 do not meet the applicable performance goals, but reach at least 80% of the applicable performance goals, then a pro rata number of shares (representing the portion of the applicable performance goal that was met) will vest. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to our employees and executives.

         Under the terms of the agreement, employment is terminated upon the death or disability of Mr. King, and we may terminate Mr. King for cause, without cause, or for good reason. If we terminate Mr. King's employment without cause, or Mr. King resigns or terminates his employment for good reason, we must pay his salary for the greater of (i) the period of time remaining under the agreement or (ii) a period of one year, in addition to his pro-rated bonus, any benefits owed to him, and any equity granted to him. Under the agreement, Mr. King agrees to communicate and assign to us, all works made for hire. The agreement also contains customary nondisclosure and noncompetition covenants.

         DAVID J. HARRISON. In February 2005, we entered into a three-year employment agreement with David J. Harrison, pursuant to which Mr. Harrison will serve as our President and Chief Operating Officer. Mr. Harrison receives an annual salary of $175,000, and he is eligible to receive a bonus of up to 40% of his salary based on both subjective performance factors (e.g., the board's overall subjective performance evaluation of the executive, the executive's ability to successfully navigate the company through its early growth stages, the executive's success in moving the company's stock from quotation on the Pink Sheets to quotation on the OTC Bulletin Board or another established trading market, and executive's execution of the business development and strategy goals outlined in the company's operating budget for fiscal year 2005) and board-determined objective performance standards (e.g., the company's achievement of certain financial targets contained in the company's operating budget for fiscal year 2005). As part of the agreement, Mr. Harrison has received non-qualified stock options to purchase up to 375,000 shares of our common stock at an exercise price of $0.25 per share. These options will vest depending on the achievement of the following performance goals: (i) if we have gross revenues of at least $9,400,000 for fiscal year 2005, 187,500 shares will vest; and (ii) if we have gross revenues of at least $27,000,000 for fiscal year 2006, an additional 187,500 shares will vest. In the event that gross revenues for either of fiscal years 2005 and 2006 do not meet the applicable performance goals, but reach at least 80% of the applicable performance goals, then a pro rata number of shares (representing the portion of the applicable performance goal that was met) will vest. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives.

         Under the terms of the agreement, employment is terminated upon the death or disability of Mr. Harrison, and we may terminate Mr. Harrison for cause, without cause, or for good reason. If we terminate Mr. Harrison's employment without cause or Mr. Harrison resigns or terminates his employment for good reason, we must pay his salary for the greater of (i) the period of time remaining under the agreement or (ii) a period of one year, in addition to his pro-rated bonus, any benefits owed to him, and any equity granted to him. Under the agreement, Mr. Harrison agrees to communicate and assign to us, all works made for hire. The agreement also contains customary nondisclosure and noncompetition covenants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 10, 2005 by the following persons:

         o each person known by us to be the beneficial owner of five percent or more of our outstanding common stock;

         o    each of our named executive officers;

         o    each of our directors;

         o    all of our executive officers and directors as a group.

         On August 10, 2005, there were 12,937,952 shares of our common stock outstanding. Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned by them. The number of shares beneficially owned by each stockholder is determined under rules and regulations promulgated by the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 10, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The same shares may be beneficially owned by more than one person. Unless otherwise indicated, the address of record for the owner is c/o Synova Healthcare Group, Inc., 1400 N. Providence Road, Suite 6010, Media, Pennsylvania 19063.

                                                                 SHARES OF OUR                PERCENT OF
                                                                 COMMON STOCK                COMMON STOCK
                     NAME AND ADDRESS                         BENEFICIALLY OWNED                 OWNED
-----------------------------------------------------         ------------------             ------------
Stephen E. King......................................            2,020,375(1)                    15.46%

David J. Harrison....................................            2,020,165(2)                    15.46%

Jeffrey N. Pelesh....................................               61,250(3)                     *

Eric A. Weiss........................................              260,750(4)                     2.01%

Joseph S. Ferroni....................................               26,250(3)                     *

Patricia Campbell....................................                   --                        *

G.M. Capital Partners, Ltd. (5)
2, rue Thalberg CP 1507
CH-1211 Geneve
Switzerland..........................................            1,275,000(6)                     9.62%

                                                                 SHARES OF OUR                PERCENT OF
                                                                 COMMON STOCK                COMMON STOCK
                     NAME AND ADDRESS                         BENEFICIALLY OWNED                 OWNED
-----------------------------------------------------         ------------------             ------------

Oceana Partners LLC (7)
275 Seventh Avenue, Suite 2000
New York, New York 10001.............................              815,000(6)                     6.15%

Erwin Speckert
Pizolstrasse 7
7310 Bad Ragaz
Switzerland..........................................              792,000(8)                     5.96%


Robert Knight
114 W. Magnolia Street, STE 446
Bellingham, Washington 98225.........................              195,150(9)                     1.50%

All directors and officers as a group (six persons)              4,388,790                       33.18%

-------------
 *  Less than 1%

(1) Includes options to purchase 131,250 shares of common stock at an exercise price of $0.01 per share and 700 shares of common stock held of record by members of Mr. King's immediate family.

(2) Includes options to purchase 131,250 shares of common stock at an exercise price of $0.01 per share and 1,750 shares of common stock held of record by members of Mr. Harrison's immediate family.

(3) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share.

(4) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share. Mr. Weiss holds 252,000 shares of common stock with Deborah Weiss, as joint tenants.

(5) J.A. Michie is the Managing Director of G.M. Capital Partners, Ltd. and has sole voting and investment control over these shares. G.M. Capital Partners, Ltd. served as a placement agent for investors who are not residents of the United States in our unit offering that occurred during February and March 2005. As compensation for serving as a placement agent in the offering, G.M. Capital Partners, Ltd. received $140,000 and a unit purchase option to purchase 3.5 units, with each Unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, G.M. Capital Partners, Ltd. will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

(6) Includes 315,000 shares of common stock issuable upon the exercise of a unit purchase option and the warrants underlying such unit purchase option. Each unit consists of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock. The unit purchase option is exercisable at $50,000 per unit. The warrants are exercisable at $2.00 per share.

(7) Courtlandt G. Miller is the Senior Managing Director of Oceana Partners LLC, a registered broker-dealer and a member of the NASD, and has sole voting and investment control over the shares held by Oceana Partners LLC. Oceana Partners LLC served as a placement agent in our unit offering that occurred in February and March 2005. As compensation for serving as a placement agent in the offering, Oceana Partners received $140,000 and unit purchase option to purchase 3.5 units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, Oceana Partners will receive an amount equal to 1% of any cash received by us on the exercise of warrants sold in the offering.

(8) Erwin Speckert has sole or shared voting and investment power over the securities held of record by First Initiative Corp., Graeme Balcom, Nube Administration Inc., Piper Foundation, Nicholas Sleeva, Suzanne Speckert, Wally Speckert, Irene Spivack, Tom and Carol Stefopolous, Marianne Strub, and Subaraschi Foundation. Mr. Speckert holds of record 200,000 shares of common stock and warrants to purchase 160,000 shares of common stock.

(9) These shares are held of record by 391566 B.C. Ltd.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         G.M. CAPITAL PARTNERS, LTD.

         On January 10, 2005, we issued G.M. Capital Partners, Ltd. 200,000 shares of common stock in consideration for consulting services. G.M. Capital Partners, Ltd. also served as a placement agent for investors who are not residents of the United States in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, G.M. Capital Partners, Ltd. received $140,000 and a unit purchase option to purchase 3.5 units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, G.M. Capital Partners, Ltd. will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

         OCEANA PARTNERS LLC

         On December 28, 2004, we issued 500,000 shares of common stock to Oceana Partners LLC in consideration for consulting services. Oceana Partners LLC also served as a placement agent in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, Oceana Partners LLC received $140,000 and a unit purchase option to purchase 3.5 units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, Oceana Partners LLC will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

         MERGER

         In connection with the merger of our subsidiary, Synova AGBL Merger Sub, Inc., with Synova Healthcare, Inc., we issued an aggregate of 6,437,952 shares of our common stock to the stockholders of Synova Healthcare, Inc. We also assumed stock options exercisable for an aggregate of 562,048 shares of common stock in connection with the merger. The following members of our board of directors were stockholders of Synova Healthcare, Inc. at the time the merger was effective and each received the following number of shares of our common stock and/or stock options to purchase shares of our common stock in connection with the merger:

                                                                           SHARES OF                SHARES
                                                                             COMMON               UNDERLYING
                                NAME                                         STOCK              STOCK OPTIONS
---------------------------------------------------------------            ---------            -------------
Stephen E. King................................................            1,888,425              131,250(1)
David J. Harrison..............................................            1,887,165              131,250(1)
Jeffrey N. Pelesh..............................................               52,500                8,750(1)
Eric A. Weiss..................................................              252,000                8,750(2)
Joseph S. Ferroni..............................................               17,500                8,750(2)

---------------
(1) These stock options are exercisable at $0.01 per share.

(2) These stock options are exercisable at $0.57 per share.

         EMPLOYMENT AGREEMENTS

         On February 10, 2005, we entered into an employment agreement with each of Stephen E. King and David J. Harrison. Pursuant to the employment agreements, we pay each of Mr. King and Mr. Harrison a base salary of $175,000. Mr. King and Mr. Harrison were each also granted stock options that vest upon the achievement of certain performance milestones. For more details on these employment agreements and the compensation paid to Mr. King and Mr. Harrison, see "Management -- Employment Agreements" on page 43.

         ACCOUNTING SERVICES

         Jeff N. Pelesh provided professional accounting services to our subsidiary, Synova Healthcare, Inc., during fiscal years ended December 31, 2003 and 2004. Synova Healthcare, Inc. paid Mr. Pelesh an aggregate of $30,000 for these professional services in the form of 52,500 shares of our common stock (after giving effect to the conversion required by the merger).

         GUARANTY OF CREDIT FACILITY

         Stephen E. King, our Chairman and Chief Executive Officer, and David J. Harrison, our President and Chief Operating Officer, each personally guaranteed our obligations under our new line of credit with Wachovia Bank, N.A., pursuant to a guaranty agreement dated April 28, 2005.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is not currently quoted or traded on an established public trading market. Our common stock is currently quoted on the Pink Sheets under the symbol "SNVH" (previously "AGBL"). The Pink Sheets is a centralized quotation service operated by Pink Sheets LLC, which collects and publishes market maker quotes for over-the-counter securities. No assurances can be given that our common stock will continue to be so quoted.

         As of August 10, 2005, there were approximately 189 holders of record of our common stock, inclusive of those brokerage firms and/or clearinghouses holding our common stock in street name for their clients (with each such brokerage firm and/or clearinghouse being considered as one holder).

         The following table sets forth the range of the high and low bids (as reported on Bloomberg L.P.) to purchase our common stock through August 8, 2005. Such prices represent quotations between dealers, without dealer markup, markdown or commissions, and may not represent actual transactions.

                            QUARTER                     HIGH BID     LOW BID
   -------------------------------------------------------------------------
   First Quarter 2003.................................. $   0.26    $   0.26
   Second Quarter 2003................................. $   0.26    $   0.26
   Third Quarter 2003.................................. $   0.26    $   0.26
   Fourth Quarter 2003................................. $   0.26    $   0.15
   First Quarter 2004.................................. $   0.15    $   0.15
   Second Quarter 2004................................. $   0.50    $   0.15
   Third Quarter 2004.................................. $   0.50    $   0.15
   Fourth Quarter 2004................................. $   1.50    $   0.15
   First Quarter 2005.................................. $   2.00    $   1.10
   Second Quarter 2005................................. $   2.65    $   1.00
   Third Quarter (through August 8).................... $   2.50    $   2.40

         On August 8, 2005, the closing bid and closing ask prices for shares of our common stock quoted by Pink Sheets LLC, were $2.50 and $2.60 per share, respectively.

         We believe there are presently 9 market makers for our common stock. When stock is traded in the public market, characteristics of depth, liquidity and orderliness of the market may depend upon the existence of market makers as well as the presence of willing buyers and sellers. We do not know if these or other market makers will continue to make a market in our common stock. Further, the trading volume in our common stock has historically been both sporadic and light.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of August 10, 2005, there were 12,937,952 shares of common stock outstanding and no shares of preferred stock outstanding. The following description is a summary of our securities and contains the material terms of our securities. Additional information can be found in our articles of incorporation, bylaws and other documents discussed below, and you are encouraged to review those documents.

         COMMON STOCK

         Holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to the rights of the holders of any preferred stock we may designate or issue in the future, or as may otherwise be required by law or our articles of incorporation, our common stock is our only common stock entitled to vote in the election of directors and on all other matters presented to our stockholders. The common stock does not have cumulative voting rights or preemptive rights. Subject to the prior rights of holders of preferred stock, if any, holders of our common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to receive such assets as are available for distribution to our stockholders after there shall have been paid, or set apart for payment, the full amounts necessary to satisfy any preferential or participating rights to which the holders of any outstanding series of preferred stock are entitled.

         PREFERRED STOCK

         We are authorized to issue 50,000,000 shares of preferred stock, of which no shares are currently outstanding. Our board of directors is authorized to issue preferred stock in one or more series and, with respect to each series, to determine the preferences, rights, qualifications, limitations and restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. Our board of directors could issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of our common stock and could have certain anti-takeover effects.

         WARRANTS ISSUED IN CONNECTION WITH SECURITIES PURCHASE AGREEMENT

         On February 10, 2005, we entered into a securities purchase agreement with the investors party thereto, pursuant to which we issued 3,500,000 shares of common stock and warrants to purchase an aggregate of 2,800,000 shares of common stock. The warrants are exercisable any time during the five-year period following their issuance, and are exercisable at a price of $2.00 per share (subject to adjustments). We may call the warrants for redemption if the average trading price of our common stock exceeds $3.00 per share and the average trading volume of our common stock exceeds 33,333 shares per day for twenty (20) consecutive trading days. If the holders of the warrants do not exercise the warrants within a certain period after we call them for redemption, we have the right to purchase the warrants back for an amount of $0.01 per warrant.

         REGISTRATION RIGHTS AGREEMENT

         In connection with the securities purchase agreement, on February 10, 2005, we entered into a registration rights agreement, pursuant to which we agreed to file a shelf registration statement covering the resale of the shares of our common stock issued under the securities purchase agreement and upon the exercise of the warrants issued under the securities purchase agreement no later than March 22, 2005, and to use our best efforts to cause such registration statement to be declared effective no later than 100 days after such date. In addition, pursuant to the terms of the registration rights agreement, we must use our best efforts to keep the shelf registration statement continuously effective under the Securities Act until the earlier of (i) the date when all the securities covered by the registration rights agreement have been sold, (ii) the expiration of the period referred to in Rule 144(k) promulgated under the Securities Act with respect to all securities covered by the registration rights agreement that are held by non-affiliates, (iii) two years from the date the registration statement of which this prospectus is a part is first declared effective by the Securities and Exchange Commission or (iv) the date when no securities covered by the registration rights agreement are outstanding.

         If we (i) fail to file the registration statement required under the registration rights agreement, or fail to have it declared effective by the SEC, in either case, by the dates required under the registration rights agreement, or (ii) with certain exceptions, such a registration statement ceases for any reason to remain continuously effective as to all securities for which it is required to be effective, or the investors are not permitted to utilize the prospectus therein to resell such securities for in any such case 20 consecutive calendar days or more than an aggregate of 45 calendar days during any 12 month period, the registration rights agreement provides that we must pay to the holder of registrable securities liquidated damages in an amount equal to 1.0% of the aggregate purchase price paid by such holder pursuant to the securities purchase agreement for any registrable securities held by such holder on the date of such default, and on each monthly anniversary of such date (if the applicable default shall not have been cured by such date), we must pay to each holder liquidated damages equal to 1.5% of the aggregate purchase price paid by such holder pursuant to the securities purchase agreement for any registrable securities then held by such holder. The liquidated damages apply on a daily pro-rata basis for any portion of a month prior to the cure of a default. In lieu of cash, at our option, such liquidated damages may be paid in shares of our common stock valued at 85% of the average ten-day trading price for the ten-day period ended upon the date the registration statement to which this prospectus is a part is declared effective by the SEC. If we elect to pay such liquidated damages in shares of common stock, the recipients of such shares shall be entitled to certain "piggy-back" registration rights with respect to such shares.

         The registration statement to which this prospectus is a part was filed for purposes of satisfying our obligations under the registration rights agreement.

         UNIT PURCHASE OPTIONS ISSUED IN CONNECTION WITH SECURITIES PURCHASE AGREEMENT

         In connection with the securities purchase agreement, we issued unit purchase options to the placement agents in the offering, G.M. Capital Partners, Ltd. and Oceana Partners LLC. The unit purchase options entitle G.M. Capital Partners, Ltd. and Oceana Partners LLC to each purchase 3.5 units for $50,000 per unit. Each unit consists of 50,000 shares of our common stock and a warrant to purchase 40,000 shares of our common stock for $2.00 per share. The shares of common stock issuable upon the exercise of (i) the unit purchase options and
(ii) the warrants underlying the unit purchase options are covered by the registration statement to which this prospectus is a part.

         ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

         Provisions of Nevada General Corporation Law, our articles of incorporation and our bylaws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by stockholders.

         Quorum Requirements. The Nevada General Corporation Law provides for a minimum quorum of a majority in voting power of the outstanding shares of our capital stock entitled to vote.

         No Cumulative Voting. The Nevada General Corporation Law provides that stockholders are denied the right to cumulative votes in the election of directors, unless our articles of incorporation provide otherwise. Our articles of incorporation do not expressly address cumulative voting, but our bylaws expressly prohibit it.

         Calling of Special Meeting of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by (1) our board of directors, or (2) any officer instructed by our board of directors.

         Limitations on Liability and Indemnification of Officers and Directors.
Section 78.7502 of the General Corporation Law of Nevada generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Consistent with the Nevada General Corporation Law, our articles of incorporation provide that no director or officer shall be personally liable to the company or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such officer or director, provided that such director or officer shall not be indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Additionally, our bylaws provide, consistent with
Section 78.7502 of the Nevada General Corporation Law, that directors, officers, employees or agents of the company shall be indemnified by us, as long as such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the company and, in a criminal proceeding, if he had a reasonable cause to believe his conduct was unlawful.

         The limitation of liability and indemnification provisions in our articles of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

         TRADING SYMBOL

         Our common stock is currently quoted on the Pink Sheets under the symbol "SNVH."

         TRANSFER AGENT AND REGISTRAR

         Liberty Transfer Co. (274B New York Avenue, Huntington, New York 11743) presently acts as the transfer agent and registrar for our securities.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gordon & Silver, Ltd., Las Vegas, Nevada.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2004 and December 31, 2003, included in this prospectus and registration statement have been audited by Cogen Sklar LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

            YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities covered by this prospectus may be sold only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS

DESCRIPTION                                                                                                PAGE
                                                                                                           ----
SYNOVA HEALTHCARE GROUP, INC. UNAUDITED CONSOLIDATED
PRO FORMA FINANCIAL STATEMENTS FOR THE
YEAR ENDED DECEMBER 31, 2004

   Summary Narrative of Unaudited Consolidated Pro Forma Financial Statements for the Year Ended
   December 31, 2004.....................................................................................   F-1

   Pro Forma Unaudited Consolidated Balance Sheet at December 31, 2004...................................   F-2

   Pro Forma Unaudited Consolidated Statement of Operations at December 31, 2004 and for the Three
   Months Ended March 31, 2005...........................................................................   F-3

SYNOVA HEALTHCARE, INC. AUDITED FINANCIAL
STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004
AND 2003

   Report of Independent Registered Public Accounting Firm...............................................   F-4

   Balance Sheets at December 31, 2004 and 2003..........................................................   F-5

   Statement of Operations for the Year Ended December 31, 2004 and the Period Ended
      December 31, 2003..................................................................................   F-6

   Statement of Changes in Stockholders' Deficit for the Year Ended December 31, 2004 and the Period
      Ended December 31, 2003............................................................................   F-7

   Statement of Cash Flows for the Year Ended December 31, 2004 and the Period Ended
      December 31, 2003..................................................................................   F-8

   Notes to Financial Statements.........................................................................   F-9

ADVANCED GLOBAL INDUSTRIES CORPORATION AUDITED
FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2004 AND 2003

   Report of Independent Registered Public Accounting Firm...............................................  F-17

   Balance Sheets at December 31, 2004 and 2003..........................................................  F-18

   Statement of Operations for the Years Ended December 31, 2004 and 2003 and the Period September 1,
      1998 to December 31, 2004..........................................................................  F-19

   Statement of Changes in Stockholders' Deficit for the Years Ended December 31, 2004 and 2003 and the
      Period September 1, 1998 to December 31, 2004......................................................  F-20

   Statement of Cash Flows for the Years Ended December 31, 2004 and 2003 and the Period September 1,
      1998 to December 31, 2004..........................................................................  F-21

   Notes to Financial Statements.........................................................................  F-22

SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL
STATEMENTS FOR THE QUARTER ENDED MARCH 31, 2005

   Consolidated Balance Sheet for the Quarter Ended March 31, 2005.......................................  F-26

   Consolidated Statement of Operations for the Quarter Ended March 31, 2005.............................  F-27

   Consolidated Statement of Cash Flows for the Quarter Ended March 31, 2005.............................  F-28

   Notes to Consolidated Financial Statements for the Quarter Ended March 31, 2005.......................  F-29

         SYNOVA HEALTHCARE GROUP, INC. (F/K/A ADVANCED GLOBAL INDUSTRIES
                             CORPORATION ("AGIC"))
              UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

         The following unaudited pro forma financial statements for Synova Healthcare Group, Inc. have been prepared to illustrate the acquisition of Synova Healthcare Inc. in a merger transaction. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by Synova Healthcare, Inc. for the net monetary assets of Synova Healthcare Group, Inc., accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, Synova Healthcare Group, Inc., are those of the legal acquiree, Synova Healthcare, Inc., which are considered to be the accounting acquirer.

         The unaudited pro forma financial information combines the historical financial information of Synova Healthcare Group, Inc. and Synova Healthcare Inc. as of and for the year ended December 31, 2004. The carrying value of the assets and liabilities of Synova Healthcare Inc. approximates the fair value of the assets and liabilities. The unaudited pro forma balance sheet as of December 31, 2004 assumes the merger was completed on that date. The unaudited pro forma statements of operations give effect to the merger as if the merger had been completed on January 1, 2005.

         Upon consummation of the merger, each shareholder of Synova Healthcare Inc. received 8.75 shares of Synova Healthcare Group, Inc. common stock in exchange for each share of Synova Healthcare Inc. common stock held by such shareholder on that date.

         These unaudited pro forma financial statements are for information purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future. The accounting adjustments reflected in these unaudited pro forma consolidated financial statements included herein are preliminary and are subject to change. The accompanying notes are an integral part of these pro forma consolidated financial statements.

                          SYNOVA HEALTHCARE GROUP, INC.
                  PROFORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 2004

                      ACCOUNTS                             AGIC           SYNOVA        ENTRIES          TOTALS
---------------------------------------------------   -------------   --------------   ---------    ---------------
Assets:
   Current Assets:
     Cash..........................................   $          89   $       10,554                $        10,643
     Accounts Receivable...........................                           84,423                         84,423
     Inventory.....................................                          433,545                        433,545
     Prepaid Assets................................                           56,345                         56,345
     Deposits......................................                                                               0
                                                      -------------   --------------                ---------------
        Total Current Assets.......................              89          584,867                        584,956
                                                      =============   ==============                ===============
Capital Assets, Net of Depreciation................                           31,654                         31,654
Other Assets.......................................                            6,190                          6,190
                                                                                                                  0
                                                      -------------   --------------                ---------------
          Total Assets.............................   $          89   $      622,711                $       622,800
                                                      =============   ==============                ===============

Liabilities & Stockholders' Equity:
  Liabilities:
   Current Liabilities:
     Accounts Payable..............................   $       6,799   $      927,334                $       934,133
     Demand Note...................................                          475,000                        475,000
     Due to Shareholders...........................                            2,275
     Accrued Expenses-Payroll......................                                                               0
                                                      -------------   --------------                ---------------
        Total Current Liabilities..................           6,799        1,404,609                      1,411,408
                                                      =============   ==============                ===============
        Total Long Term Liabilities................                                                               0
                                                      -------------   --------------                ---------------
          Total Liabilities........................           6,799        1,404,609                      1,411,408
                                                      =============   ==============                ===============
Stockholders' Equity:
   Capital Stock...................................           2,750               67         6,371            9,188
   Additional paid-in Capital......................         193,146        1,415,878      (208,977)       1,400,047
   Retained Earnings...............................        (202,606)      (2,197,843)      202,606       (2,197,843)
                                                      -------------   --------------                ---------------
          Total Stockholders' Equity...............          (6,710)        (781,898)                      (788,608)
                                                      =============   ==============                ===============
          Total Liabilities & Stockholders' Equity.   $          89   $      622,711                $       622,800
                                                      =============   ==============                ===============

(1) Recapitalization based upon issuance of 6,473,962 shares of AGIC common stock as part of reverse merger transaction.

                          SYNOVA HEALTHCARE GROUP, INC.
             PROFORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                              AT DECEMBER 31, 2004

                    ACCOUNTS                           AGIC           SYNOVA          ENTRIES         TOTALS
-----------------------------------------------   -------------   --------------     ---------    --------------
SALES..........................................   $          --   $      458,300                  $      458,300
COST AND EXPENSES:
   Cost of goods sold..........................                          150,271                         150,271
   Marketing Expenses..........................                          638,888                         638,888
   General and administrative expenses.........         102,480        1,086,928                       1,189,408
                                                  -------------   --------------                  --------------
LOSS FROM OPERATIONS...........................        (102,480)      (1,417,787)                     (1,520,267)
                                                  -------------   --------------                  --------------

OTHER INCOME (EXPENSES)
   Interest income.............................                              343                             343
   Interest expense............................                          (55,240)                        (55,240)
                                                  -------------   --------------                  --------------
NET LOSS.......................................   $    (102,480)  $   (1,472,684)                 $   (1,575,164)
                                                  =============   ==============                  ==============

   Basic and Diluted loss per share               $       (0.05)  $        (2.31)                 $        (0.20)
   Basic and Diluted weighted average number of       2,250,000          637,310                       7,826,462
   shares

                          SYNOVA HEALTHCARE GROUP, INC.
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 2005

                                                      SYNOVA          SYNOVA
                                                    HEALTHCARE      HEALTHCARE,
                     ACCOUNTS                       GROUP, INC.         INC.           ENTRIES         TOTALS
-----------------------------------------------   -------------   --------------      ---------   --------------
SALES..........................................   $          --   $        3,565                  $        3,565
COST AND EXPENSES:
   Cost of goods sold..........................                           16,992                          16,992
   Marketing Expenses..........................          50,000          938,804                         988,804
   General and administrative..................
                                                  -------------   --------------                  --------------
LOSS FROM OPERATIONS...........................         (50,000)        (952,231)                     (1,002,231)
                                                  -------------   --------------                  --------------
OTHER INCOME
   Interest income.............................                           (4,634)                         (4,634)
   Interest expense............................                           17,813                          17,813
                                                  -------------   --------------                  --------------
NET LOSS.......................................   $     (50,000)  $     (965,410)                 $   (1,015,410)
                                                  =============   ==============                  ==============

   Basic and Diluted loss per share               $       (0.02)  $        (1.09)                 $        (0.09)
   Basic and Diluted weighted average number of       2,966,667          884,184                      10,736,602
   shares

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Synova Healthcare, Inc.
Media, Pennsylvania

         We have audited the balance sheets of Synova Healthcare, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2004 and period from April 8, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synova Healthcare, Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the year ended December 31, 2004 and period from April 8, 2003 (date of inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 2 to the financial statements, the Company restated the 2004 financial statements to recognize a return of products in 2005 related to sales for the year ended December 31, 2004 which was discovered by management of the Company in 2005.

/s/ COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
January 13, 2005, except for
     Note 8 for which the date
     is February 10, 2005 and
     Note 2 for which the date
     is July 20, 2005.

                             SYNOVA HEALTHCARE, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                             2004          2003
                                                                         ------------   -----------
ASSETS
 Current Assets
 Cash..................................................................  $     10,554   $    21,116
 Accounts receivable...................................................        84,423       136,887
 Inventory.............................................................       433,545       447,544
 Prepaid expenses......................................................        56,345        22,878
                                                                         ------------   -----------
 Total current assets..................................................       584,867       628,425
 Property and equipment - Net..........................................        31,654        36,779
 Deposits and other assets.............................................         6,190        12,380
                                                                         ------------   -----------
  Total Assets.........................................................  $    622,711   $   677,584
                                                                         ============   ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current Liabilities
 Accounts payable and accrued expenses.................................  $    927,334   $   775,126
 Due to Walgreens......................................................             -        72,466
 Due to shareholders...................................................         2,275             -
 Loans payable.........................................................       475,000        40,000
                                                                         ------------   -----------
  Total Liabilities....................................................     1,404,609       887,592
                                                                         ============   ===========

Common Stock - $0.0001 par value; 1,250,000 shares authorized; 673,132
   and 529,070 shares issued and outstanding in 2004 and 2003..........            67            53
Additional paid - in Capital...........................................     1,415,878       515,098
Accumulated Deficit....................................................    (2,197,843)     (725,159)
                                                                         ------------   -----------
Total Stockholders' Deficit............................................      (781,898)     (210,008)
                                                                         ------------   -----------
Total Liabilities and Stockholders' Deficit............................  $    622,711   $   677,584
                                                                         ============   ===========

   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                            STATEMENTS OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 2004 AND
               APRIL 8, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003

                                                                             2004          2003
                                                                         ------------   -----------
SALES..................................................................  $    458,300   $   137,144
                                                                         ------------   -----------
COSTS AND EXPENSES.....................................................
   Cost of goods sold..................................................       150,271        26,275
   Marketing expenses..................................................       638,888       581,938
   General and administrative expenses.................................     1,086,928       254,415
                                                                         ------------   -----------
LOSS FROM OPERATIONS...................................................     1,876,087       862,628
                                                                         ------------   -----------
                                                                           (1,417,787)     (725,484)
                                                                         ------------   -----------
OTHER INCOME (EXPENSES)................................................
   Interest income.....................................................           343           355
   Interest expense....................................................       (55,240)          (30)
                                                                         ------------   -----------
                                                                              (54,897)          325
                                                                         ------------   -----------
Net Loss...............................................................  $ (1,472,684)  $  (725,159)
                                                                         ------------   -----------
Basic and Diluted Net Loss per Common Share............................  $      (2.31)  $     (1.60)
                                                                         ============   ===========
Basic and  Diluted Weighted Average Number of Shares Outstanding.......       637,310       451,998
                                                                         ============   ===========


   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
               APRIL 8, 2003 (INCEPTION) THROUGH DECEMBER 31, 2004

                                                     COMMON STOCK
                                                 -------------------
                                                 NUMBER                    ADDITIONAL                           TOTAL
                                                   OF                       PAID-IN        ACCUMULATED       STOCKHOLDERS'
                                                 SHARES       AMOUNT        CAPITAL          DEFICIT           DEFICIT
                                                --------     --------    -------------     ------------     --------------
Balance at April 8, 2003....................           -     $     -     $           -     $          -      $         -
Issuance of common stock....................     529,070          53           515,098                -          515,151
Net loss for the period ended December 31,
   2003.....................................           -           -                 -         (725,159)        (725,159)
                                                 -------     -------     -------------     ------------      -----------
Balance at December 31, 2003................     529,070          53           515,098         (725,159)        (210,008)
Issuance of common stock....................     111,614          11           583,844                -          583,855
Issuance of common stock for services.......      17,900           2            89,497                -           89,499
Conversion of notes payable for common stock      14,548           1            72,739                -           72,740
Issuance of options to founders at below
   market value.............................           -           -           149,700                -          149,700
Issuance of warrants in exchange for services          -           -             5,000                -            5,000
Net loss for the year ended December 31, 2004          -           -                 -       (1,472,684)      (1,472,684)
                                                 -------     -------     -------------     ------------      -----------
Balances, December 31, 2004.................     673,132     $    67     $   1,415,878     $ (2,197,843)     $  (781,898)
                                                 =======     =======     =============     ============      ===========

   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 2004 AND
               APRIL 8, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003

                                                                             2004           2003
                                                                         ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES...................................
    Net loss...........................................................  $ (1,472,684)  $  (725,159)
    Adjustments to reconcile net loss to net cash used in operating activities.......................................................
       Depreciation....................................................         7,256         3,523
       Share based compensation, services and interest (Increase)
         decrease in assets............................................       251,940             -
         Accounts receivables..........................................        52,464      (136,887)
         Inventory.....................................................        13,999      (447,544)
         Prepaid expenses..............................................       (33,467)      (22,878)
         Deposits......................................................         6,190       (12,380)
       Increase (decrease) in liabilities..............................
         Accounts payable and accrued expenses.........................       152,208       775,125
         Walgreens overpayment.........................................       (72,466)       72,466
                                                                         ------------   -----------
    Net cash used in operating activities..............................    (1,094,560)     (493,734)
                                                                         ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES...................................
    Capital expenditures...............................................        (2,132)      (40,302)
                                                                         ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES...................................
    Proceeds from loans payable........................................       502,275        40,000
    Proceeds from issuance of stock....................................       583,855       515,152
    Net cash provided by financing activities..........................     1,086,130       555,152
                                                                         ------------   -----------
NET INCREASE (DECREASE) IN CASH........................................       (10,562)       21,116
CASH - BEGINNING OF PERIOD.............................................        21,116             -
                                                                         ------------   -----------
CASH - END OF PERIOD...................................................  $     10,554   $    21,116
                                                                         ============   ===========
SUPPLEMENTAL SCHEDULE OF  NON -CASH FINANCING ACTIVITIES:
Conversion of debt and accrued interest into common stock..............  $     72,740   $         -
                                                                         ============   ===========

   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF THE BUSINESS
         Synova Healthcare, Inc. (the "Company"), was incorporated in the State of Delaware on April 8, 2003. The Company was formed to develop, distribute, market and sell products designed to meet the increasing needs of consumers wanting to take a more active role in the management of their long-term health care.

COMPREHENSIVE INCOME
         The Company follows the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

FAIR VALUE OF FINANCIAL INSTRUMENTS
         The Company's financial instruments consist of cash, receivables, payables and accrued expenses. The carrying values of cash, receivables, payables and accrued expenses approximate fair value because of their short maturities.

CONCENTRATION OF CREDIT RISK
         Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and accounts receivable. The Company places its temporary cash investments with high credit quality financial institutions to limit its credit exposure. Concentrations of credit risk with respect to accounts receivable are limited since the Company performs ongoing credit evaluations of its customers' financial condition and due to the generally short payment terms.

ACCOUNTS RECEIVABLE
         The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

INVENTORY
         Inventory consists of diagnostic medical devices and is stated at the lower of cost (determined by the first-in, first-out method) or market.

DEPRECIATION
         The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method. The estimated useful lives are as follows:

                Computer equipment            5 years
                Office equipment              7 years
                Office furniture              7 years

REVENUE RECOGNITION

         The Company sells its products to a number of leading national and regional retailers and wholesalers, both directly and through the services of external sales brokers.

         In accordance with the SEC's Staff Accounting Bulletin No. 104 (SAB
104) "Revenue Recognition," the Company recognizes revenue when persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, receipt of goods by customer occurs, the price is fixed or determinable, and the sales revenues are considered collectible. Subject to these criteria, except with respect to customers that buy products on pay-on-scan terms, the Company recognizes revenue at the time merchandise is received by the customer.

         The Company recognizes pay-on-scan sales as revenues when it is notified of the customer's sales through weekly sales. Based on the monitoring of sales activity and the fact that all of the Company's major customers have reordered, the Company does not believe an allowance for product returns is necessary at this time because the Company does not expect any significant returns in the normal course of business. The Company will continue to monitor sales activity in the future to determine when and if an allowance is necessary.

         The Company treats temporary price reduction (TPR) programs, merchandising fees, co-op advertising and slotting expenses as a reduction in revenues. The Company records the liability when persuasive evidence exists that the Company and the customer or distributor have reached agreement and that an advertising action will result in an expense to the Company in the near future. The liability is maintained until the customer takes the deduction against payments due.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
         The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

LOSS PER SHARE
         The Company follows SFAS 128, "Earnings Per Share" resulting in the presentation of basic and diluted earnings (loss) per share. Because the Company reported a net loss for the periods ended December 31, 2004 and 2003, common stock equivalents consisting of options and warrants were anti-dilutive; therefore, the amounts reported for basic and dilutive loss per share were the same.

ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates based on management's knowledge and experience. Accordingly, actual results could differ from those estimates.

RECOVERABILITY OF LONG LIVED ASSETS
         The Company follows SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company's annual financial statements.

ADVERTISING COSTS
         Advertising costs are expensed as incurred.

COOPERATIVE ADVERTISING
         The Company accounts for cooperative advertising expense in accordance with Emerging Issues Task Force ("EITF") 01-9, "Accounting for Consideration Given by a Vendor to a Customer." EITF 01-9 requires that cash considerations, including sales incentives given by a vendor to a customer is presumed to be a reduction of the selling price and, therefore, should be characterized as a reduction of revenue. This presumption is overcome and the consideration characterized as a cost incurred if the vendor receives an identifiable benefit in exchange for the consideration and the fair value of that identifiable benefit can be reasonably estimated.

         Cooperative advertising expenses of $309,890 and $-0- were recorded as reductions of sales revenue in 2004 and 2003.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 - RESTATEMENT

         The results of operations for the year ended December 31, 2004 have been restated to recognize a one-time return of products totaling $30,790, related to sales for the year ended December 31, 2004. The products were physically returned during the first quarter 2005. This restatement increased the net loss by $24,814 for the year ended December 31, 2004 and increased the basic and diluted net loss per share by $0.04 for the year ended December 31, 2004.

NOTE 3 - PREPAID EXPENSES

Prepaid expenses consist of:

                                                      2003            2004
                                                    -------         -------
  Prepaid broker fees.............................  $     -         $ 3,500
  Prepaid insurance...............................   23,138          19,378
  Marketing supplies..............................   24,408               -
  Prepaid advertising.............................    8,799               -
                                                    -------         -------
                                                    $56,345         $22,878
                                                    =======         =======

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                      2004            2003
                                                    -------         -------
  Computer equipment..............................  $24,643         $22,512
  Office equipment................................    4,028           4,028
  Office furniture................................   13,762          13,762
                                                    -------         -------
                                                     42,433          40,302
Less: Accumulated depreciation and amortization...   10,779           3,523
                                                    -------         -------
                                                    $31,654         $36,779
                                                    =======         =======

Related depreciation expense for 2004 and 2003 was $7,256 and $3,523.

NOTE 5 - LOANS PAYABLE

         The Company has a loan payable dated April 30, 2004 secured by the Company's assets. The loan bears interest at a fixed rate of 15% per annum payable on a monthly basis. The outstanding principal is due on May 1, 2005. The lender had the option to convert up to fifty percent of the original loan balance into shares of common stock of the Company at a price of $5.00 per share. This option expired November 1, 2004.

         The loan payable at December 31, 2003 was converted into common stock at $5 per share on March 12, 2004.

NOTE 6 - LEASE COMMITMENTS

         The Company leases an office facility. The lease term expires on November 30, 2005, with an annual rental expense of approximately $25,000.

         Minimum future rental payments under this noncancellable operating leases as of December 31, 2004 is approximately $23,000 for the year ending December 31, 2005.

         Rent expense charged to operations for the year ended December 31, 2004 and period ended December 31, 2003 was $24,760 and $7,135.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 7 - STOCKHOLDER'S EQUITY

COMMON STOCK
         During the year ended December 31, 2003, the Company issued an aggregate of 529,070 shares of its common stock in a series of private offerings and received net proceeds of $515,151.

         During the year ended December 31, 2004, the Company issued an aggregate of 111,614 shares of its common stock in a series of private offerings and received net proceeds of $583,855.

         During the year ended December 31, 2004, the Company issued 17,900 shares of its common stock in exchange for professional services valued at $89,499.

         In March 2004, the holder of a $40,000 convertible note submitted the note and accrued interest of $4,000 for conversion at $5 per share into 8,800 shares of the Company's common stock.

         In December 2004, the holder of a $25,000 convertible note submitted the note and accrued interest of $3,740 for conversion at $5 per share into 5,748 shares of the Company's common stock.

OPTIONS
         On March 17, 2004, the Company granted options to one employee and three Board of Directors to each purchase 1,000 shares of the Company's common stock. The options vest immediately and expire in 10 years from the grant date. The exercise price per share of these options was $5.00, which was the fair market value of the Company's common stock on the date of grant.

         On December 22, 2004, pursuant to the Synova Healthcare, Inc. 2004 Equity Incentive Plan, the two founders of the Company were granted options to each purchase 15,000 shares of the Company's common stock. The options vest immediately and expire 10 years after the grant date. The exercise price per share of these options was $0.01. Since the exercise price of the options was less than the fair market value of the Company's common stock on grant date, the Company recorded compensation expense of $149,700, which represents the difference between the exercise price of the options and the fair market value of the stock on grant date multiplied by the number of options granted.

         None of the options have been exercised as of December 31, 2004.

         The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the issuance of its stock options. Accordingly, no compensation cost has been recognized for its stock options issued during the years ended December 31, 2004, except for the options issued to founders as noted above. Had compensation cost for the Company's issuance of vested stock options been determined based on the fair value at grant dates for options consistent with the method of FASB Statement 123, the Company's net loss would have been increased to the pro forma amount indicated below. Fair value amounts for 2004 were estimated using the Black-Scholes model with the following assumptions: no dividend yield, expected volatility of 60%, and a risk-free interest rate of 3.7%. There were no options issued during 2003.

                                                                        2004
                                                                      ---------
Net loss as reported..............................................    1,472,684
Pro Forma.........................................................    1,486,684
Net loss per share as reported....................................         2.31
Pro Forma.........................................................         2.33

         A summary of incentive stock option transactions for employees during 2004 and 2003 are as follows:

                                                                                           EXERCISE PRICE
                                                            OPTION                          PER COMMON
                                                            SHARES        VESTED SHARES     SHARE RANGE
                                                            ------        -------------     -----------
Balance, April 8, 2003 ...........................              --               --              $
Granted/vested during the period..................              --               --
Exercised during the period.......................              --               --
                                                            ------           ------        --------------
Balance, December 31, 2003........................              --               --              $
Granted/vested during the year ...................          34,000           34,000        $0.01 to $5.00
Exercised during the year.........................              --               --
                                                            ------           ------        --------------
Balance, December 31, 2004........................          34,000           34,000        $0.01 to $5.00
                                                            ======           ======        ==============

         Information with respect to the incentive stock options outstanding and incentive stock options exercisable at December 31, 2004 is as follows:

                                             INCENTIVE STOCK OPTIONS OUTSTANDING
------------------------------------------------------------------------------------------------------------------------
                                   NUMBER OF OUTSTANDING                                       WEIGHTED AVERAGE EXERCISE
                                  CURRENTLY EXERCISABLE AT      WEIGHTED AVERAGE REMAINING    PRICE OF OPTIONS CURRENTLY
  RANGE OF EXERCISE PRICES           DECEMBER 31, 2004               CONTRACTUAL LIFE                 EXERCISABLE
  ------------------------        ------------------------      --------------------------    --------------------------
       $0.01 to $5.00                      34,000                       9.9 years                        $0.60

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 7 - STOCKHOLDER'S EQUITY (CONTINUED)

WARRANTS
         On December 22, 2004, the Company issued Stock Purchase Warrants to purchase 1,000 shares of its common stock, at an exercise price of $0.01 per share pursuant to Section 4(2) of the Securities Act in exchange for accounting services. The Warrants are exercisable until December 2014. In accordance with the fair value method as described in accounting requirements of SFAF No. 123, the Company recognized accounting expense of $5,000, using the Black-Scholes Model with the following assumptions: no dividend yield, expected volatility of 60%, and a risk-free interest rate of 4.2%.

         A summary of warrant transactions during 2004 and 2003 are as follows:

                                                                                           EXERCISE PRICE
                                                            OPTION                          PER COMMON
                                                            SHARES        VESTED SHARES     SHARE RANGE
                                                            ------        -------------     -----------
Balance, April 8, 2003 ...........................             --                --              $
Granted/vested during the period..................             --                --
Exercised during the period.......................             --                --
                                                            -----             -----            -----
Balance, December 31, 2003........................             --                --              $
Granted/vested during the year ...................          1,000             1,000            $0.01
Exercised during the year.........................             --                --
                                                            -----             -----            -----
Balance, December 31, 2004........................          1,000             1,000            $0.01
                                                            =====             =====            =====

         Information with respect to warrants outstanding and exercisable at December 31, 2004 is as follows:

                                                 NON-EMPLOYEE OPTIONS OUTSTANDING
------------------------------------------------------------------------------------------------------------------------
                                   NUMBER OF OUTSTANDING                                       WEIGHTED AVERAGE EXERCISE
                                  CURRENTLY EXERCISABLE AT      WEIGHTED AVERAGE REMAINING    PRICE OF OPTIONS CURRENTLY
  RANGE OF EXERCISE PRICES           DECEMBER 31, 2004               CONTRACTUAL LIFE                 EXERCISABLE
  ------------------------        ------------------------      --------------------------    --------------------------
            $0.01                          1,000                        9.3 years                        $0.01

NOTE 8 - INCOME TAXES

         As discussed in Note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS 109. The effective tax rates differ from the statutory rate primarily due to the Company's historical corporate structure. The reconciliation of the statutory federal rate to the Company's historical income tax expense (benefit) is as follows:

                                                           2004          2003
                                                        ----------   ----------
Income tax benefit at U.S. federal income tax rate..... $ (530,000)  $ (261,000)
Tax benefit not recognized.............................    530,000      261,000
                                                        ----------   ----------
Income tax benefit..................................... $        -   $        -
                                                        ==========   ==========
Income tax benefit consists of the following:
Current tax benefit
    Federal............................................ $        -   $        -
    State..............................................          -            -
                                                        ----------   ----------
                                                        $        -            -
                                                        ==========   ==========
Deferred tax benefit
    Federal............................................ $  791,000   $  261,000
    State..............................................          -            -
    Valuation allowance................................   (791,000)    (261,000)
                                                        ----------   ----------
                                                                 -            -
                                                        ----------   ----------
                                                        $        -   $        -
                                                        ==========   ==========

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 8 - INCOME TAXES (CONTINUED)

         The components of the deferred assets (liabilities) are as follows:

                                                         2004           2003
                                                      ----------    -----------
Net operating loss..................................  $  791,000    $   261,000
Valuation allowance.................................    (791,000)      (261,000)
                                                      ----------    -----------
                                                      $        -    $         -
                                                      ==========    ===========

         The valuation allowance for deferred tax assets as of December 31, 2004 and 2003 was $791,000 and $261,000. The change in the total valuation allowance for the years ended December 31, 2004 and 2003 was an increase of $530,000 and an increase of $261,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. At December 31 2004, the Company had net operating loss carry forwards for Federal and State income tax purposes of approximately $2,198,000 (the "NOL carry forwards"), which were available to offset future taxable income, if any, through 2024. Based upon the limited operating history of the Company and losses incurred to date, management has fully reserved the deferred tax asset.

NOTE 9 - SUBSEQUENT EVENTS

         In January 2005, the Company issued 42,132 shares of its common stock in exchange for services valued at $315,990.

         In January 2005, the Company issued 10,502 shares of its common stock for proceeds of $78,765.

         In January 2005, the Company issued Stock Purchase Warrants to purchase 3,274 shares of its common stock at an exercise price of $7.50 per share for 2,050 shares and $0.01 per share for 1,224 shares pursuant to Section 4(2) of the Securities Act in exchange for services. The Warrants are exercisable until January 2015. The Warrants will be expensed in accordance with the fair value method as described in accounting requirements of SFAS No. 123.

         On January 13, 2005, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with Synova Healthcare Group, Inc. (formerly known as Advanced Global Industries Corporation). The Merger Agreement provides that at the effective time, a newly formed wholly-owned subsidiary of Synova Healthcare Group, Inc. will merge with and into Synova and Synova will be the surviving wholly-owned subsidiary. The stockholders of Synova will have a controlling interest in the merged entity and therefore, the merger will be accounted for as a reverse acquisition.

         At the effective time, each stockholder of Synova will receive 8.75 shares of common stock of Synova Healthcare Group, Inc. for each share of Synova common stock.

         Upon the effective date of the merger, Synova Healthcare Group, Inc. will commence a private placement offering to raise up to $3.5 million by offering units consisting of one share and a warrant to purchase 0.8 share at $1 per unit.

         As of February 10, 2005, the escrow agent for the private placement had received at least $2,000,000 in common stock subscriptions.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Advanced Global Industries Corporation
Bellingham, Washington

         We have audited the accompanying balance sheets of Advanced Global Industries Corporation (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended and for the period September 1, 1998 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Global Industries Corporation (a development stage company) as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended and for the period September 1, 1998 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States.

/s/ COGEN SKLAR LLP

Bala Cynwyd, Pennsylvania
January 25, 2005, except for
     Note 6 - Merger, for which
     the date is February 10, 2005

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                                            2004         2003
                                                                                          --------     --------
ASSETS
Cash..................................................................................    $     89     $     69
                                                                                          --------     --------
TOTAL ASSETS..........................................................................    $     89     $     69
                                                                                          ========     ========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
    Accounts payable..................................................................    $  6,799     $  4,299
    Loan from stockholder.............................................................           -       22,331
                                                                                          --------     --------
    Total Liabilities.................................................................       6,799       26,630
                                                                                          --------     --------
STOCKHOLDERS' DEFICIT
Preferred Stock, $.001 par value; 50,000,000 shares authorized, no shares issued and
    outstanding.......................................................................           -            -
Common Stock, $.001 par value; 150,000,000 shares authorized, 2,750,000 shares outstanding at December 31, 2004, and 2,250,000 shares outstanding at
    December 31, 2003.................................................................       2,750        2,250
Additional paid-in capital............................................................     193,146       71,315
Deficit accumulated during the development stage......................................    (202,606)    (100,126)
                                                                                          --------     --------
                                                                                            (6,710)     (26,561)
                                                                                          --------     --------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT...........................................    $     89     $     69
                                                                                          ========     ========

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
    AND THE PERIOD SEPTEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                 CUMULATIVE       YEAR ENDED       YEAR ENDED
                                                                    SINCE          DECEMBER         DECEMBER
                                                                  INCEPTION        31, 2004         31, 2003
                                                                 -----------     ------------      -----------
REVENUES.....................................................    $         -     $          -      $         -

GENERAL AND ADMINISTRATIVE EXPENSES..........................        202,606          102,480            9,022
                                                                 -----------     ------------      -----------
LOSS BEFORE INCOME TAX BENEFIT...............................       (202,606)        (102,480)          (9,022)

INCOME TAX BENEFIT (PROVISION)...............................              -                -                -
                                                                 -----------     ------------      -----------
NET LOSS.....................................................    $  (202,606)    $   (102,480)     $    (9,022)
                                                                 ===========     ============      ===========
BASIC AND DILUTED NET LOSS PER COMMON SHARE                                      $      (0.05)     $         -
                                                                                 ============      ===========
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.                       2,250,000        2,250,000
                                                                                 ============      ===========

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
    AND THE PERIOD SEPTEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                                            COMMON STOCK
                                                                                    --------------------------
                                                                    PREFERRED        NUMBER OF
                                                                      STOCK           SHARES           AMOUNT
                                                                  --------------    ------------   -----------
Balance at December 31, 1998                                      $            -               -   $         -
Issuance of shares in private offerings..........................              -          50,850            51
Net loss for the year ended December 31, 1999....................              -               -             -
                                                                  --------------    ------------   -----------
Balance at December 31, 1999.....................................              -          50,850            51
Net loss for the year ended December 31, 2000....................              -               -             -
                                                                  --------------    ------------   -----------
Balance at December 31, 2000.....................................              -          50,850            51
Issuance of shares of common stock in exchange for services......              -         199,150           199
Net loss for the year ended December 31, 2001....................              -               -             -
                                                                  --------------    ------------   -----------
Balance at December 31, 2001.....................................              -         250,000           250
Issuance of shares of common stock in private placement..........              -       2,000,000         2,000
Net loss for the year ended December 31, 2002....................              -               -             -
                                                                  --------------    ------------   -----------
Balance at December 31, 2002.....................................              -       2,250,000         2,250
Net loss for the year ended December 31, 2003....................              -               -             -
                                                                  --------------    ------------   -----------
Balance at December 31, 2003.....................................              -       2,250,000         2,250
Discharge of debt by stockholder.................................              -               -             -
Issuance of shares of common stock in exchange for services......              -         500,000           500
Net loss for the year ended December 31, 2004....................              -               -             -
                                                                  --------------    ------------   -----------
Balance at December 31, 2004..................................... $            -       2,750,000   $     2,750
                                                                  ==============    ============   ===========

                                                                                     ACCUMULATED
                                                                    ADDITIONAL       DURING THE
                                                                     PAID-IN         DEVELOPMENT
                                                                     CAPITAL            STAGE         TOTAL
                                                                  --------------    ------------   -----------

Balance at December 31, 1998....................................  $            -    $          -   $         -
Issuance of shares in private offerings.........................          42,599               -        42,650
Net loss for the year ended December 31, 1999...................               -         (39,141)      (39,141)
                                                                  --------------    ------------   -----------
Balance at December 31, 1999....................................          42,599         (39,141)        3,509
Net loss for the year ended December 31, 2000...................               -             (96)          (96)
                                                                  --------------    ------------   -----------
Balance at December 31, 2000....................................          42,599         (39,237)        3,413
Issuance of shares of common stock in exchange for services.....          28,716               -        28,915
Net loss for the year ended December 31, 2001...................               -         (29,011)      (29,011)
                                                                  --------------    ------------   -----------
Balance at December 31, 2001....................................          71,315         (68,248)        3,317
Issuance of shares of common stock in private placement.........               -               -         2,000
Net loss for the year ended December 31, 2002...................              -         (22,856)       (22,856)
                                                                  --------------    ------------   -----------
Balance at December 31, 2002....................................          71,315         (91,104)      (17,539)
Net loss for the year ended December 31, 2003...................               -          (9,022)       (9,022)
                                                                  --------------    ------------   -----------
Balance at December 31, 2003....................................          71,315        (100,126)      (26,561)
Discharge of debt by stockholder................................          22,331               -        22,331
Issuance of shares of common stock in exchange for services.....          99,500               -       100,000
Net loss for the year ended December 31, 2004...................               -        (102,480)     (102,480)
                                                                  --------------    ------------   -----------
Balance at December 31, 2004....................................  $      193,146  $     (202,606)  $    (6,710)
                                                                  ==============    ============   ===========

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
    AND THE PERIOD SEPTEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                       CUMULATIVE        YEAR ENDED       YEAR ENDED
                                                                          SINCE         DECEMBER 31,     DECEMBER 31,
                                                                        INCEPTION           2004             2003
                                                                      -------------    -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss....................................................      $    (202,606)   $    (102,480)   $      (9,022)
    Adjustments to reconcile net loss to net cash flows
      provided by (used in) operating activities
       Stock issued in exchange for services....................            128,915          100,000                -
       Decrease in assets.......................................
         Prepaid expenses.......................................                  -                -            2,980
       Increase in liabilities
         Accounts payable and accrued expenses..................              6,799            2,500            1,741
                                                                      -------------    -------------    -------------

Net cash provided by (used in) operating activities                         (66,892)              20           (4,301)

CASH FLOWS FROM INVESTING ACTIVITIES
    Increase in loan from stockholder...........................             22,331                -            4,229

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock......................             44,650                -                -
                                                                      -------------    -------------    -------------

NET INCREASE (DECREASE) IN CASH.................................                 89               20              (72)

CASH- BEGINNING OF PERIOD.......................................                  -               69              141
                                                                      -------------    -------------    -------------
CASH - END OF PERIOD............................................      $          89    $          89    $          69
                                                                      =============    =============    =============
SUPPLEMENTAL DISCLOSURE OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
       Discharge of debt by stockholder:
         Loan from stockholder..................................      $     (22,331)   $     (22,331)   $           -
         Additional paid-in capital.............................             22,331           22,331                -
                                                                      -------------    -------------    -------------
                                                                      $           -    $           -    $           -
                                                                      =============    =============    =============

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

         Advanced Global Industries Corporation, (the "Company"), a development stage company, was organized in Nevada on September 1, 1998. Its business operations were limited to raising capital for its business but those operations were abandoned in 2001. The Company had no other operations until December 2004 when it entered into a letter of intent to merge with Synova Healthcare, Inc. of Media, PA.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES
         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

COMPREHENSIVE INCOME
         The Company follows the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

FAIR VALUE OF FINANCIAL INSTRUMENTS
         The Company's financial instruments consist of cash and accounts payable. The carrying values of cash and accounts payable approximate fair value because of their short maturities.

INCOME TAXES
         The Company follows SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

LOSS PER SHARE
         The Company follows SFAS No. 128, "Earnings Per Share" resulting in the presentation of basic and diluted earnings per share. Because the Company has no common stock equivalents, the amounts reported for basic and dilutive loss per share were the same.

RECENTLY ISSUED ACCOUNTING PRINCIPLES
         The following recently issued accounting pronouncements are currently not applicable to the Company.

         In December 2004, the FASB revised SFAS 123, "Accounting for Stock-Based Compensation" to require all companies to expense the fair value of employee stock options. SFAS 123R is effective for the first period ending after December 15, 2005 for small issuers.

         In January 2003, subsequently revised December 2003, the FASB issued FASB Interpretation No. 46R ("FIN 46R"), Consolidation of Variable Interest Entities - An Interpretation of AARB N. 51. FIN 46R requires that if any entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46R provisions are effective for all arrangements entered into after January 31, 2003. FIN 46R provisions are required to be adopted for the first period ending after December 15, 2004 for a small business issuer.

         In April 2003, the FASB issued Statement of Financial Accounting Standard No. 149 ("SFAS 149"), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. SFAS 149 is generally effective for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

         In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

1. a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;
2. a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer's equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and
3. financial instrument that embodies and unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on
      (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer's equity shares, or (3) variations inversely related to changes in the fair value of the issuer's equity shares.

         In November 2003, FASB issued FASB Staff Position No. 150-3 ("FAS 150-3") which deferred the effective dates for applying certain provisions of SFAS No. 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities SFAS No. 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interest that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS No. 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS No. 150 are deferred indefinitely. The measurement provisions of SFAS No. 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period.

         On December 17, 2003, the Staff of the SEC issued Staff Accounting Bulletin No. 104 (SAB No. 104), Revenue Recognition, which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (the FAQ) issued with SAB No. 101 that had been codified in SEC Top 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB
No. 104.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 3 - COMMON STOCK

         In May 1999, the Company raised $42,650 through the issuance of 50,850 shares (post-split) of its common stock in private offerings.

         In August 2001, the Company issued 199,150 shares (post-split) of its common stock in exchange for services rendered with $28,915.

         On July 12, 2002, the Board of Directors declared a 100 to one common stock split. All amounts of common stock presented in these financial statements and notes have been retroactively restated to give effect to this reverse split.

         On July 17, 2002, the Company issued 2,000,000 shares of its common stock for proceeds of $2,000.

         On December 28, 2004, the Company issued 500,000 shares of its common stock in exchange for consulting services.

NOTE 4 - INCOME TAXES

         As discussed in Note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS 109. The effective tax rates differ from the statutory rate primarily due to the Company's historical corporate structure. The reconciliation of the statutory federal rate to the Company's historical income tax expense (benefit) is as follows:

                                                         2004          2003
                                                     ------------  -----------

Income tax benefit at U.S. federal income tax rate   $    (37,000) $    (3,000)
Tax benefit not recognized                                 37,000        3,000
                                                     ------------  -----------
Income tax benefit                                   $          -  $         -
                                                     ============  ===========

Income tax benefit consists of the following:
Current tax benefit
    Federal                                          $          -  $         -
    State                                                       -            -
                                                     ------------  -----------
                                                     $          -  $         -
                                                     ============  ===========

Deferred tax benefit
    Federal                                          $     73,000  $    36,000
    State                                                       -            -
    Valuation allowance                                   (73,000)     (36,000)
                                                     ------------  -----------
                                                                -            -
                                                     ------------  -----------
                                                     $          -  $         -
                                                     ============  ===========

         As of December 31, 2004, the Company has net operating loss carryforwards of approximately $203,000 and $100,000, expiring through the year ending December 31, 2024. This amount can be used to offset future taxable income of the Company.

         The timing and manner in which the Company can utilize operating loss carryforwards in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Such limitation may have an impact on the ultimate realization of its carryforwards and future tax deductions.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 4 - INCOME TAXES (CONTINUED)

         The components of deferred tax assets as of December 31, 2004 and 2003 are as follows:

                                                   2004        2003
                                                 -------     -------
Net operating loss carryforward                  $ 73,000    $ 36,000
Valuation allowance                               (73,000)    (36,000)
                                                 --------    --------
TOTAL                                            $      -    $      -
                                                 ========    ========

         The valuation allowance for deferred tax assets as of December 31, 2004 was $73,000 and $36,000. The change in the total valuation for the years ended December 31, 2004 and 2003 was an increase of $37,000 and $3,000. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. The value of the deferred tax assets was offset by a valuation allowance, due to the current uncertainty of the future realization of the deferred tax assets.

NOTE 5 - RELATED PARTY TRANSACTIONS

         A stockholder of the Company loaned the Company $22,331 from inception through December 31, 2003 for general and administrative expenses. During 2004, the stockholder forgave this debt in full, which is reflected as a credit to additional paid-in capital.

NOTE 6 - SUBSEQUENT EVENTS

COMMON STOCK
         On January 3, 2005, the Company issued 50,000 shares of its common stock in exchange for consulting services.

         On January 10, 2005, the Company issued 200,000 shares of its common stock in exchange for consulting services.

MERGER
         On January 13, 2005, the Company entered into a Merger Agreement with Synova Healthcare, Inc. In connection with that merger, on January 10, 2005, the Company changed its name to Synova Healthcare Group, Inc. On February 10, 2005 our wholly owned subsidiary, Synova AGBL Merger Sub Inc., a Delaware Corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. In connection with the merger, each outstanding share of Synova Healthcare, Inc. common stock was cancelled and converted into the right to receive 8.75 shares of our common stock. Immediately upon consummation of the merger, the Synova Healthcare, Inc. stockholders and the holders of Synova Healthcare, Inc. stock options or other convertible securities held approximately seventy percent (70%) of our outstanding voting stock on a fully diluted basis. Synova Healthcare, Inc. is now our wholly owned operating subsidiary.

         On February 10, 2005, the Company commenced a private placement offering to raise up to $3.5 million at $50,000 per unit. Each unit consisted of 50,000 shares of common stock and warrants to purchase 40,000 shares of common stock.

                  SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2005
                                   (UNAUDITED)

ASSETS
Cash                                                                                    $   2,212,235
Accounts Receivable                                                                           182,632
Inventory                                                                                     399,893
Prepaid Expenses                                                                               57,422
-----------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                        2,852,182

Property and equipment-net                                                                     34,179

Deposits                                                                                        6,190

-----------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                            $   2,892,551
=====================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts Payable & Accrued Expenses                                                     $     740,370
Loans Payable                                                                                 475,000
-----------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                                   1,215,370

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value; 50,000,000 shares authorized, no shares outstanding
Common Stock, $0.001 par value; 150,000,000 shares authorized; 12,937,952  issued
and outstanding at March 31, 2005                                                              12,938
Additional Paid In Capital                                                                  4,827,496
Accumulated Deficit                                                                        (3,163,253)
-----------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                                  1,677,181
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                                $   2,892,551
=====================================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                                   FOR THE THREE         FOR THE THREE
                                                                                    MONTH ENDING          MONTH ENDING
                                                                                     31-MAR-05             31-MAR-04
Net Sales                                                                           $     3,565          $     79,457
Cost of Goods Sold                                                                       16,992                78,455
---------------------------------------------------------------------------------------------------------------------
GROSS PROFIT(LOSS)                                                                      (13,427)                1,002
Selling, general and administrative expenses                                            934,170               344,117
---------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                                         (947,597)             (343,115)
Interest Expense                                                                         17,813                 4,000
---------------------------------------------------------------------------------------------------------------------
NET LOSS                                                                            $  (965,410)         $   (347,115)
---------------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                                    $     (0.09)         $      (0.36)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES                                  10,736,602               963,595

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                      FOR THE THREE       FOR THE THREE
                                                                      MONTHS ENDING       MONTHS ENDING
                                                                      MARCH 31, 2005      MARCH 31, 2004
Cash flows from operating activities:

Net Loss                                                              $  (965,410)         $ (347,115)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization                                               1,942                   -
Issuance of Common Stock for services                                      15,000                   -
Issuance of Warrants for services                                         241,400                   -

Changes in Assets and liabilities:
Accounts Receivable                                                       (98,209)            (75,181)
Inventory                                                                  33,652              55,547
Prepaid Expenses and other current assets                                  (1,077)             (7,941)
Accounts Payable and accrued expenses                                    (186,964)              7,049
-----------------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITY                                      (959,666)           (367,641)

Cash flows from investing activity
Purchases of property and equipment                                        (4,467)                  -
-----------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITY                                        (4,467)                  -

Cash flows from financing activities
Payments of debt                                                           (2,275)            (40,000)
Proceeds from issuance of common stock                                  3,168,089             525,858
-----------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                               3,165,814             485,858

NET INCREASE IN CASH                                                    2,201,681             118,217

Cash beginning of the year                                                 10,554              21,115

-----------------------------------------------------------------------------------------------------

CASH ENDING OF YEAR                                                   $ 2,212,235          $  139,332
=====================================================================================================

Supplemental Disclosure of Cash Flow Information

Cash Paid During the Year for:

Interest                                                              $    17,813          $    4,000
                                                                      ===============================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          SYNOVA HEALTHCARE GROUP, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)

NOTE 1- FINANCIAL STATEMENTS
The accompanying unaudited condensed consolidated financials statements have been prepared by Synova Healthcare Group, Inc. ("Synova") and Subsidiary (collectively, "Company"). These statements include all adjustments (consisting only of its normal recurring adjustments) which management believes necessary for a fair presentation of the statements and have been prepared on a consistent basis using the accounting polices described in the Summary of Accounting Policies included in the 2004 Annual Report. Certain financial information and footnote disclosures normally indicated in financial statements prepared in accordance with accounting principals generally accepted in the United States have been condensed or omitted pursuant to those rules and regulations, although the Company firmly believes that the accompanying disclosures are adequate to make the information presented not misleading. The Notes to Financial Statements included in the 2004 Annual Report should be read in conjunction with the accompanying interim financial statements. The interim operating results for the three months ended March 31, 2005 may not be indicative of operating results expected for the full year.

Basis of Presentation
The consolidated financial statements include the accounts of Synova and its subsidiaries. On February 10, 2005 Synova's wholly owned subsidiary, Synova ABGL Merger Sub, Inc., a Delaware corporation, merged with Synova Healthcare, Inc. The stockholders of Synova Healthcare, Inc. have a controlling interest in the Company. All material inter-company transactions have been eliminated in consolidation. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. that is, the share exchange is equivalent to the issuance of stock by Synova Healthcare, Inc. for the net monetary assets of Synova Healthcare Group, Inc., accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, Synova Healthcare Group, Inc., are those of the legal acquiree, Synova Healthcare, Inc., which are considered to be the accounting acquirer.

Loss Per Share
The company follows SFAS 128, "Earning per Share", resulting in the presentation of basic and diluted loss per share. The basic loss per share calculations include the change in capital structure for all periods presented (Note 2). For the three months ended March 31, 2005 and 2004, the basic and diluted loss per share is the same, since the assumed conversion of the stock options and warrants would be antidilutive because the Company experienced a net loss for such periods.

NOTE 2 - REVERSE MERGER
Effective February 10, 2005, Synova Healthcare Group, Inc completed its merger. The Merger was accounted for as a reverse acquisition by Synova Healthcare Group, Inc. The following pro forma consolidated statements of operations assume the merger was effective January 1, 2005.


                                             FOR THE THREE
                                             MONTHS ENDING
                                            MARCH 31, 2005

        Net Sales                               $ 3,565
        Net Income                           (1,015,410)
        Basic and Diluted Loss Per Share         $(0.09)

NOTE 3 - STOCKHOLDERS' EQUITY
COMMON STOCK
In January 2005, Synova Healthcare, Inc. issued 2,000 pre-merger shares (17,500 post-merger) of its common stock in exchange for professional services. The company recognized consulting expenses of $15,000.

In January 2005 Synova Healthcare, Inc. sold 20,502 pre-merger shares (153,765 post-merger) of its common stock and received net proceeds of $147,055.00.

In January 2005, Synova Healthcare, Inc. issued 40,132 pre merger shares (351,155) of its common stock in exchange for commissions associated with the private placement offering of 3,500,000 shares of Synova Healthcare Group, Inc. common stock. The company recognized offering cost of $300,900.

On February 10, 2005, the date of the merger, each stockholder of Synova Healthcare, Inc. received 8.75 shares of common stock in Synova Healthcare Group, Inc for each share of Synova Healthcare, Inc. common stock. At this time, 735,766 shares of Synova Healthcare, Inc common stock were exchanged for 6,437,952 shares of Synova Healthcare Group, Inc. common stock.

Upon the date of the merger, the company commenced a private placement offering. On March 22, 2005, the company closed the private placement offering by raising net proceeds of $3,021,034 for 3,500,000 units which consisted of one share of common stock with a warrant to purchase .80 shares of common stock at a $1 per unit. The warrants are exercisable by their holders at any time during the five-year period following their issuance at a price of $2.00 per share (subject to adjustments) in cash at any time and through a "cashless exercise" by net share settlement after one year from the warrants' issuance date if there is no effective registration statement covering the resale of the common stock underlying the warrants by such date. The company may call the warrants for redemption if the average trading price of its common stock exceeds $3.00 per share and the average trading volume of its common stock exceeds 33,333 shares per day for twenty (20) consecutive trading days. If the holders of the warrants do not exercise the warrants within a certain period after the company calls the warrants for redemption, the company has the right to purchase the warrants for an amount equal to $0.01 per warrant. Under certain circumstances a holder does not have the right to exercise any portion of the holder's warrant to the extent that, after giving effect to the share issuance upon exercise, the holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to the issuance.

OPTIONS
On or shortly after the Effective Date of the merger, the Company granted two executive officers non-qualified stock options to purchase each up to 375,000 (subject to customary adjustments) shares of the Company's common stock at an exercise price of $0.25 per share. The stock options vest upon the Company meeting certain performance goals, as defined in the stock option agreement. The executives are required to exercise the stock options within 75 days after they become vested. As of March 31, 2005, none of the performance goals have been achieved.

WARRANTS
In January 2005, the Company issued Stock Purchase Warrants to purchase 32,774 pre-merger shares (248,805 post merger) of its common stock at an exercise price of $7.50 per share for 2,050 shares and $0.01 per share for 30,724 shares pursuant to Section 4(2) of the Securities Act in exchange for services. The Warrants are exercisable until January 2015. In accordance with the fair value method as described in accounting requirements of SFAS No. 123, the company recognized professional consulting expenses of $241, 400.

NOTE 3 - INCOME TAXES
There is no income tax benefit for the losses for the three months ended March 31, 2005 and 2004 since management has determined that the realization of the net deferred tax asset is not assured and has created a valuation allowance for the entire amount of such benefits.

NOTE 4 - MAJOR CUSTOMER
The Company's largest customer accounted for $51,651 and $45,881 in gross revenue for the three months ended March 31, 2005 and March 31, 2004 and approximately 31.8% of accounts receivable as of March 31, 2005.

NOTE 5 - SUBSEQUENT EVENTS
On April 28, 2005, the company closed on a term note of $475,000 and line of credit of $300,000 with Wachovia Bank. The term loan is for a period of one year and bears interest at 5.25%. The line of credit is for a period of one year and bears interest at prime, plus .50%. Both the term loan and line of credit are secured by company assets. The proceeds from the term loan satisfied the loan payable scheduled to mature May 1, 2005.

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

DEALER PROSPECTUS DELIVERY OBLIGATION.

         Until [                ], all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.











                     [LOGO OF SYNOVA HEALTHCARE GROUP, INC.]

                          SYNOVA HEALTHCARE GROUP, INC.








                                  -------------
                                   PROSPECTUS
                                  -------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the General Corporation Law of Nevada generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Consistent with the Nevada General Corporation Law, our articles of incorporation provide that no director or officer shall be personally liable to the company or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such officer or director, provided that such director or officer shall not be indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Additionally, our bylaws provide, consistent with
Section 78.7502 of the Nevada General Corporation Law, that directors, officers, employees or agents of the company shall be indemnified by us, as long as such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in a criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

         We have an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

         The indemnification provisions in our articles of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be paid by the registrant are as follows. All amounts other than the SEC registration fee are estimates.

                                                             AMOUNT TO
                                                              BE PAID
                                                           ------------
 SEC registration fee                                      $   2,748.98
 Legal fees and expenses                                   $    100,000
 Accounting fees and expenses                              $     12,000
 Printing                                                  $     25,000
 Transfer agent fees                                       $      5,000
 Miscellaneous                                             $      5,000
                                                           ------------
 Total                                                     $ 149,748.98

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below in chronological order is information regarding our sales of unregistered securities since January 1, 2002.

     o In July 2002, we sold 2,000,000 shares of common stock to accredited, non-"U.S. persons" (as the term is defined in Regulation S promulgated under the Securities Act) for aggregate consideration of $2,000. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving a public offering, and Regulation S. There was no underwriter involved in this transaction. Further, this sale did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 903 of Regulation S. Furthermore, (i) the offers and sales were made in offshore transactions; (ii) no directed selling efforts were made in the United States by us; (iii) each investor certified that it was not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person or was a U.S. person who purchased the shares in a transaction that did not require registration under the Securities Act; (iv) each investor agreed to resell the shares in accordance with the provisions of Regulation S, pursuant to a registration under the Securities Act or pursuant to an available exemption from registration; (v) the shares contained a legend to the effect that transfer is prohibited except pursuant to the terms found in (iv) herein; and (vi) we restricted transfer of the shares pursuant to Rule 903(b)(3)(iii)(B)(4) of Regulation S.

     o In December 2004, we issued 500,000 shares of common stock to Oceana Partners LLC in consideration for consulting services (primarily advice relating to corporate finance and business strategy matters) provided to us by Oceana Partners. We valued these services at $100,000. This issuance was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving a public offering. This transaction was exempt from registration under Section 4(2) of the Act because the subject securities were sold to one person, who was believed to be an accredited investor and who was purchasing the securities for investment without a view to further distribution. Restrictive legends were placed on stock certificates evidencing the shares.

     o On January 3, 2005, we issued 50,000 shares of common stock to a business consultant in exchange for consulting services, including advice with respect to corporate finance matters. We valued these services at $10,000. This issuance was exempt from registration under
         Section 4(2) of the Securities Act, as a transaction not involving a public offering. This transaction was exempt from registration under
         Section 4(2) of the Act because the subject securities were sold to one person, who was believed to be an accredited investor and who was purchasing the securities for investment without a view to further distribution. Restrictive legends were placed on stock certificates evidencing the shares.

     o On January 10, 2005, we issued 200,000 shares of common stock to G.M. Capital Partners, Ltd. in consideration for consulting services (primarily advice relating to corporate finance and business strategy matters) provided to us by G.M. Capital Partners. We valued these services at $40,000. This transaction was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving a public offering. This transaction was exempt from registration under Section 4(2) of the Act because the subject securities were sold to one person, who was believed to be an accredited investor and who was purchasing the securities for investment without a view to further distribution. Restrictive legends were placed on stock certificates evidencing the shares.

     o On January 13, 2005, we entered into an Agreement and Plan of Merger with Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc., pursuant to which, on February 10, 2005, our wholly owned subsidiary, Synova AGBL Merger Sub Inc., a Delaware corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. In connection with the merger, each outstanding share of Synova Healthcare, Inc. common stock was cancelled and converted into the right to receive 8.75 shares of our common stock. Each outstanding stock option (and other convertible security) to purchase Synova Healthcare, Inc. common stock was cancelled and converted into a stock option (or other convertible security) to purchase 8.75 shares of our common stock (with appropriate adjustments to the applicable exercise prices). Our one share of Synova AGBL Merger Sub, Inc. common stock was converted into one share of Synova Healthcare, Inc. common stock, and Synova Healthcare, Inc. is now our wholly owned operating subsidiary. As a result of this merger, we issued and aggregate of 6,437,952 shares of common stock to the 84 former stockholders of Synova Healthcare, Inc. each of whom was believed to have been an accredited investor. We also assumed stock options that, upon the consummation of the merger, became exercisable for an aggregate of 562,048 shares of our common stock.

     o On February 10, 2005, we commenced a private offering of units to raise up to an aggregate of $3,500,000. Each unit consisted of (i) 50,000 shares of our common stock and (ii) warrants to purchase 40,000 shares of our common stock. The warrants are exercisable at $2.00 per share and have a term of five years following their issuance. The unit offering closed on March 15, 2005, after we raised an aggregate of $3,500,000 by selling an aggregate of 70 units to 68 investors each of whom was believed to have been an accredited investor. G.M. Capital Partners, Ltd., and Oceana Partners LLC served as placement agents in the offering. KSR Associates, Inc. provided us with consulting services (primarily assistance with transaction structure matters) in connection with the offering. In consideration for the placement agent services, we issued each of G.M. Capital Partners and Oceana Partners LLC unit purchase options to purchase 3.5 units at a price per unit of $50,000. We also paid each of G.M. Capital Partners and Oceana Partners $140,000. For its consulting services, we paid KSR Associates $70,000. As additional compensation for their placement agent services, G.M. Capital Partners and Oceana Partners will each receive 1% of any amounts received by us upon the exercise of the warrants sold in the offering. This registration statement covers the resale of, among other shares, the shares of common stock issued in the offering and underlying the warrants issued in the offering, as well as the shares of common stock underlying the unit purchase options issued to G.M. Capital Partners and Oceana Partners.

         The issuances made in connection with the 2005 merger and private offering described above were considered to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 of Regulation D promulgated thereunder. We believe that the transactions described above were exempt from registration under Section 4(2) of the Act because the subject securities were sold to a limited group of persons, each of whom was believed to have been either an accredited investor or a sophisticated investor or had a pre-existing business or personal relationship with us or our management and was purchasing for investment without a view to further distribution. Restrictive legends were placed on stock certificates evidencing the shares and/or agreements relating to the right to purchase such shares described above. We believe no form of general solicitation or general advertising was made in offer or sale of the securities. A significant number of the investors in the unit offering were also non-"U.S. persons," as defined in Regulation S promulgated under the Securities Act of 1933, as amended.

         Set forth below is information regarding sales of unregistered securities by Synova Healthcare, Inc. between the date of its formation and February 10, 2005, when it merged with our wholly owned subsidiary, Synova AGBL Merger Sub, Inc. All share numbers below were converted into Synova Healthcare Group, Inc. common stock in connection with the merger of Synova Healthcare, Inc. and Synova AGBL Merger Sub, Inc. at a conversion rate of 8.75-to-1. The exercise prices for the stock options set forth below are as adjusted for the merger.

     o From July 2003 to March 2004, Synova Healthcare, Inc. raised an aggregate of $1,000,000 through the sale of 200,000 shares of common stock at a price of $5.00 per share to 68 accredited investors.

     o From September 2004 to December 2004, Synova Healthcare, Inc. raised an aggregate of $223,755 through the sale of 29,834 shares of common stock at a price of $7.50 per share to 6 accredited investors.

     o In March 2004, Synova Healthcare, Inc. issued stock options to purchase an aggregate of 4,000 shares of common stock to employees and directors. These options are exercisable at $0.57 per share.

     o In December 2004, Synova Healthcare, Inc. issued stock options to purchase an aggregate of 30,000 shares of common stock to Stephen E. King and David J. Harrison. These options are exercisable at $0.01 per share.

     o In March 2004, Synova Healthcare, Inc. issued 8,800 shares of common stock to Eric Weiss as satisfaction for $44,000 in indebtedness owed to Mr. Weiss.

     o In December 2004, Synova Healthcare, Inc. issued 5,748 shares of common stock to John Harrison as satisfaction for $28,740 in indebtedness owed to Mr. Harrison.

     o In December 2004, Synova Healthcare, Inc. issued Jeffrey Pelesh stock options to purchase 1,000 shares of common stock as compensation for accounting services (aggregate value of $5,000) rendered. These options were exercisable at $0.57 per share.

     o In December 2004, Synova Healthcare, Inc. issued 4,000 shares of common stock to Jeffrey Pelesh as compensation for accounting services (aggregate value of $20,000) performed by Mr. Pelesh in 2003 and 2004. These shares were valued at $5.00 per share.

     o In December 2004, Synova Healthcare, Inc. issued 2,000 shares of common stock to Brian Kirby as compensation for legal services (aggregate value of $10,000) rendered by Mr. Kirby. These shares were valued at $5.00 per share.

     o In December 2004, Synova Healthcare, Inc. issued 1,500 shares of common stock to Brennan Advertising, Inc. as compensation for advertising services (aggregate value of $7,500). These shares were valued at $5.00 per share.

     o In December 2004, Synova Healthcare, Inc. issued 400 shares of common stock to Paul Kazanjian as compensation for office equipment provided by Mr. Kazanjian. The shares were valued at $5.00 per share.

     o In December 2004, Synova Healthcare, Inc. issued 4,000 shares of common stock to Bernard Rudnick as compensation for consulting services (strategic planning and corporate finance matters) (aggregate value of $30,000) provided by Mr. Rudnick. These shares were valued at $7.50 per share.

     o In December 2004, Synova Healthcare, Inc. issued 4,000 shares of common stock to Ken Rosenzweig as compensation for consulting services (strategic planning and corporate finance matters) (aggregate value of $30,000) provided by Mr. Rosenzweig. The shares were valued at $7.50 per share.

     o In December 2004, Synova Healthcare, Inc. issued 2,000 shares of common stock to Dr. Holly Atkinson as compensation for consulting services (assistance with business plan and strategic planning) (aggregate value of $15,000) provided by Ms. Atkinson. The shares were valued at $7.50 per share.

     o In January 2005, Synova Healthcare, Inc. granted Meghan Rush stock options to purchase 60 shares of common stock at an exercise price of $0.01 per share.

     o In January 2005, Synova Healthcare, Inc. issued 2,000 shares of common stock to Jeffrey Pelesh as compensation for accounting services (aggregate value of $15,000) provided by Mr. Pelesh from January to March of 2005. The shares were valued at $7.50 per share.

     o In January 2005, Synova Healthcare, Inc. issued 40,132 shares of common stock to KSR Associates, Inc. as compensation for consulting services (corporate finance matters and strategic planning) performed by KSR Associates, Inc. (aggregate value of $300,990).

     o In January 2005, Synova Healthcare, Inc. issued stock options to purchase 29,500 shares of common stock to The Emerson Group for retail sales assistance (aggregate value of $221,000). These stock options are exercisable at $0.01 per share.

     o In January 2005, Synova Healthcare, Inc. issued stock purchase warrants to purchase 2,050 shares of common stock to KSR Associates, Inc. for services rendered relating to corporate finance and strategic planning matters (aggregate value of $11,200). These warrants are exercisable at $0.86 per share.

     o In January 2005, Synova Healthcare, Inc. issued stock purchase warrants to purchase 280 shares of common stock to David Upright for advertising consulting services (aggregate value of $2,105). These warrants are exercisable at $0.01 per share.

     o In January 2005, Synova Healthcare, Inc. issued stock purchase warrants to purchase 280 shares of common stock to Jeremy Williams for advertising consulting services (aggregate value of $2,105). These warrants are exercisable at $0.01 per share.

     o In January 2005, Synova Healthcare, Inc. issued stock purchase warrants to purchase 664 shares of common stock to Brad Dickerson for advertising consulting services (aggregate value of $4,990). These warrants are exercisable at $0.01 per share.

         All of the issuances by Synova Healthcare, Inc. described above were considered to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. We believe that the transactions described above were exempt from registration under Section 4(2) of the Act because the subject securities were sold to a limited group of persons, each of whom was believed to have been either an accredited investor or a sophisticated investor or had a pre-existing business or personal relationship with us or our management and was purchasing for investment without a view to further distribution. We believe no form of general solicitation or general advertising was made in offer or sale of the securities. Restrictive legends were placed on stock certificates evidencing the shares and/or agreements relating to the right to purchase such shares described above.

ITEM 27. EXHIBITS

      THE WARRANTIES, REPRESENTATIONS AND COVENANTS CONTAINED IN THE AGREEMENT OR AGREEMENTS INCLUDED HEREIN OR WHICH APPEAR AS EXHIBITS HERETO SHOULD NOT BE RELIED UPON BY BUYERS, SELLERS OR HOLDERS OF THE COMPANY'S SECURITIES AND ARE NOT INTENDED AS WARRANTIES, REPRESENTATIONS OR COVENANTS TO ANY INDIVIDUAL OR ENTITY EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT OR AGREEMENTS.

EXHIBIT
NO.           DESCRIPTION
-------       ------------------------------------------------------------------
2.1**         Agreement and Plan of Merger, dated as of January 13, 2005, by and among Synova Healthcare Group, Inc., Synova AGBL Merger Sub, Inc.
              and Synova Healthcare, Inc.

2.2** First Amendment to Agreement and Plan of Merger, dated as of January 28, 2005, among Synova Healthcare Group, Inc., Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc.

3(i)** Articles of Incorporation of Centaur Capital Group, Inc., filed September 1, 1998.

3(ii)** Certificate of Amendment to Articles of Incorporation of Centaur Capital Group, Inc., filed April 8, 1999 (changing name to Centaur Bioresearch, Inc.).

3(iii)** Certificate of Amendment to Articles of Incorporation of Centaur Bioresearch, Inc., filed June 25, 2001.

3(iv)** Certificate of Amendment to Articles of Incorporation of Centaur Bioresearch, Inc., filed June 13, 2002 (changing name to Advanced Global Industries Corporation).

3(v)** Certificate of Amendment to Articles of Incorporation of Advanced Global Industries Corporation, filed June 11, 2004 (changing name to XQ International, Inc.).

3(vi)** Certificate of Amendment to Articles of Incorporation of XQ International, Inc., filed June 22, 2004 (changing name to QwikX International, Inc.).

3(vii)** Certificate of Amendment to Articles of Incorporation of QwikX International, Inc., filed December 10, 2004 (changing name to Advanced Global Industries Corporation).

3(viii)**     Certificate of Amendment to Articles of Incorporation of Advanced
              Global Industries Corporation, filed January 12, 2005 (changing name to Synova Healthcare Group, Inc.).

3(ix)****     Amended and Restated Bylaws of Synova Healthcare Group, Inc.

4.1** Specimen certificate for common stock of Synova Healthcare Group, Inc.

4.2***        Form of Warrant to Purchase Synova Healthcare Group, Inc. Common
              Stock.

4.3** Registration Rights Agreement, dated as of February 10, 2005, by and among Synova Healthcare Group, Inc. and the purchasers named therein.

4.4*** Unit Purchase Option, dated as of February 10, 2005 between Synova Healthcare Group, Inc. and G.M. Capital Partners, Ltd.

4.5*** Unit Purchase Option, dated as of February 10, 2005, between Synova Healthcare Group, Inc. and Oceana Partners LLC.

5.1*          Opinion of Gordon & Silver, Ltd.

10.1** Securities Purchase Agreement, dated as of February 10, 2005, among Synova Healthcare Group, Inc. and the purchasers named therein.

10.2*** Employment Agreement between Synova Healthcare Group, Inc. and Stephen E. King.

10.3*** Employment Agreement between Synova Healthcare Group, Inc. and David J. Harrison.

10.4***       Synova Healthcare Group, Inc. 2005 Equity Incentive Plan.

10.5**** Consulting/Retainer Agreement, dated as of August 20, 2004, by and between Synova Healthcare, Inc. and KSR Associates, Inc., as amended by letter dated January 13, 2005.

10.6*** Engagement Letter, dated November 8, 2004, between Advanced Global Industries Corporation and Oceana Partners LLC.

10.7*** Consulting Agreement dated as of December 21, 2004, by and between Advanced Global Industries Corporation and G.M. Capital Partners, Ltd.

10.8** Sublease, dated as of August 12, 2003, by and between Synova Healthcare, Inc. and General Electric Capital Assurance Company.

10.9*****     Distribution Agreement, dated as of June 23, 2003, by and between
              Synova Healthcare, Inc. and Applied Biotech, Inc. (Certain portions of this agreement have been redacted pursuant to a confidential treatment request filed with the SEC on May 13, 2005.)

10.10*****    Amendment to Distribution Agreement, dated as of February 3, 2005, by and between Synova Healthcare, Inc. and Applied Biotech, Inc.
              (Certain portions of this agreement have been redacted pursuant to a confidential treatment request filed with the SEC on May 13, 2005.)

10.11*** Indemnification Agreement, dated as of February 10, 2005, by and among Synova Healthcare Group, Inc., Synova Healthcare, Inc., G.M. Capital Partners, Ltd. and Oceana Partners LLC.

10.12****     Promissory Note, dated as of April 28, 2005, by and between Synova
              Healthcare, Inc. and Wachovia Bank, National Association.

10.13*** Security Agreement, dated as of April 28, 2005, by and between Synova Healthcare, Inc. and Wachovia Bank, National Association.

10.14****     Security Agreement, dated as of April 28, 2005, by and between
              Synova Healthcare, Inc. and Wachovia Bank, National Association.

10.15****     Unconditional Guaranty, dated as of April 28, 2005, by and between
              Synova Healthcare, Inc., Stephen E. King and Wachovia Bank,
              National Association.

10.16****     Unconditional Guaranty, dated as of April 28, 2005, by and between
              Synova Healthcare, Inc., David Harrison and Wachovia Bank,
              National Association.

10.17***      Form of Lock-Up Agreement.

10.18****     Non-qualified Stock Option Agreement, dated as of February 10,
              2005 by and between Synova Healthcare Group, Inc. and Stephen E.
              King.

10.19****     Non-qualified Stock Option Agreement, dated as of February 10,
              2005, by and between Synova Healthcare Group, Inc. and David J.
              Harrison.

21.1***       Subsidiaries of the Company.

23.1*         Consent of Cogen Sklar LLP.

23.2*         Consent of Cogen Sklar LLP.

23.3*         Consent of Gordon & Silver, Ltd. (included in Exhibit 5.1).

24.1**        Power of Attorney.


------------
*     Filed herewith.
** Previously filed as an exhibit to our registration statement on Form SB-2 filed with the SEC on March 22, 2005.
*** Previously filed as an exhibit to our registration statement on Form SB-2 filed with the SEC on May 13, 2005.

**** Previously filed as an exhibit to our registration statement on Form SB-2 filed with the SEC on June 24, 2005.

***** Previously filed as an exhibit to our registration statement on Form SB-2 filed with the SEC on July 27, 2005.

ITEM 28.  UNDERTAKINGS.
      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information of the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Media, Commonwealth of Pennsylvania, on August 10, 2005.

                                     SYNOVA HEALTHCARE GROUP, INC.

                                    /s/ David J. Harrison
                                    -------------------------------------------
                                    Name: David J. Harrison
                                    Title: President and Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 10, 2005.

SIGNATURE                                                TITLE
-------------------------------------------              -----------------------------------------------
/s/Stephen E. King
-------------------------------------------
Stephen E. King                                          Chairman, Chief Executive Officer and
                                                         Director (principal executive officer)

/s/  David J. Harrison                                   Chief Operating Officer, President and Director
-------------------------------------------              (principal financial and accounting officer)
David J. Harrison

By:  /s/                    *
-------------------------------------------
Jeffrey N. Pelesh                                        Director

By:  /s/                    *
-------------------------------------------
Eric A. Weiss                                            Director

By:  /s/                    *
-------------------------------------------
Joseph S. Ferroni                                        Director

By:  /s/                    *
-------------------------------------------
Patricia Campbell                                        Director


* By:    /s/ Stephen E. King
-------------------------------------------
             Stephen E. King